UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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2023 Year-End Proxy Statement

Willis Towers Watson Public Limited Company

wtwco.com

Notice of Annual General Meeting of Shareholders

Date and Time:	Wednesday, May 22, 2024 at 8:00 a.m. IST. Registration begins at 7:30 a.m. IST.

Location:	The College Green Hotel, Westmoreland St, Dublin, D02 HR67, Ireland

We are pleased to invite you to join Willis Towers Watson Public Limited Company’s 2024 Annual General Meeting of Shareholders (the “AGM”).

Items of business:

1)	Election of ten directors

2)	Advisory (non-binding) vote to ratify the appointment of the independent auditors and binding vote to fix the independent auditors’ remuneration

3)	Advisory (non-binding) vote to approve named executive officer compensation

4)	Renewal of the Board’s existing authority to issue shares under Irish law

5)	Renewal of the Board’s existing authority to opt out of statutory pre-emption rights under Irish law

Who can vote:

•	Only shareholders of record on March 25, 2024 are entitled to receive notice of, and to attend and vote at, the meeting and any adjournment or postponement of the meeting.

How to vote:

•

Shareholders may vote by mail, over the Internet, by telephone, or in person at the annual meeting. See “Additional Information — Information about the Proxy Materials and the 2024 AGM” in this Proxy Statement for more information.

Attending the meeting:

•	Shareholders entitled to attend and vote at the 2024 AGM may attend at The College Green Hotel, Westmoreland St, Dublin, Ireland.

•

As in previous years, the Company will be holding a physical meeting for its 2024 AGM. We encourage our shareholders to vote by proxy prior to 4:59 a.m. IST on May 22, 2024. With respect to shares held through a Company employee share plan, shareholders must vote by proxy prior to 4:59 a.m. IST on May 18, 2024.

•

Shareholders who wish to attend the meeting in person should review “Additional Information — Information about the Proxy Materials and the 2024 AGM — What do I need in order to be admitted to the AGM?”, “How may I attend the meeting?” in this Proxy Statement. You will need proof of record or beneficial ownership of the Company’s ordinary shares as of that date in order to enter the meeting.

Date of mailing:

•

This Proxy Statement, the Company’s Annual Report on Form 10-K and the Irish Statutory Accounts are available at www.proxyvote.com. These materials were mailed or made available to shareholders on or about April 4, 2024.

Your vote is important. We urge you to participate in deciding the items on the agenda and to read this Proxy Statement and accompanying materials for additional information concerning the matters to be considered at this meeting. Shareholders present at the meeting will have an opportunity to ask questions regarding the Irish Statutory Accounts and related reports to the representatives of our independent auditors. The only matters that will be addressed at the AGM will be the items of business on the agenda included in this Proxy Statement.

On behalf of the Board of Directors,

Nicole Napolitano

General Counsel, Corporate Governance & Public Company;

Company Secretary

April 4, 2024

Important Notice Regarding the Availability of Proxy Materials for the Company’s AGM to be held on May 22, 2024. This Proxy Statement, the Company’s Annual Report on Form 10-K and the Irish Statutory Accounts are available at www.proxyvote.com.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proxy Statement Highlights		i

Proposal No. 1:	Elect Directors	1

Corporate Governance		17

Proposal No. 2:	Advisory (Non-binding) Vote to Ratify the Appointment of Independent Auditors and a Binding Vote to Authorize the Board of Directors, Acting through the Audit and Risk Committee, to Fix the Independent Auditors’ Remuneration	32

Proposal No. 3:	Advisory (Non-binding) Vote on Named Executive Officer Compensation	36

Executive Compensation: Compensation Discussion and Analysis		37

Human Capital and Compensation Committee Report		68

Human Capital and Compensation Committee Interlocks and Insider Participation		68

Compensation Tables		69

Proposal No. 4:	Renew the Board’s Existing Authority to Issue Shares under Irish Law	103

Proposal No. 5:	Renew the Board’s Authority to Opt Out of Statutory Pre-emption Rights under Irish Law	104

Additional Information:		106

Security Ownership of Certain Beneficial Owners and Management		106

Incorporation by Reference		108

Information about the Proxy Materials and the 2024 AGM		108

Shareholder and Other Proposals for the 2025 AGM		113

Disclaimer Regarding Forward-Looking Statements		114

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	1

Proxy Statement Highlights

Willis Towers Watson Public Limited Company is a leading global advisory, broking and solutions company that helps clients around the world turn risk into a path for growth. We have approximately 48,000 colleagues and service clients in more than 140 countries and markets. In this Proxy Statement, we refer to Willis Towers Watson as the “Company,” “WTW,” “we” and “our.”

VOTING MATTERS

Proposal	Page number	Board vote recommendation	Vote Requirement

Proposal No.1: Elect Directors To elect the ten persons named in this Proxy Statement to serve as directors for a one-year term until the next AGM	1	FOR	Majority of votes cast

Proposal No. 2: Ratify the Appointment of the Independent Auditors in an Advisory (Non-binding) Vote and Fix the Independent Auditors’ Remuneration in a Binding Vote To ratify, on a non-binding advisory basis, the selection of (i) Deloitte & Touche LLP to audit our financial statements and (ii) Deloitte Ireland LLP to audit our Irish Statutory Accounts, and to authorize the Board, acting through the Audit and Risk Committee, to fix the remuneration of the independent auditors on a binding basis	32	FOR	Majority of votes cast

Proposal No. 3: Approve Named Executive Officer Compensation in an Advisory (Non-binding) Vote To approve, in an advisory (non-binding) vote, the compensation of the Company’s named executive officers	36	FOR	Majority of votes cast

Proposal No. 4: Renew the Board’s Existing Authority to Issue Shares under Irish Law To renew the Board’s authority to issue up to approximately 20% of the Company’s issued ordinary share capital as of March 25, 2024, for a period expiring 18 months from the passing of the resolution	103	FOR	Majority of votes cast

Proposal No. 5: Renew the Board’s Existing Authority to Opt Out of Statutory Pre-emption Rights under Irish Law To renew the Board’s authority to issue, free of pre-emptive rights, up to 5% of the Company’s issued ordinary share capital as of March 25, 2024 (and an additional 5% provided the Company uses it only in connection with an acquisition or approved capital acquisition) for a period expiring 18 months from the passing of the resolution	104	FOR	75% of votes cast

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	i

Key Governance Practices and Policies

Key Director Statistics*

Since the beginning of 2022, nine new directors, including a new CEO and eight new independent directors, joined the Board. We believe that our commitment to diversity is demonstrated by our Board composition, which reflects diversity (as self-identified) of gender, ethnicity and nationality, and varied backgrounds and skill sets, including as follows:

•	40% of directors identify as female;

•	10% of directors identify as LGBT+;

•	10% of directors identify as Black; and

•	75% of Board Committee Chairs are female and 50% identify as Black or LGBT+.

Multi-Year Board Succession, Refreshment and Tenure

As highlighted above, since the beginning of 2022, eight new independent directors joined the Board (including three new independent directors in 2023) and five directors transitioned off of the Board, in connection with a multi-year succession planning process, which included input from a third-party consulting firm. This approach to refreshing the Board has aimed to balance the importance of adding new directors to the Board while also facilitating their onboarding by providing for a transition period that allows them to work with our more tenured directors before the latter retire from the Board. The directors have a wide range of skills relevant to overseeing the Company’s strategic plan, including expertise in insurance, finance, transformation and technology.

The Corporate Governance and Nominating Committee (the “Governance Committee”) then led an in-depth review of the Board’s policy on tenure in relation to service as a director, Board Committee Chair or Board Chair. As a result of this review, the Board adopted the following tenure limitations, as reflected in the Corporate Governance Guidelines:

•

No re-nomination after completing 12 years of service as a director of Willis Towers Watson PLC (unless otherwise determined by the Board at the recommendation of the Governance Committee to be in the best interest of the Company).

•

Board and Committee chairs elected annually and not expected to serve for more than six consecutive terms (unless otherwise determined by the Board at the recommendation of the Governance Committee to be in the best interest of the Company).

ii	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Corporate Governance Highlights

✓

Focus on multi-year Board succession and refreshment to help ensure that the Board’s composition remains aligned with the evolving needs of the business, including through robust annual Board evaluation process

✓	Board Committee and Chair refreshment help ensure that fresh viewpoints and perspectives are regularly considered

✓	Regular review of Board Committee responsibilities and focus

✓

Operational Transformation Committee oversight of the implementation of the Company’s operational transformation plan (the “Transformation Program”), which aims to achieve significant run rate cost savings by the end of 2024

✓	Active Board participation in management succession and oversight of Company strategic planning

✓	Onboarding and regular continuing director education

✓	Formal Board and Board Committee oversight of sustainability initiatives, risks and disclosures

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	iii

Board Committee Overview

Audit and Risk Committee

The Audit and Risk Committee generally assists the Board in overseeing, among other matters:

•  the integrity of the Company’s financial statements;

•  the independent auditors and the internal audit function;

•  the Company’s compliance with legal and regulatory requirements, and internal accounting controls and procedures; and

•  the enterprise risk management framework, policies and practices used to identify, assess and manage key risks facing the Company and its subsidiaries.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee generally assists the Board in overseeing, among other matters:

•  Board Committee purpose, structure and operations;

•  the director selection process, the development of director qualification standards and the identification of director nominees;

•  the evaluation of director time commitments, including with respect to other board leadership positions; and

•  the Company’s sustainability initiatives, as discussed more below (with the relevant Board Committees managing their specific sustainability responsibilities pursuant to their respective charters), including the Company’s environmental sustainability program and charitable contributions.

Human Capital and Compensation Committee

The Human Capital and Compensation Committee generally assists the Board in overseeing, among other matters:

•  the Company’s general compensation philosophy and the development and implementation of compensation programs in accordance with the philosophy;

•  executive officer compensation, annual corporate goals and objectives relevant to their compensation, and their performance in light of those goals;

•  compensation policies as well as incentive compensation and equity-based plans for the executive officers; and

•  the implementation of the Company’s human capital and talent strategy, including recruiting and development strategies, inclusion and diversity initiatives and the development of senior leaders.

Operational Transformation Committee

The Operational Transformation Committee generally assists the Board in overseeing, among other matters:

•  management efforts to develop, implement and monitor the Transformation Program and drive operational efficiencies;

•  management’s initiatives to drive operational efficiencies and the implementation of the Transformation Program; and

•  risk management in relation to the Transformation Program and risks arising out of the Company’s operations that support the Company’s businesses, including, among other items, risks related to technology, cybersecurity and information security.

Refer to the section entitled “Corporate Governance – Willis Towers Watson Board Committees” for more information on the Board Committees’ responsibilities.

iv	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Sustainability

Commitment: Our clients, colleagues and other stakeholders expect us to conduct our business with integrity and in an environmentally and socially responsible manner. We take these expectations seriously and, consistent with what we believe enhances long-term value, have embraced principles that are aligned with our business priorities, are consistent with our commitment to ethical and sustainable practices and demonstrate our respect for those communities in which we operate across the globe.

Management Oversight: In 2019, the Company formed a cross-functional management committee to coordinate and facilitate communication of the Company’s sustainability initiatives applicable to its own operations. “Sustainability” is how we refer to our environmental, social and governance (“ESG”) strategy that guides our internal operations.

Board Oversight: The Board takes an approach that the most appropriate Committee should maintain oversight over a particular issue rather than concentrating all sustainability initiatives into any one Committee. The Committees report to the Board as appropriate.

To learn more about our sustainability principles, commitments and related statements, and to review our ESG report (which includes EEO-1 data) and SASB appendix, and TCFD disclosure, visit: https://www.wtwco.com/en-US/ About-Us/environmental-social-and-governance. The information on, or accessible through, our website and our other reports is not part of or incorporated by reference into this Proxy Statement.

Shareholder Outreach

We conduct a semi-annual shareholder outreach program whereby we reach out to shareholders holding over 50% of our outstanding shares. Over the past several years, we have incorporated feedback from our shareholders in parts of our executive compensation, governance and other sustainability programs.

Our Business

WTW

Delivering superior advice, broking and solutions in the areas of people, risk and capital.

We have:

•   A portfolio of leading businesses in attractive markets

•   A distinctive mix of complementary businesses

–  Accomplished and aspiring talent

–  Collaborative client-first culture

–  Sophisticated data and analytics

–  Powerful tools

•   A strong balance sheet and significant financial flexibility

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	v

Segment Overview

Health, Wealth & Career (“HWC”) World-class portfolio of leading businesses providing advisory, broking and consulting services within human capital, employee benefits and retirement verticals
Health provides advice, broking, solutions and software for employee benefit plans, HR organizations and management teams of our clients	Wealth provides advice to and management for retirement and investment asset owners using a sophisticated framework for managing risk	Career provides compensation advisory services, employee experience software and platforms, and other career-related consulting services to our clients	Benefits Delivery & Outsourcing provides medical exchange and outsourcing services to active employees and retirees across the group and individual markets as well as pension outsourcing

Risk & Broking (“R&B”)

Risk advisory and solutions business delivering innovative, integrated solutions tailored to client needs and underpinned by cutting edge data and analytics, technology and experienced risk thinkers

Corporate Risk & Broking provides a broad range of risk advisory, insurance brokerage, and consulting services to clients worldwide ranging from small businesses to multinational corporations		Insurance Consulting and Technology provides advice and technology solutions to the insurance industry to help clients measure and manage risk and capita and improve performance

vi	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Key Executive Compensation Practices and Policies

2023 Named Executive Officers (“NEOs”)	● Our 2023 NEOs are Carl Hess (CEO), Andrew Krasner (CFO), Julie Gebauer (Global Head of HWC), Adam Garrard (Global Head of R&B) and Matthew Furman (General Counsel).

Pay for Performance: Short-Term Incentive (“STI”) and Long-Term Incentive (“LTI”) Awards

•  Significant portion of NEO compensation is variable and at-risk, including STI awards (cash) and LTI awards (equity).

•  Incentive plans include a range of metrics to reward NEOs for exceptional performance and contributions at the enterprise, business and individual levels.

•  Based on our financial performance, progress against our strategic priorities, and other factors taken into consideration for 2023, NEO 2023 STI awards were earned at 122.5% to 126.6% of target and 2021 LTIP performance-based restricted share units (“PSUs”), with a performance period that concluded at the end of 2023, were earned at 91.6% of target.

Refer to the section entitled “Executive Compensation: Compensation Discussion and Analysis” for a detailed discussion on 2023 performance relative to the goals and objectives of our incentive plans and resulting NEO pay outcomes.

Shareholder Aligned Executive Compensation Program

•  LTI award, in the form of 75% PSUs and 25% time-based restricted share units (“RSUs”), makes up the largest portion of the CEO’s target total direct compensation and, on average, 46% of the other NEOs’ target total direct compensation.

•  2023 PSU performance metrics align a significant portion of NEO compensation with WTW’s strategic priorities and commitment to driving shareholder value.

•  Majority of 2023 STI awards are based on enterprise financial performance and shared key enterprise operational initiatives which support and drive successful execution of our strategic priorities.

•  Share ownership policy applicable to executive officers; minimum guideline of 6x base salary for CEO and 3x base salary for all other executive officers.

Compensation Recoupment

•  Compensation recoupment policy applicable to NEOs’ cash and equity incentive awards in the event of financial restatement or detrimental conduct.

The Company is subject to the rules of the NASDAQ and has adopted a revised Compensation Recoupment Policy in accordance with the rules recently adopted by NASDAQ.

Executive Severance Plans

•  Executive severance plans provide for the payment of certain severance benefits to NEOs in the event of: (i) involuntary termination outside of a change in control period and (ii) involuntary termination or good reason resignation during a of change in control period.

•  Severance amounts are generally competitive with market practices and determined as a multiple of the NEO’s base salary and STI target and may also include a pro-rata portion of the STI award payable for the year of termination and the cost of continued medical coverage for a period following termination.

•  NEOs do not receive any form of tax gross-ups, significant perquisites or automatic payments in connection with a change in control of the Company.

Say-on-Pay

•  We hold an annual advisory vote on the compensation of our NEOs.

•  Shareholder support of our executive compensation program has been consistently strong with a Say-on-Pay approval rate of 96.8% at the 2023 AGM.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	vii

Proposal No. 1: Elect Directors

Our Board is responsible for overseeing our global business in a manner consistent with its fiduciary duties. This oversight requires highly skilled individuals with various qualities, attributes and professional experience. The Governance Committee continuously assesses the Board’s size and composition to determine if it is effective and represents the long-term interests of shareholders.

As discussed further below, the Governance Committee believes that the slate of nominees as a whole reflects the collective knowledge, integrity, reputation and leadership abilities, and the diversity of skills and experience and attributes that are appropriate for the Company’s governance. At the Governance Committee’s recommendation, the Board has nominated the individual nominees listed in this Proposal No. 1 to serve until the next AGM unless they are removed or resign before that meeting.

The Board unanimously recommends a vote “FOR” the election of each of the directors.

Required Vote

Our directors are elected by way of separate resolutions, each of which requires the affirmative vote of a majority of the votes cast by shareholders at the 2024 AGM, and hold office until the next AGM unless they are removed or resign before that meeting. Any nominee for director who does not receive a majority of the votes cast is not elected to the Board.

Multi-Year Board Succession and Refreshment

Starting in 2021, the composition and structure of the Board substantially changed as the result of a refreshment process. As part of this multi-year succession planning process, including input from a third-party consulting firm, the Board:

•	appointed nine new directors, including a new CEO and eight new independent directors:

O	Dame Inga Beale, Michael Hammond, Michelle Swanback, Fumbi Chima and Paul Reilly joined the Board in 2022; and

O	Stephen Chipman, Jacqueline Hunt and Fredric Tomczyk joined the Board in 2023.

•	formed a new Operational Transformation Committee, effective in 2022, to oversee the implementation of the Company’s Transformation Program and a number of the Company’s operational risks.

•	rotated and refreshed Board Committee Chairs and Committee members, resulting in 75% diversity among the Committee Chairs.

•

after a regular review of Board Committee responsibilities and focus areas, renamed the “Compensation Committee” as the “Human Capital and Compensation Committee” to demonstrate its ongoing focus on human capital matters in addition to compensation.

•	adopted tenure limits in relation to service as a director, Board Committee Chair and Board Chair.

This refreshment strategy balanced the importance of adding new directors to the Board while also facilitating onboarding by providing incoming directors with the opportunity to work with more tenured directors before the latter retire from the Board. The Board believes the right balance of skills, background and experience helps the Company drive its strategy forward and accounted for this in its succession strategy. The directors have a wide range of skills, including expertise in insurance, finance, transformation and technology. The directors’ skills, background and experience are detailed further below.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 1

Proposal No. 1: Elect Directors (continued)

Diversity

We believe maintaining diversity on our Board as provided in our Corporate Governance Guidelines is essential to the Board’s ability to effectively oversee our global business. Both the Board and the Governance Committee believe that Board diversity is important to ensure a balanced Board with a rounded perspective. Diversity is broadly interpreted by the Board to include viewpoints, background, experience, industry knowledge and geography, as well as more traditional characteristics of diversity, such as race and gender. In undertaking its multi-year Board succession and refreshment process, the Governance Committee considered a wide slate of potential candidates, including women as well as racially and ethnically diverse candidates. We believe that our commitment to diversity is demonstrated by our Board composition, which reflects diversity (as self-identified) of gender, ethnicity and nationality, and varied backgrounds and skill sets, including as follows:

•	40% of directors identify as female;

•	10% of directors identify as LGBT+;

•	10% of directors identify as Black;

•	60% of directors have non-U.S. citizenship; and

•	75% of Board Committee Chairs are female and 50% identify as Black or LGBT+.

The table below provides additional diversity information about our Board in the categories listed below, each of which has the meaning as it is used in Nasdaq Listing Rule 5605(f).

Board Diversity Matrix

Board Size:

Total Number of Directors	10
	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity

Directors	4	6	—	—

Part II: Demographic Background

African American or Black	1	—	—	—

Alaskan Native or Native American	—	—	—	—

Asian	—	—	—	—

Hispanic or Latino/a/e	—	—	—	—

Native Hawaiian or Pacific Islander	—	—	—	—

White	3	6	—	—

Two or More Races or Ethnicities	—	—	—	—

LGBT+	1	—	—	—

Did Not Disclose Demographic Background	—	—	—	—

Director Qualifications

When recommending an individual for new or continued membership on the Board, the Governance Committee considers each nominee’s individual qualifications in light of the overall mix of attributes represented on the Board, and the Company’s current and future needs. In its assessment of each nominee, the Governance Committee considers, among other things, the person’s integrity, experience, reputation, judgment, independence, maturity, skills and personality, commitment and, for current directors, tenure and performance on the Board and its Committees.

2	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 1: Elect Directors (continued)

Additionally, the Governance Committee:

•

believes that knowledge of the Company’s business and industries, finance, operational transformation, as well as technology and information security, including cyber-security, is also important. Based on such knowledge, the Governance Committee believes the director nominees are uniquely positioned to oversee the Company’s long-term strategy.

•

believes that the Board, as a whole, has the skills to support oversight of sustainability matters (i.e., our ESG efforts relating to our internal operations) as reflected by directors’ experience in the areas of public policy, talent management solutions, healthcare, diversity and inclusion, global management, strategy and risk management, among other areas and as further described below.

•	believes that, as the Company’s business also requires continuous compliance with the regulatory requirements of various agencies, experience with regulated financial services is helpful.

•

considers each director’s ability to devote the time and effort necessary to fulfill responsibilities to the Company and, for current directors, whether each director has attended at least 75% of the aggregate of the total number of meetings held by the Board and any committee on which he or she served. In 2023, all directors satisfied these criteria.

•	believes service on other public or private boards in markets around the world enhances a director’s knowledge and board experience.

•	considers the experience of a director on other boards and board committees in both nomination decisions and in recommending the membership slate for each of the Company’s Board Committees.

•

believes that leadership experience, including through employment as CEO or senior executive of a public company or membership on the board of directors of a public company, is important to the Board’s ability to oversee management and the Company’s growth strategy.

•	believes that, because of the Company’s global reach, international experience or knowledge of or experience in a key geographic area is important.

•

seeks a high level of financial literacy and experience for the Board and its Committees, in light of the Company’s public and global nature (including conducting business in different countries and currencies).

In assessing whether directors and director nominees have sufficient time to devote to Board duties and responsibilities, the Governance Committee considers, among other things, the number of other public company boards of directors on which a director serves as well as other commitments. The Company’s Corporate Governance Guidelines restrict the number of public company boards on which our directors may serve. None of the Company’s directors are considered “overboarded” under the Guidelines. The Board believes that each director has demonstrated the ability to devote sufficient time and attention to Board and Committee duties, and otherwise fulfill the responsibilities required of directors.

The Board evaluates each director nominee and each director’s continued service on the Board, based on his or her own merits, knowledge, experience and attributes. For this reason, the Board has not adopted a mandatory retirement age as it believes that doing so might hinder the selection or continued service of a director who would serve as an asset to the Board. However, in consideration of the Board’s recent refreshment process and the current tenures of our directors, the Governance Committee reviewed the Board’s tenure policies and recommended to the Board, and the Board approved, a twelve-year tenure limit for service on the Board of Willis Towers Watson PLC, unless the Board otherwise determines, at the recommendation of the Governance Committee, that a longer tenure for such director is in the best interest of the Company.

The Governance Committee has utilized a director skills matrix similar to the one below in its consideration of Board refreshment and director nominations. The matrix summarizes some of the experience, qualifications, attributes and skills of each individual director nominee. This summary is not intended to be an exhaustive list of each of our director nominee’s skills or contributions to the Board. Further information on each director nominee, including some of their specific experience, qualifications, attributes or skills are below under “Director Biographical Information.”

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	3

Proposal No. 1: Elect Directors (continued)

Willis Towers Watson PLC Director Skills and Experience Matrix

		Dame Inga Beale	Fumbi Chima	Stephen Chipman	Michael Hammond	Carl Hess	Jacqueline Hunt	Paul Reilly	Michelle Swanback	Paul Thomas	Fredric Tomczyk
Business & Industry	Human Capital and/or Benefits Advisory				●	●	●	●		●	●
	Insurance and Reinsurance	●			●	●	●				●
	Investment Advisory and Management			●		●	●	●			●
	Professional Services Company (Provider)			●	●	●	●	●	●
Financial	Background and experience in banking, financial services, investing, and accounting.	●	●	●	●	●	●	●	●	●	●
	M&A and Capital Markets	●		●	●	●	●	●	●	●	●
Information Technology and Cybersecurity	Expertise in information systems and security and significant experience overseeing risks related to cybersecurity.		●						●
International Business(1)	Background living or working in, or management responsibility for a business or function in key geographic areas outside the U.S.	●	●	●	●	●	●	●	●	●	●
Management/ Executive Leadership	Background in roles such as CEO and/or Senior Executive of a large company and/or global company with a significant transformation program.	●	●	●	●	●	●	●	●	●	●
Public Board	Previous directorships on other public company boards and board committees.	●	●				●	●		●	●
Technology Oversight	Experience related to overseeing risks related to technology and technology services.	●	●	●	●	●	●	●	●	●	●
Diversity	Gender, Race, LGBT+ diversity.	●	●				●		●
Age	< 60		●				●		●
Citizenship	European/UK Citizenship	●	●	●	●		●
	Other Non-US Citizenship										●
	US Citizenship		●	●		●		●	●	●

1)	All directors have significant experience working with businesses with international operations.

4	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 1: Elect Directors (continued)

Board Evaluation Process

The Governance Committee considers the Board’s size, composition and effectiveness throughout the year. This includes a constructive annual evaluation process, which the Board recognizes is an essential component of good corporate governance and Board effectiveness.

The Governance Committee oversees the process and format of the evaluations of the Board and its Committees. As the process is dynamic, the format may change from year-to-year at the discretion of the Governance Committee to ensure that honest and actionable feedback is solicited and obtained from the directors. As the Board manages evolving expectations for how boards should meet their oversight duties and assess their own performance, the format of the evaluations may vary from written questionnaires completed by each director analyzed by the office of the Company Secretary to interviews of each director, including from time to time by a third-party facilitator.

Typically, the annual evaluation involves a multi-step process, as set forth below, that aims to generate robust comments and discussion at all levels of the Board and each Committee, with topics ranging from Board composition to processes to materials:

•

Step 1: The Governance Committee reviews and approves the process and outline for questions (whether in the form of written questionnaires or questions to be used for open dialogue), including whether to appoint a third-party facilitator.

•	Step 2: Directors provide responses to the questions, which address a variety of topics including, among other things:

O	Board composition and structure;

O	meetings, materials and topics;

O	Board interaction with management;

O	continuing education; and

O	effectiveness of the Board.

•	Step 3: The evaluation results are then discussed in closed-session discussions:

O	with the Governance Committee, which reviews the results of the full Board as well as each Committee evaluation;

O	by each Committee (as necessary), with discussions being led by the independent Committee Chairs; and

O	by the full Board, with discussions being led by the Non-Executive Chair. Each Committee Chair also reports to the full Board regarding any discussions held at the Committee closed sessions.

•	Step 4: Based on evaluation results, the Non-Executive Chair and Committee Chairs work to implement changes in practices or procedures, as appropriate.

The evaluation process has resulted in enhancements or changes to, among other things, meeting materials, meeting topics, meeting structure, committee structure and composition and the evaluation process itself.

Director Orientation and Continuing Education

Director Orientation: Our robust orientation program familiarizes new directors with the Company’s businesses, strategies and policies, and assists new directors in developing company and industry knowledge to optimize their service on the Board. The orientation also provides new directors with an understanding of their fiduciary duties and other requirements associated with serving on the Board of an Irish-domiciled company with shares listed on NASDAQ.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	5

Proposal No. 1: Elect Directors (continued)

Continuing Education: Regular continuing education programs enhance the skills and knowledge directors use to perform their responsibilities. These programs may include internally developed materials and presentations, programs presented by third parties, and financial and administrative support to attending qualifying academic or other independent programs.

Over the course of the last few years, the New Director Orientation and Continuing Education Program has been a standing agenda item on the Governance Committee’s agenda. The Committee has overseen the orientation of the eight new independent directors, solicited input from the directors as to how to better onboard new directors and incorporated feedback into the program.

6	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 1: Elect Directors (continued)

Director Biographical Information

We have highlighted below some key qualifications, attributes, skills and experiences of each director nominee at the AGM that were considered by the Governance Committee. The absence of a particular bullet point does not mean that a director does not possess other important qualifications or skills.

Independent Director Since: 2022 Age: 60 Board Committees: Audit and Risk (Chair); Operational Transformation Key skills and experience: • Management • Industry • Financial

Dame Inga Beale

Background:

Ms. Beale is the former Chief Executive Officer of Lloyd’s of London, a role she held from 2014 to 2018. Previously, Ms. Beale was Chief Executive Officer of Canopius Group Ltd, with its principal operations at Lloyd’s, from 2012 to 2014. Prior to that, from 2008 through 2011, she was Global Chief Underwriting Officer and Head of Mergers & Acquisitions, Organizational Transformation and Internal Consulting for Zurich Insurance Group. She held the role of Group CEO of Swiss reinsurer Converium Ltd in 2006 and 2007, after having spent 14 years in a variety of international roles for GE Insurance Solutions in both Europe and the US. She was appointed Dame Commander of the Order of the British Empire (DBE) in the 2017 New Year Honours for services to the economy.

Ms. Beale has served as a member of the Geneva Association Board from 2014 to 2018, a member of the UK Government’s Financial Services Trade and Investment Board from 2015 to 2018, and a member of the London Mayor’s Business Advisory Board from 2016 to 2021. She currently serves on the public company boards of NN Group N.V. and Crawford and Company, and previously served on the public company board of Mediclinic International plc, where she had served as Chair. Ms. Beale is a Chartered Insurer and studied economics and accounting at Newbury College, Berkshire, England.

Qualifications:

The Board has concluded that Ms. Beale should continue to serve on the Board due to, among other things, her previous executive and management experience in the insurance and reinsurance industry, including her time as CEO of multiple insurance and reinsurance companies. The Board believes that Ms. Beale’s management and directorship experience provides significant insight into global management, strategy, transformation and risk management.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	7

Proposal No. 1: Elect Directors (continued)

Independent Director Since: 2022

Age: 49

Board Committees:

Corporate Governance and Nominating (Chair);

Audit and Risk

Key skills and experience:

•  Executive/management

•  International business

•  Information technology and oversight of information security

Fumbi Chima

Background:

Ms. Chima has served in leadership roles at various companies in the retail and financial sectors. Most recently, from 2020 to 2023, Ms. Chima served as Executive Vice President and Chief Information Officer of Boeing Employees’ Credit Union (BECU), a not-for-profit financial cooperative. Prior to BECU, Ms. Chima served as Chief Information Officer at Adidas AG, from 2019 to 2020, Chief Information Officer at Fox Networks Group, from 2017 to 2019, Chief Information Officer at Burberry Group plc, from 2015 to July 2017, and Chief Information Officer — Asia, at Walmart, Inc., from 2014 to 2015. Ms. Chima also previously served in other leadership roles at Walmart, Inc. from 2010 to 2014, and as Vice President of Corporate Systems at American Express Co. from 2006 to 2010.

Ms. Chima currently serves on the public company boards of AZEK Company, Inc., a manufacturer of residential and commercial building products, and Whitbread plc, a British hospitality company. From August 2021 to September 2022, Ms. Chima served on the board of Ted Baker plc, a British luxury clothing company, which delisted from the London Stock Exchange in October 2022. Previously, Ms. Chima served as an independent member of the board of directors of Africa Prudential plc, a technology-driven share registration and investor service provider, from August 2020 through March 2022, and served on the board of directors of Global Sources Ltd., a business-to-business media company with a focus on the Greater China market, from September 2016 to September 2017. Ms. Chima previously served in advisory roles for SAP Executive Advisory, from 2019 to 2020, and Apptio EMEA Advisory, in 2020. Ms. Chima received her Bachelor of Arts in Politics and Philosophy from the University of Hull. Ms. Chima’s career accolades include, among others, One of the Top 100 Women in STEM, 2018 One of the Most Influential Black Executives in Corporate America, 2015 Trailblazer Award by Face-to-Face Africa and 2012 IT Leader of the Year.

Qualifications:

The Board has concluded that Ms. Chima should continue to serve on the Board due to, among other things, her global business and technology experience, including information technology expertise and oversight of information security, and for her leadership in diversity and inclusion efforts, including advocating for women in business globally. The Board believes that Ms. Chima’s broad range of experience with public and private company leadership positions and directorships provides significant insight into the Company’s global operations and information technology.

8	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 1: Elect Directors (continued)

Independent Director Since: 2023 Age: 62 Board Committees: Audit and Risk; Operational Transformation Key skills and experience: • Executive/management • International business • Financial

Stephen Chipman

Background:

Mr. Chipman has served in executive roles at several organizations. Most recently, from 2018 to 2019, Mr. Chipman served as Group Managing Director of Vistra, a private equity portfolio company, after its purchase of Radius, a private equity-backed global company providing technology-enabled services and solutions, where Mr. Chipman had served as CEO from 2016 through 2018. Prior to that, Mr. Chipman served as CEO of Grant Thornton LLP, a role he held from 2009 to 2014. Mr. Chipman held several roles at Grant Thornton including CEO of Grant Thornton China Management Corp. from 2006 to 2009; US Central Region Managing Partner and Office Managing Partner of Grant Thornton LLP from 2001 to 2006; Managing Partner, Global Services & Worldwide Director, at Grant Thornton LLP from 1996 to 2000; Asia Pacific Regional Technical Director with Grant Thornton International from 1992 to 1995; and Audit Professional at Grant Thornton from 1981 to 1991.

Mr. Chipman currently serves as a director of Prudential Insurance Funds overseeing the management and performance of approximately $160 billion of assets in over 100 funds and strategies. He also serves on the board of Stout, a private equity-backed global advisory firm, and as chair of the board of Auxadi Holdo, a private equity-backed international corporate services company. Additionally, Mr. Chipman serves on the board of One Sky Foundation, a not-for-profit organization. Mr. Chipman was educated at Plymouth College and Plymouth Polytechnic in Plymouth UK. He is a U.S. Certified Public Accountant and a Chartered Accountant in England and Wales.

Qualifications:

The Board has concluded that Mr. Chipman should continue to serve on the Board due to, among other things, his significant management and strategic experience gained from a multitude of leadership roles. The Board believes that Mr. Chipman’s various executive officer positions provide significant insight into executive management and financial and risk management.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	9

Proposal No. 1: Elect Directors (continued)

Independent Director Since: 2022

Age: 66

Board Committees:

Operational Transformation (Chair);

Human Capital and Compensation

Key skills and experience:

•  Executive/management

•  International business

•  Industry

Michael Hammond

Background:

Mr. Hammond is a retired senior executive with experience at several international insurance broking firms. Most recently, he served in a variety of senior roles at Lockton. This included Chairman and CEO, Lockton Overseas, from 2016 to 2017, Chairman, Lockton International Holdings Ltd., from 2016 to 2017, CEO of Lockton International Holdings Ltd., from 2006 to 2016, and CEO of Lockton Companies LLP from 2010 to 2015. He previously served as CEO of JLT Risk Solutions and a member of the Board of JLT Group plc, from 2004 to 2005, and CEO of Marsh UK Ltd., from 2000 to 2003.

Mr. Hammond previously served on the board of directors of Lockton Cos., from 2011 to 2016, and, from 2006 to 2017, he served on the boards of directors at a number of privately-owned companies and subsidiaries of Lockton Cos., including as Chairman of Lockton Overseas Ltd., an investment management company, and as a director of Lockton, Inc., a risk management, insurance and employee benefits service provider, Lockton (MENA) Ltd., an insurance service provider, and Lockton Wattana (Thailand) pte, an insurance broker. Previously, Mr. Hammond also served on the boards of directors at JLT, a provider of insurance, reinsurance, employment benefits advice and brokerage services that was acquired by MMC, from 2005 to 2006, Marsh, Inc. (“Marsh”), a global professional services firm, from 2002 to 2003, and certain Marsh subsidiaries, from 2000 to 2003. Mr. Hammond currently serves as the Chairman of The London Insurance Market Charitable Trust. Mr. Hammond received his Bachelor of Arts in Economics and Social Studies from the University of East Anglia.

Qualifications:

The Board has concluded that Mr. Hammond should continue to serve on the Board due to, among other things, his significant experience as CEO at large global insurance broking entities and his industry expertise. The Board believes that Mr. Hammond’s relevant management and board experience provides significant insight into global strategy and operations.

10	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 1: Elect Directors (continued)

Chief Executive Officer Director Since: 2022 Age: 62 Key skills and experience: • CEO/management experience • International business experience • Financial expertise

Carl Hess

Background:

Mr. Hess has served as Chief Executive Officer of the Company since January 1, 2022. Previously, Mr. Hess served as President from August 16, 2021 and, before that, as Head of Investment, Risk and Reinsurance from October 27, 2016 to August 16, 2021. Prior to that, Mr. Hess served as the Co-Head of North America at Willis Towers Watson from January 4, 2016, following the merger of legacy Willis Group and legacy Towers Watson, until October 27, 2016, and as Managing Director, The Americas, of Towers Watson from February 1, 2014 until January 4, 2016. Before that, he served as the Managing Director of Towers Watson’s Investment business from January 1, 2010 until February 1, 2014. Before his service at Towers Watson, Mr. Hess worked in a variety of roles for over 20 years at Watson Wyatt, lastly as Global Practice Director of Watson Wyatt’s Investment business. Mr. Hess is a Fellow of the Society of Actuaries and the Conference of Consulting Actuaries and a Chartered Enterprise Risk Analyst. Mr. Hess has a Bachelor of Arts cum laude in logic and language from Yale University.

Qualifications:

The Board has concluded that Mr. Hess should continue to serve on the Board due to, among other things, his appointment as CEO and significant experience with and considerable knowledge of Willis Towers Watson, which he gained through his combined years of service as an employee, manager and officer of Willis Towers Watson, legacy Towers Watson and legacy Watson Wyatt. This includes over 20 years of experience in various management roles. The Board believes that Mr. Hess’s substantive expertise in a wide range of the Company’s business, including investments, brokerage and employee benefits and actuarial consulting, as well as his education and affiliations as a Fellow of the Society of Actuaries and member of the Conference of Consulting Actuaries, provides significant insight into Willis Towers Watson’s business and management of a global business.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	11

Proposal No. 1: Elect Directors (continued)

Independent Director Since: 2023 Age: 56 Board Committees: Corporate Governance and Nominating; Human Capital and Compensation Key skills and experience: • Executive/management • Financial • Industry

Jacqueline Hunt

Background:

From 2016 until 2021, Ms. Hunt served as a member of the Allianz SE management board with executive responsibility for the asset management and U.S. life insurance divisions. Prior to that, she served as executive director of Prudential plc and CEO of Prudential UK, Europe and Africa from 2013 to 2015. She served as group CFO of Standard Life from 2010 to 2013. Ms. Hunt has also held a number of senior management positions in companies including Aviva, Hibernian Group, Norwich Union Insurance, PricewaterhouseCoopers and RSA Insurance.

Ms. Hunt currently serves on the public company board of Standard Chartered PLC, a multi-national bank with operations in consumer, corporate and institutional banking, and treasury services. Previously, Ms. Hunt served on the public company boards of Man Group PLC, an active investment management business from February 2022 to March 2023, and Rothesay Life PLC, the UK’s pensions insurance specialist, from July 2022 to April 2023. Ms. Hunt holds a Bachelor of Commerce and a Bachelor of Accounting degree from the University of the Witwatersrand and earned the Chartered Accountant designation.

Qualifications:

The Board has concluded that Ms. Hunt should continue to serve on the Board due to, among other things, her industry experience, her significant management experience at various global companies, as well as her financial expertise. The Board believes that Ms. Hunt’s industry experience and management experience provide significant insight into global management and strategy as well as financial and risk management.

12	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 1: Elect Directors (continued)

Independent Director Since: 2022

Age: 69

Board Committees:

Corporate Governance and Nominating;

Human Capital and Compensation

Key skills and experience:

•  Executive/management

•  Financial

•  International business

Paul Reilly

Background:

Mr. Reilly is currently the CEO and Chair of the board of Raymond James Financial, a multi-national independent investment bank and financial services company, having served as CEO since May 2010. Prior to that, he served on the firm’s management team as president and CEO-designate from May 2009 to May 2010. He has served on the firm’s board of directors since 2006. From July 2007 to April 2009, Mr. Reilly was Executive Chairman of Korn/Ferry International, a global provider of talent management solutions with more than 90 offices in 39 countries throughout North America, Latin America, Europe, the Middle East, Africa and Asia Pacific. Mr. Reilly began his tenure with Korn/Ferry International as Chairman and CEO in 2001. Prior to that, he was CEO at KPMG International, a global network of professional services firms and one of the Big Four accounting organizations, where he was responsible for the overall strategy and implementation of the firm’s products, services and infrastructure on a global basis. Before being named CEO at KPMG, Mr. Reilly ran the firm’s financial services business and earlier had held senior management positions in its real estate consulting group.

Mr. Reilly serves as the Chair of the American Securities Association (ASA) and as a member of the Board at Large of the Securities Industry and Financial Markets Association (SIFMA). He is also active with the Bank Policy Institute. Mr. Reilly’s charitable causes include involvement with the National Leadership Roundtable on Church Management and Our Lady of Divine Providence House of Prayer in Clearwater, Florida. Formerly, he acted as a board member of United Way Suncoast and as the Chair of the American Heart Association Heart Walk and Heart Ball. He received his Bachelor of Science degree and MBA from the University of Notre Dame and remains active with the school, serving the Business Advisory Council, and being recognized as a recipient of the Distinguished Alumnus Award in 2004-2005. In addition to his degrees, he earned the Certified Public Accountant designation.

Qualifications:

The Board has concluded that Mr. Reilly should continue to serve on the Board due to, among other things, his significant experience as CEO at both a financial services company and a professional services company as well as his international business experience and financial expertise. The Board believes that Mr. Reilly’s relevant executive management and public company board experience provides significant insight into global strategy and operations.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	13

Proposal No. 1: Elect Directors (continued)

Independent Director Since: 2022

Age: 55

Board Committees:

Human Capital and Compensation (Chair); Operational Transformation

Key skills and experience:

•  Executive/management

•  Technology

•  Operational transformation

Michelle Swanback

Background:

Ms. Swanback has served as the CEO of TTEC Engage, a business unit of TTEC, since May 2022, and as President of TTEC Holdings, Inc, since November 2022. Previously, she served as President, Product and Platform, of The Western Union Company from 2020 to 2022. From 2014 to 2020, Ms. Swanback served as the Group Operating Officer at Accenture Digital. She previously served as the lead for Accenture Technology, North America, from 2012 to 2014. She also served as a managing director in the North American operating unit of the Accenture Communications, Media, and Technology operating group from 2011 to 2012. Ms. Swanback has a Bachelor of Science, Computer Information Systems and Finance from Colorado State University, and completed the IMD Executive Management program at Lausanne in Switzerland.

Qualifications:

The Board has concluded that Ms. Swanback should continue to serve on the Board due to, among other things, her executive management experience as well as her technology and operational transformation experience. The Board believes that Ms. Swanback’s experience, including her leadership positions at global technology companies, provides significant insight into the Company’s global operations and information technology.

14	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 1: Elect Directors (continued)

Non-Executive Board Chair Since: 2022;

Independent Director

Since: 2016

Age: 67

Board Committees:

Audit and Risk;

Operational Transformation

Keys skills and experience:

•  Executive/management

•  Relevant board and committee

•  Financial

Paul Thomas

Background:

Mr.Thomas has served as the non-Executive Chair of the Board since the conclusion of the 2022 AGM. Prior to that, starting in January 2010, Mr. Thomas served on the legacy Towers Watson board of directors, prior to the merger between Towers Watson and Willis Group Holdings in 2016, and as a member of the Audit Committee and the Risk Committee.

From November 2016 through March 2019, Mr. Thomas served as Senior Advisor of ProAmpac, a leading global flexible packaging company. Mr. Thomas retired on March 31, 2016 from his role as senior executive with the Rank Group NA, a position he had held since January 2011. He was previously the CEO of Reynolds Packaging Group from February 2008 through January 2011, when Alcoa sold the Reynolds Packaging Group business to the Rank Group. Mr. Thomas joined Alcoa in 1978 and, prior to the sale of its packaging businesses, served as Executive Vice President for Alcoa and Group President for its Packaging and Consumer businesses. His prior roles included Executive Vice President responsible for the Alcoa Rolled and Engineered Products Group and Executive Vice President for People and Culture. Mr. Thomas holds a B.S. in Metallurgical Engineering and Material Sciences from Lehigh University and an Executive M.B.A. from the University of Tennessee.

Qualifications:

The Board has concluded that Mr. Thomas should continue to serve on the Board due to, among other things, his significant experience as CEO or a senior executive at various large global companies, including his service as senior executive of the Rank Group NA, CEO of Reynolds Packaging Group and Executive Vice President of Alcoa. The Board believes that Mr. Thomas’s relevant management and Committee experience provides significant insight into financial and risk management as well as global strategy and operations.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	15

Proposal No. 1: Elect Directors (continued)

Independent Director Since: 2023 Age: 68 Board Committees: Audit and Risk; Corporate Governance and Nominating Key skills and experience: • Executive/management • Financial • International business

Fredric Tomczyk

Background:

Mr. Tomczyk has served as the CEO of CBOE Global Markets, Inc., a publicly traded securities exchange holding company, since September 2023 and as a member of its board of directors since July 2019.

Mr. Tomczyk previously served as president and CEO of TD Ameritrade from 2008 to 2016 and, prior to that, as Chief Operating Officer from 2007 to 2008 with responsibility for the implementation of the company’s growth strategy. Prior to joining TD Ameritrade, Mr. Tomczyk served as the vice chair of corporate operations for TD Bank Group from 2002 through 2007. He also held a number of executive roles for Canada Trust, which later became TD Canada Trust. Prior to joining Canada Trust in 1998, he served as the president and CEO of London Life.

Mr. Tomczyk previously served as the lead independent director of Sagen MI Canada Inc., a publicly traded company, and of its operating subsidiary, Sagen Mortgage Insurance Company Canada. He also previously served as a director of Knight Capital Group, Inc. and a trustee of Liberty Property Trust, both formerly publicly traded companies, and as a director of the Securities Industry and Financial Markets Association. Mr. Tomczyk holds a B.S. degree in applied economics and business management from Cornell University and earned the Chartered Accountant designation.

Qualifications:

The Board has concluded that Mr. Tomczyk should continue to serve on the Board due to, among other things, his significant experience as CEO at a financial services company as well as his financial expertise. The Board believes that Mr. Tomczyk’s management and directorship experience provides significant insight into global management, strategy and risk management.

16	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Corporate Governance

We believe that good governance is critical to achieving long-term shareholder value. As such, we are committed to governance policies and practices that serve the long-term interests of the Company and its shareholders.

Corporate Governance Highlights

•	Separate CEO and independent Board Chair roles.

•	Formal CEO and management succession planning process.

•	Share ownership guidelines for directors and executive officers.

•	Directors and employees prohibited from hedging Company shares.

•	Directors and executive officers prohibited from having margin accounts and pledging Company shares.

•	Majority voting for directors in uncontested elections; directors that do not receive a majority vote are not elected to the Board.

•	Ongoing approach to Board refreshment and Board succession to meet evolving Board composition and Company needs.

•	Active oversight of Company strategic planning.

•	Board and Board Committee oversight of sustainability initiatives, risks and disclosures.

•	Annual Board and Board Committee self-evaluations.

•	Semi-annual shareholder engagement.

•	No poison pill.

•	Shareholders holding 10% of the Company’s share capital can convene a special meeting.

•	Annual elections of directors and tenure limitations for directors, Board Chair and Board Committee Chairs.

•	Regular executive sessions of independent directors.

•	Conditional director resignations required for the Governance Committee’s and the Board’s consideration in the event a director experiences materially changed circumstances.

•	Limit on the number of public boards on which directors may serve and assessment of a director’s continued service if he or she accepts membership on another public board.

•	For each director, other than a director who serves an executive officer at WTW or any other public company, maximum of three other public company boards (in addition to WTW).

•	For each director who serves as a public company executive officer (including WTW’s CEO), maximum of one other public company board (in addition to WTW).

•	All independent directors other than the CEO.

•	Annual review of Board Committee composition.

•	Proxy access proactively implemented.

•	Onboarding and regular continuing director education.

•	Board composition, reflects diversity of gender, ethnicity and nationality, and varied backgrounds and skill sets, including as follows:

O	40% of directors identify as female;

O	10% of directors identify as LGBT+;

O	10% of directors identify as Black;

O	60% of directors have non-U.S. citizenship; and

O	75% of Board Committee Chairs are diverse.

•	Tenure guidelines for directors, Board Committee Chairs and the Board Chair.

O	No re-nomination after completing 12 years of service as a Willis Towers Watson PLC director (unless otherwise determined by the Board at the recommendation of the Governance Committee).

O	Board and Committee Chairs elected annually and not expected to serve for more than six consecutive terms (unless otherwise determined by the Board at the recommendation of the Governance Committee).

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	17

Corporate Governance (continued)

Board and Committee Member Independence

Based on the recommendation of the Governance Committee, the Board has determined that, with the exception of Mr. Hess, the Company’s CEO, (i) each of the current directors and director nominees and (ii) each of the Board Committee members is independent under the relevant U.S. Securities and Exchange Commission (“SEC”) rules, NASDAQ listing standards and the Board’s Director Independence Standards included in the Company’s Corporate Governance Guidelines.

As discussed above, each director has significant experience and affiliations with other organizations that bring relevant expertise to the oversight of the Company. In evaluating the independence of each director, the Governance Committee considered that, in the ordinary course of business, the Company provides services (such as insurance broking or consulting services) to, receives services from, or provides charitable donations to, certain organizations affiliated with the directors by virtue of directorship, employment status or share ownership. In addition, in the ordinary course of business and on an arm’s-length basis, certain directors receive broking services from the Company on a personal basis. The Governance Committee determined that, in all of the above cases, the transactions do not impair the relevant director’s independence under the applicable SEC rules, NASDAQ listing standards or the Board’s Director Independence Standards.

Board Meetings and Attendance

The Board met formally 11 times in 2023. Additionally, the Board and its Committees met informally with management on numerous occasions during the course of the year to discuss, among other things, strategic, operational, management, compensation and governance issues. The independent directors held separate executive sessions without management either before or after the Board’s regularly scheduled meetings in 2023. The Non-Executive Chair of the Board chaired each executive session. Neither the CEO nor any member of management at any level attends the executive sessions of the independent directors unless invited to discuss a particular matter.

All directors are expected to make every effort to attend meetings of the Board and the Board Committees on which they serve as well as each AGM. All directors who were on the Board in 2023 attended at least 75% of the aggregate number of meetings held by the Board and any Board Committee on which they served in 2023. Further, all directors participated in the 2023 AGM.

Board Leadership Structure

Our Corporate Governance Guidelines provide the Board with flexibility to choose the appropriate leadership structure for the Board based on what it believes is best for the Company at any given point in time. We believe that strong independent leadership is important for the Board’s performance and effectiveness and to help maintain independent oversight of management. As a result, when the Board Chair and the CEO are the same individual or the Board Chair no longer qualifies as independent, the Corporate Governance Guidelines provide for the appointment of a Presiding Independent Director. This structure, when implemented, promotes strong independence in Board leadership.

The Board continues to believe that the Company and its shareholders are best served by having the roles of Board Chair and CEO undertaken by different individuals. The separation allows our CEO to focus on executing our strategy and managing our business, and our Chair to focus on Board governance and effectiveness while providing independent Board leadership. Additional leadership roles continue to be filled by other directors, all of whom are independent and play an active role in our strategic planning and oversee critical matters, such as the compensation policy for executive officers, nomination and corporate governance practices, and the integrity of financial statements and internal controls over financial reporting.

The Board generally reviews and renews, as appropriate, the term of the Board Chair annually. As of the 2024 AGM, Mr. Thomas has served as the Non-Executive Board Chair for two consecutive one-year terms.

18	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Corporate Governance (continued)

Under the Corporate Governance Guidelines, the Non-Executive Board Chair:

•	convenes and presides at executive sessions of the independent and non-management directors;

•	serves as principal liaison on Board-related issues between the independent and non-management directors and the CEO and provides the CEO with feedback from executive sessions;

•	prior to Board meetings, discusses with the CEO the information to be provided to directors and reviews and approves such information;

•

approves Board meeting agenda items and, with the CEO, proposes for Board approval the Board’s calendar, including the number and frequency of Board meetings, to ensure there is sufficient time for discussion of all agenda items;

•	recommends to the Board the retention of outside advisors and consultants who report directly to the Board on Board-related issues;

•	consults with the Governance Committee on the appointment of chairs and members for Board Committees;

•	is available for consultation and communication with shareholders in appropriate circumstances, as instructed by the Board; and

•	performs such other functions and responsibilities as requested by the Board from time to time.

Our Board Chair has actively participated in our multi-year Board succession and refreshment process as well as the management succession process.

Willis Towers Watson Board Committees

Critical matters such as the compensation policy for executive officers, nomination and corporate governance practices, and the integrity of financial statements and internal controls over financial reporting, and enterprise-wide risk management are overseen by the Board and its Committees, which are comprised solely of independent directors.

The Board Committees, members and a description of each Committee’s function are set forth below in further detail. Each of our Board Committees has its own respective charter, which can be found, along with our Corporate Governance Guidelines in the “Investor Relations — Corporate Governance” section of our website at www.wtwco.com. Copies are also available free of charge on request from the Company Secretary.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	19

Corporate Governance (continued)

Board Committee Composition

The Board Committee composition is as follows:

	Audit and Risk	HCC	Governance	Operational Transformation

Dame Inga Beale	X*			X

Fumbi Chima	X		X*

Stephen Chipman[1]	X			X

Michael Hammond		X		X*

Jacqueline Hunt[1]		X	X

Carl Hess

Michelle Swanback		X*		X

Paul Reilly		X	X

Paul Thomas	X			X

Fredric Tomczyk[1]	X		X

*	Designates Board Committee Chair. Chair service for all Board Committees, other than the Human Capital and Compensation Committee, rotated as of the 2023 AGM.

(1)	Messrs. Stephen Chipman and Fredric Tomczyk and Ms. Jacqueline Hunt joined the Board and their respective Board Committees as of April 1, 2023.

General Description of Board Committee Responsibilities

The Audit and Risk Committee generally assists the Board with overseeing the following:

•	the integrity of the Company’s financial statements;

•	the selection and oversight of the independent auditors, including their compensation and retention;

•	the Company’s compliance with financial, legal and regulatory requirements;

•	the independent auditors’ qualifications and independence;

•	the performance of the independent auditors and the Company’s internal audit function;

•	the Company’s establishment and maintenance of proper internal accounting controls and procedures;

•	the review and disclosure, as needed, of financial statement errors;

•	the preparation of an audit committee report as required by the SEC for inclusion in the Company’s annual proxy statement and as required by NASDAQ;

•	the treatment of concerns regarding accounting, auditing, securities law and other matters reported by employees under the Company’s whistleblower policy;

•	the review of the Company’s corporate and tax arrangements and structures in connection with the Directors’ Compliance Statement contained in the Irish Statutory Accounts;

•	the Company’s identification and management of material enterprise risks;

•	the overall enterprise risk management framework and practices used by the Company to identify, assess and manage key risks facing the Company and significant emerging risks;

•

the development of plans for risk mitigation for the most significant risks to the Company and monitoring management’s implementation of such plans, and the effectiveness generally of enterprise risk mitigation strategies and activities; and

20	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Corporate Governance (continued)

•

management’s approach to risk identification, risk tolerance, risk assessment and risk management for strategic and financial risks facing the Company, as well as operational risks arising out of responsibilities identified in the Committee’s charter, including without limitation risks related to compliance and internal control matters (it being acknowledged that other Board committees have responsibility with respect to the oversight of specified compensation and human capital risks, operational and operational transformation risks, and governance risks, as set forth in their charters).

The Audit and Risk Committee’s focus on risk includes strategic risk, such as risks relating to strategic planning and execution, major financial risk exposures and the steps management has taken to monitor and control such risks, as well as risks relating to internal controls, disclosure controls and procedures, and tax and pension matters, among other items. In that regard, pursuant to its charter, the Audit and Risk Committee meets annually with the HCC Committee Chair concerning the HCC Committee’s risk assessment of the Company’s compensation programs. The Audit and Risk Committee is also responsible for reviewing new material transactions, products or services requiring Board approval and, in that connection, making recommendations to the Board regarding the adequacy of the Company’s resources to performance its risk management responsibilities.

The Audit and Risk Committee provides an avenue for communication among internal audit, the independent auditors, management and the Board. The members of management that join the Committee meetings include, among others, the Chief Financial Officer, the Controller, the General Counsel as well as the Heads of Internal Audit and Compliance. In addition, the Audit and Risk Committee discusses with management and, if appropriate, the independent auditors, matters such as the guidelines and policies governing the process by which senior management and the relevant departments of the Company assess and manage the Company’s exposure to risk relating to audit, financial disclosure, tax matters, pension matters and foreign exchange hedging. With respect to compliance, the Audit and Risk Committee discusses with the Chief Compliance Officer the compliance and regulatory risks of the Company, and receives a report outlining the main activities of the compliance function, material regulatory interactions review, progress against the annual compliance plan and the adequacy of resources. The Committee also discusses with the General Counsel any significant legal matters that may have a material effect on the Company. There is also an overlap of members between the Audit & Risk Committee and Operational Transformation Committee to ensure proper oversight of all Company risks.

Dame Inga Beale is an independent audit committee financial expert, as defined by Regulation S-K, and all Audit and Risk Committee members are financially sophisticated under NASDAQ listing standards in light of their financial experience.

In 2023, the Audit and Risk Committee met formally six times. In addition to holding formal meetings, the Audit and Risk Committee members met informally during the course of the year to discuss and review financial matters related to the Company and its SEC filings, including earnings releases. The Audit and Risk Committee also frequently meets in executive sessions, including separate meetings with management, the internal auditors and external auditors.

The HCC Committee generally assists the Board with the following:

•

establishing, in consultation with senior management, the Company’s general compensation philosophy and overseeing the development and implementation of compensation programs in accordance with the philosophy;

•

reviewing and approving annual corporate goals and objectives relevant to the compensation of the CEO, evaluating the performance of the CEO in light of those goals and objectives, and (either as a Committee or together with the other independent directors) determining and approving the CEO’s compensation based on this evaluation, which compensation shall be ratified by the independent directors of the Board;

•

with respect to the executive officers other than the CEO, after consideration of the CEO’s recommendations, reviewing and approving annual corporate goals and objectives relevant to their compensation, evaluating their performance in light of those goals and objectives and determining and approving their compensation;

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	21

Corporate Governance (continued)

•

reviewing and approving compensation policies applicable to the executive officers, including with respect to the recovery of incentive-based compensation and the administration of and compliance with such policies;

•	evaluating executive compensation competitive practices and trends;

•	reviewing and approving incentive compensation plans for the executive officers, and equity-based plans, subject to any necessary shareholder approval;

•	in consultation with senior management, overseeing regulatory compliance with respect to compensation matters;

•	reviewing and discussing with senior management the Compensation Discussion and Analysis and approving its inclusion in the Company’s Proxy Statement and Annual Report on Form 10-K;

•	reviewing the results of the “say-on-pay” and “say-on-frequency” proposals included in this Proxy Statement and the appropriate response;

•

providing input and advice on the implementation of the Company’s human capital and talent strategy, including recruiting and development strategies, inclusion and diversity initiatives and the development of senior leaders.

•	making recommendations to the Board on the compensation for non-employee directors, Board Committee Chairs and Board Committee members;

•	making recommendations to the Board on director and executive officer share ownership guidelines and monitor compliance therewith;

•	annually evaluating the independence of the Committee’s compensation consultants, legal counsel and/or other advisors, taking into consideration the factors enumerated in NASDAQ listing standards;

•

reviewing the nature of services provided by the Committee’s compensation consultant, any remuneration provided to such consultant and evaluating, in accordance with SEC rules, whether any conflict of interest exists with respect to such consultant;

•	reviewing an assessment of the Company’s compensation programs to determine whether they create risks that would be reasonably likely to have a material adverse effect on the Company.

In 2023, the HCC Committee met formally six times. In addition to holding formal meetings, the Committee members met informally during the course of the year to discuss compensation-related matters and acted from time to time by unanimous written consent. After regularly scheduled meetings, the Committee also met in executive session, which included meetings with the compensation consultant.

The Governance Committee generally assists the Board with the following:

•	recommending to the Board, in light of the Board’s qualifications, the director nominees to stand for election by shareholders and in the event of any director vacancy;

•	developing and recommending director independence standards to the Board, periodically reviewing those standards and evaluating directors’ independence;

•

developing and recommending to the Board the director selection process for identifying, considering and recommending candidates to the Board and director qualification standards for use in selecting new nominees and periodically reviewing the process and standards;

•	assisting the Board in its evaluation of its non-employee directors’ time commitments, including with respect to other board leadership positions;

•

reviewing the appropriateness of continued service on the Board of members whose circumstances have changed, including if members contemplate accepting a directorship at another company or an appointment to an audit committee of another company;

•	making recommendations to the Board on matters relating to director tenure, which may include the retirement of Board members, term limits or a mandatory retirement age;

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Corporate Governance (continued)

•	establishing, overseeing and recommending the purpose, structure and operations of the various Board Committees, and the qualifications and criteria for membership on each Board Committee;

•	recommending to the Board, from time to time, changes the Committee believes is desirable to the size of the Board or any Committee thereof;

•

recommending to the Board a nominee for Chair (or, if applicable, recommending to the independent and non-management directors a nominee for Presiding Independent Director) and recommending to the Board the nominees and the Chair for each Board Committee;

•	reviewing periodically and recommending changes to the Board, from time to time, to the Company’s Corporate Governance Guidelines;

•	reviewing the orientation process for all new directors and a continuing education program for all directors;

•

developing a policy with regards to the Committee’s consideration of any director candidates recommended by the Company’s shareholders and consider director candidates recommended by the Company’s shareholders in accordance with such policy;

•

administering and overseeing, on behalf of the Board, the evaluation process for the overall effectiveness of the Board (including the effectiveness of the Board Committees and the Board’s performance of its governance responsibilities);

•	reviewing succession plans prepared by management for all senior management;

•

overseeing the Company’s sustainability initiatives (i.e., the Company’s ESG efforts related to its internal operations), except as delegated to other Board Committees, with the relevant Board Committees managing their specific ESG responsibilities as set forth in their respective charters, and reporting to the Board, as appropriate;

•	reviewing the Company’s sustainability disclosure in the Proxy Statement;

•	approving any charitable contributions over a threshold delegated by the Board;

•

reviewing any Company shareholder engagement plans, including referring to another Board Committee for review, if appropriate, or otherwise making recommendations to the Board with respect to shareholder proposals properly submitted for inclusion in the Proxy Statement or for consideration at an AGM; and

•	reviewing government relations activities and overseeing any policies regarding political activity.

The Governance Committee believes in fostering strong governance practices and, from time to time, reviews governance principles set out by investors or other outside groups.

In 2023, the Governance Committee met formally five times. After each regularly scheduled meeting, the Governance Committee also met in executive session. In addition to holding formal meetings, the Committee members also met informally on numerous occasions during the course of the year to discuss governance-related matters.

The Operational Transformation Committee generally assists the Board with the following:

•	helping to oversee the implementation of the Transformation Program, which aims to achieve significant run rate cost savings by the end of 2024;

•	overseeing risk management in relation to the Transformation Program and arising out of the Company’s operational processes and functions that support the Company’s business;

•	discussing and reviewing with management efforts to develop, implement and monitor the Transformation Program and drive operational efficiencies;

•	receiving reports and presentations from management and outside advisors regarding operational risk areas covered by the Committee’s charter; and

•	conferring with the Audit and Risk Committee Chair with respect to risk assessments relating to the Transformation Program.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	23

Corporate Governance (continued)

The Operational Transformation Committee was formed effective as of January 1, 2022, and has a term ending on December 31, 2024, concurrent with the conclusion of the Company’s Transformation Program. The Operational Transformation Committee’s risk oversight includes, among other items, risks related to technology, cybersecurity and information security, processes that support quality control within the businesses, market-derived income governance, business continuity activities, market security processes, supplier management, material new products and services that create significant operational risks, and climate-related operational risks, if identified as having a material impact on the business strategy or operations. As the Operational Transformation Committee’s remit expires at the end of 2024, the Governance Committee is in the process of assessing the Board Committee structure and how to continue the Board’s approach to risk oversight.

In 2023, the Operational Transformation Committee met formally five times. After each regularly scheduled meeting, the Operational Transformation Committee also met in executive session. In addition to holding formal meetings, the Committee members also met informally on a regular basis during the course of the year to discuss matters related to the Company’s Transformation Program. Finally, Ms. Chima, who is not a member of the Operational Transformation Committee but has experience in information technology and oversight of information security, typically attends the cybersecurity discussions held at the Operational Transformation Committee.

Director Nomination and Selection Process

The Governance Committee identifies potential director nominees by preparing a candidate profile based upon the current Board’s strengths and needs, including based on the Company’s strategy and goals for the future, and through a variety of sources, including by engaging search firms, considering input from stakeholders or utilizing the professional networks of the Board and senior management. Nominees must meet minimum qualification standards with respect to a variety of criteria including integrity, reputation, judgment, knowledge, experience, maturity, skills and personality, commitment and independence. The Governance Committee may also take into consideration additional factors that it may deem appropriate, which may include, among other factors, experience with business and other organizations, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any committee thereof.

Further, the Board believes it is important to maintain diversity among its members and is committed to the principles of diversity and inclusion, broadly interpreted to include viewpoints, background, experience, industry knowledge and geography, as well as more traditional characteristics of diversity, such as age, race, ethnicity, gender and sexual orientation, as self-identified by the directors. In recommending candidates for nomination or renomination to the Board, the Governance Committee will consider, in connection with director qualification criteria, the composition of the Board as a whole. During its multi-year Board succession and refreshment process, the Governance Committee considered a wide slate of potential candidates, including women as well as racially and ethnically diverse candidates.

With feedback from the Board members, members of the Governance Committee initiate contact with preferred candidates and, following feedback from interviews conducted by Governance Committee and Board members, recommend candidates to join the Board. The Governance Committee has the authority to retain a search firm to assist with this process. The Governance Committee considers candidates nominated by shareholders and ensures that such nominees are given appropriate consideration in the same manner as other candidates. Recommendations may be submitted to any member of the Governance Committee pursuant to the procedures set forth below under “Communications with Shareholders and Other Constituencies” by writing to the Company Secretary at corporatesecretary@wtwco.com.

Board Oversight of Senior Management Succession

In addition to the HCC Committee’s regular review of talent and human capital management matters, the Board meets annually with the CEO and Chief Human Resources Officer to assess the succession potential and role

24	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Corporate Governance (continued)

readiness for each member of the executive leadership team. This review includes a discussion about development plans for executive officers to help prepare them for future succession and contingency plans in the event the CEO is unable to serve for any reason. Additionally, this discussion includes a review of all succession candidates for each executive officer role, including readiness assessments and related development plans for each candidate. The Chief Human Resources Officer then works with the CEO and executive officers to support candidate development.

The Board’s Role in Risk Oversight

The Company’s management is responsible for the day-to-day management of risks and the Board, including through its Committees, is responsible for understanding and overseeing the various risks facing the Company. Effective risk oversight is an important priority of the Board.

The Board implements its risk oversight function both as a whole through an overall review of risk is in consideration of the Company’s long-term strategies, human capital, and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters, and through delegation to its Committees, which meet regularly and report back to the Board. Further, members of the Board with particular expertise in important areas of risk, including financial, insurance and other areas of strategic importance, provide important insight to the Board and, as appropriate, its Committees, in considering these risks.

To ensure that the Board executes on its priorities with an appropriate focus on risk generally, effective January 1, 2022, the Board formed a separate Operational Transformation Committee in addition to combining its Audit and Risk Committees. The Board has generally delegated, through respective Board Committee Charters, (i) to the Audit and Risk Committee, the primary responsibility of assisting the Board in its oversight of the enterprise risk management framework, policies and practices used by the Company to identify, assess and manage key risks facing the Company, including financial and strategic risks as well as risks relating to compliance and internal control matters, tax matters and pension matters, among other matters; and (ii) to the Operational Transformation Committee, the oversight of risks arising out of the Company’s operations that support the Company’s businesses, including risks relating to the Transformation Program, risks related to technology, cybersecurity and information security, processes that support quality control within the businesses, market-derived income governance, business continuity activities, market security processes, supplier management, material new products and services that create significant operational risks, and climate-related operational risks, if identified as having a material impact on the business strategy or operations, among other matters. The Board has also delegated to its other Committees the oversight of risks within their areas of responsibility and expertise. For information on the Board Committees, their responsibilities and areas of risk oversight, see the section above entitled “ — General Description of Board Committee Responsibilities” and “ — Sustainability Oversight, Initiatives and Activities.”

As the Operational Transformation Committee has a term ending on December 31, 2024, concurrent with the conclusion of the Company’s Transformation Program, the Governance Committee is in the process of assessing the Board Committee structure and how to continue the Board’s approach to risk oversight.

The Company believes that its Board leadership and Committee structure supports the risk oversight function of the Board. Moreover, the Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its Committees providing oversight in connection with those efforts. Management regularly communicates with the Board, its Committees and individual directors about significant risks identified and how they are being managed. The Board also oversees management’s crisis preparedness planning.

To learn more about the Company’s cybersecurity risk management and strategy related risks facing the Company, review the discussion in “Item 1C.Cybersecurity” and the factors included in Part I, “Item 1A. Risk

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	25

Corporate Governance (continued)

Factors”, each of which is included in the Company’s Annual Report on Form 10-K for the year ending December 31, 2023, and any risk factors updated in the Company’s subsequent filings with the SEC. The risks described in such filings are not the only risks facing the Company. Additional risks and uncertainties not currently known or that currently may not be considered material also may materially adversely affect the Company’s business, financial condition or results of operations in future periods.

Sustainability Oversight, Initiatives and Activities

Our clients, colleagues and other stakeholders expect us to conduct our business with integrity and in an environmentally and socially responsible manner. We take these expectations seriously and, consistent with what we believe enhances long-term value, have embraced principles that are aligned with our business priorities, are consistent with our commitment to ethical and sustainable practices and demonstrate our respect for those communities in which we operate across the globe.

We have a cross-functional management committee sponsored by our General Counsel and comprised of representatives from across the global functions (the Sustainability Taskforce) to coordinate and facilitate communication of the Company’s sustainability initiatives applicable to its own operations. The Taskforce provides central governance over our sustainability efforts across the organization and to ensure our commitments are aligned with the Company’s business and strategic priorities.

With respect to Board oversight of sustainability matters, the Board believes that the most appropriate Committee should maintain oversight over relevant issues rather than concentrating the oversight of all sustainability initiatives into any one Committee. The Committees report to the Board as appropriate. For example:

•

The Governance Committee has general oversight of sustainability initiatives (with the relevant Board Committees managing their specific sustainability responsibilities as set forth in their respective charters), reviews sustainability disclosure in the proxy statement and discusses with management, on at least an annual basis, its corporate responsibility initiatives, which include the Company’s environmental programs and charitable contributions.

•

The Audit and Risk Committee has the primary responsibility of assisting the Board in its oversight of the framework, policies and practices used by management to identify, assess and manage key strategic and operational risks (other than with respect to operational transformation and risks overseen by the Operational Transformation Committee or other Committees) facing the Company. The Audit and Risk Committee reviews sustainability reporting and financial disclosure included in documents filed with the SEC or required under Irish law.

•

The Operational Transformation Committee oversees risks arising out of the Company’s operational processes and functions that support the Company’s businesses; as such, it reviews business continuity risks, including climate-related operational risks, if identified as having a material impact on the business strategy or operations.

•	The HCC Committee reviews talent and culture, including inclusion and diversity, as well as social initiatives such as gender pay gap reporting.

Sustainability Principles

Our clients, colleagues and other stakeholders expect us to conduct our business with integrity and in an environmentally and socially responsible manner. We take these expectations seriously and, consistent with what we believe enhances long-term value, have embraced principles that are aligned with our business and strategic priorities, are consistent with our commitment to ethical and sustainable practices and demonstrate our respect for those communities in which we operate across the globe.

“Sustainability” is how we refer to our ESG efforts that relate to our own internal operations. To reinforce our commitments, we have in place our Sustainability Taskforce to provide central governance over our sustainability

26	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Corporate Governance (continued)

efforts across the Company. The Sustainability Taskforce is sponsored by our General Counsel and comprised of representatives from across the global functions.

To learn more about our sustainability principles, commitments, awards and related statements, and to review our ESG report (which includes EEO-1 data) and SASB appendix, and TCFD disclosures, visit: https://www.wtwco.com/en-US/ About-Us/environmental-social-and-governance. The information on, or accessible through, our website and the other reports is not part of or incorporated by reference into this Proxy Statement.

Non-Employee Director Compensation

Willis Towers Watson’s non-employee director compensation takes into account, among other things, the Company’s size and complexity as well as the compensation paid by its peer companies and other similarly situated Irish-domiciled, U.S.-listed companies.

Outlined below are the fees paid to the non-employee directors for each term of service (which runs from the date of the AGM to the date of the next meeting the subsequent year) under the Compensation Policy and Share Ownership Guidelines for Non-Employee Directors currently in effect.

All Non-Employee Directors

•  $125,000 cash fee, payable 100% in equity at the non-employee director’s election; and

•  time-based restricted share units equal to $200,000 that vest in full on the earlier of (x) the one-year anniversary of the grant date and (y) the next subsequent AGM following the grant date.

Non-Executive Chair of the Board

•  $200,000, payable 50% in equity and 50% in cash, or 100% in equity at the Non-Executive Chair’s election.

•  If the Chair of the Board also serves as a Chair of a Committee, he or she is not permitted to receive Committee Chair fees.

Audit and Risk Committee Chair	• $25,000 cash fee

Governance Committee Chair	• $12,500 cash fee

HCC Committee Chair	• $15,000 cash fee

Operational Transformation Committee Chair	• $25,000 cash fee

The following table sets forth cash and other compensation paid or accrued to the non-employee directors of Willis Towers Watson during 2023.

Willis Towers Watson Non-Employee Director	Fees Earned or Paid in Cash ($)	Share Awards ($) (1)	All Other Compensation ($) (2)	Total ($)

Dame Inga Beale (3)	140,522	200,000	—	340,522

Fumbi Chima (4)	7,761	325,000	—	332,761

Stephen Chipman	93,750	233,333	—	327,083

Michael Hammond (5)	140,522	200,000	—	340,522

Fredric Tomczyk	93,750	233,333	—	327,083

Jacqueline Hunt	93,750	233,333	—	327,083

Paul Reilly	125,000	200,000	—	325,000

Michelle Swanback (6)	140,000	200,000	—	340,000

Paul Thomas (7)	225,000	300,000	—	525,000

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Corporate Governance (continued)

(1)

On May 17, 2023, each of the non-employee directors received 881 time-based restricted share units (“RSUs”), except for (i) Ms. Chima received 1,432 RSUs in connection with their base director fee equity election; (ii) Fredric Tomczyk, Jacqueline Hunt and Stephen Chipman who received a pro-rated equity award of 143 RSUs ($33,333) in connection with their April 1, 2023 commencement date and vested on May 17, 2023; and (iii) Mr. Thomas who received 1,322 RSUs in connection with his Non-Executive Chair fee. The RSUs vest in full on the earlier of the one-year anniversary of the grant date and the Company’s 2024 AGM. The share award value shown is the full fair value as of the date of grant.

(2)

The Company reimburses directors for reasonable travel and related expenses incurred in connection with their participation in Board or Board Committee meetings. The Company also hired tax consultants, whose fees are expected to be approximately €15,000 in the aggregate, in Dublin, Ireland and the U.S. to prepare the directors’ Irish and U.S. 2023 tax documentation.

(3)	The above fees reflect Dame Inga Beale’s role as the Audit and Risk Committee Chair.

(4)	The above fees reflect Ms. Chima’s role as the Governance Committee Chair.

(5)	The above fees reflect Mr. Hammond’s role as the Operational Transformation Committee Chair.

(6)	The above fees reflect Ms. Swanback’s role as the HCC Committee Chair.

(7)	The above fees reflect Mr. Thomas’s role as the Non-Executive Chair of the Board.

Share Ownership Guidelines

Under our share ownership guidelines, which are reviewed with the HCC Committee, non-employee directors are required to accumulate Willis Towers Watson shares equal to five times the directors’ annual cash retainer of $125,000 (i.e., $625,000) within eight years of (i) their appointment to the board of their respective legacy company (for legacy Willis Group or legacy Towers Watson directors who serve on the Board) or (ii) their appointment to the Board. The threshold dollar amount is intended to ensure alignment with the Company’s long-term strategy and the time period is intended to attract and retain qualified new board members and candidates. Ordinary shares, deferred shares, share equivalents, RSUs and restricted shares count toward satisfying the guidelines, but options to purchase shares do not. Each director is prohibited from transferring these shares until six months after leaving Board service (other than to satisfy tax obligations on the vesting/distribution of existing equity awards), but is permitted to transfer any shares in excess of this amount. If, as a result of share price decline subsequent to a non-employee director meeting the ownership requirement, the non-employee director no longer satisfies the ownership requirement, such director is not required to buy additional shares to meet the ownership requirement. In the event a non-employee director has not met the share ownership requirement, he or she is prohibited from transferring any Willis Towers Watson shares (other than to satisfy tax obligations on the vesting/distribution of existing equity awards). In the case of financial hardship, the ownership guidelines may be waived in the discretion of the HCC Committee until the hardship no longer applies or such other appropriate time as the Committee determines. All current non-employee directors have satisfied their share ownership requirements.

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Corporate Governance (continued)

The following table sets forth the non-employee directors’ equity ownership as of December 31, 2023.

Non-Employee Director	Shares		RSUs

Dame Inga Beale	650		881

Fumbi Chima	876		1,432

Stephen Chipman	74		881

Michael Hammond	650		881

Jacqueline Hunt	74		881

Fredric Tomczyk	74		881

Paul Reilly	435	(1)	881

Michelle Swanback	650		881

Paul Thomas	11,708		1,322

(1)	Includes 48 shares held via revocable trust.

For more information regarding the number of shares beneficially owned by each director as of March 25, 2024, see the section entitled “Additional Information — Security Ownership of Certain Beneficial Owners and Management — Directors, Director Nominees, Named Executive Officers and Other Executive Officers.”

Review and Approval of Related Person Transactions

The Company has adopted written policies and procedures governing the review and approval of transactions between the Company and any of its directors or executive officers, director nominees, any security holder who is known to the Company to own of record or beneficially more than 5% of any class of the Company’s voting securities or their immediate family members (each, a “Related Person”) to determine whether such persons have a direct or indirect material interest. The Company’s directors, director nominees and executive officers complete an annual director and officer questionnaire, which requires the disclosure of Related Person transactions. In addition, directors, director nominees and executive officers are obligated to advise the Audit and Risk Committee of any Related Person transaction of which they are aware, or become aware, and, in the event that any such transactions involve difficult or complex issues, the directors and executive officers are obligated to advise the General Counsel. Further, transactions that are determined to be directly or indirectly material to a Related Person are disclosed in the Company’s Proxy Statement or Annual Report on Form 10-K in accordance with SEC rules. The Audit and Risk Committee reviews and approves or ratifies any Related Person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related person transaction, the Audit and Risk Committee considers, among other factors it deems appropriate:

•	the position within or relationship of the Related Person with the Company;

•	the materiality of the transaction to the Related Person and the Company, including the dollar value of the transaction, without regard to profit or loss;

•

the business purpose for and reasonableness of the transaction (including the anticipated profit or loss from the transaction), taken in the context of the alternatives available to the Company for attaining the purposes of the transaction;

•	whether the transaction is comparable to a transaction that could be available on an arms-length basis or is on terms that the Company offers generally to persons who are not Related Persons;

•	whether the transaction is in the ordinary course of the Company’s business and was proposed and considered in the ordinary course of business; and

•

the effect of the transaction on the Company’s business and operations, including on the Company’s internal control over financial reporting and system of disclosure controls or procedures, and any additional conditions or controls (including reporting and review requirements) that should be applied to such transaction.

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Corporate Governance (continued)

Any member of the Audit and Risk Committee who is a Related Person with respect to a transaction under review may not participate in the deliberations or vote regarding the approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting at which the Audit and Risk Committee considers the transaction.

2023 Related Person Transactions under Item 404 of Regulation S-K

BlackRock, Inc. (“BlackRock”) filed a Schedule 13G/A with the SEC reporting that, as of December 31, 2023, BlackRock and certain of its subsidiaries were beneficial owners of more than 5% of our outstanding shares. During 2023, BlackRock Advisors (UK) provided services to Willis Group Services Limited with respect to Willis Pension Trustees Limited and the UK pensions scheme trust. BlackRock received approximately $368,000 for these services and software solutions, which were provided in the ordinary course of business on an arm’s-length basis.

No other transactions are required to be disclosed under Item 404 of Regulation S-K.

Communications with Shareholders and Other Constituencies

The CEO is responsible for establishing effective communications with the Company’s stakeholder groups, including shareholders, the press, analysts, clients, suppliers, governments and representatives of the communities in which it operates. It is the policy of the Company for the CEO to appoint individuals to communicate and interact fully with these stakeholders. The Chair or another spokesperson chosen by the Board will speak for the Board when the Board determines it is appropriate for the Board to have a distinct and separate spokesperson. Often the Board will look to senior management to speak for the Company; however, the Board is also committed to engaging with shareholders to promote open and sustained dialogue in a manner consistent with the Company’s communications policies and procedures.

Non-employee directors are not precluded from communicating directly with shareholders or other constituencies about Company matters, although directors are required under the Corporate Governance Guidelines to coordinate with the Chair and senior management before doing so. An interested person may communicate with independent directors or the non-management directors as a group by writing to the Company Secretary at corporatesecretary@wtwco.com. The Company Secretary will forward the communication to the director(s) to whom it is addressed.

All communications should include the following information:

•	if the person submitting the communication is a security holder, a statement of the type and amount of the securities of the Company that the person holds;

•	if the person submitting the communication is not a security holder and is submitting the communication as an interested party, the nature of the person’s interest; and

•	the address, telephone number and e-mail address, if any, of the person submitting the communication.

Please note that communications may be shared with Company management.

Please see the section “Additional Information — Shareholder and Other Proposals for the 2025 AGM” at the end of this Proxy Statement for shareholders seeking to present a proposal for inclusion in the Company’s proxy materials for the 2025 AGM.

Shareholder Outreach Program

The Company frequently engages with shareholders. Each year, during the spring and fall seasons, we reach out to shareholders holding at least a majority of our shares and then discuss the feedback with our Board. The

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Corporate Governance (continued)

purpose of our year-round outreach is to foster relations with our shareholders by enhancing communications on matters such as corporate governance, executive compensation and environmental and social issues and to provide our shareholders with a forum to discuss any questions they may have or voice any criticisms. We also use the opportunity to explain the various proposals included within the Proxy Statement. Members of management and directors have participated in discussions with shareholders.

The Governance and HCC Committees are both involved in the outreach program. Generally, we review our outreach plans and the results of our outreach efforts and discuss any significant feedback with both Committees (and the full Board, as appropriate). The Committees continue to value and consider shareholder feedback, among other factors, in their evaluation of the Company’s executive compensation program and corporate governance structure.

In 2023, we reached out to shareholders holding approximately 60% of our outstanding shares, with approximately 40% of outstanding shares responding to the outreach in some manner. In connection with the 2023 proxy season outreach, shareholders were generally supportive of the Company’s proposals, which we believe is evidenced by our 2023 Say-on-Pay proposal to approve the NEOs’ compensation having received approximately 96.8% of the votes cast in favor at the 2023 AGM. Over the course of our various shareholder outreach programs, we have received feedback from certain shareholders and have incorporated that feedback in parts of our Board succession plans and executive compensation programs, such as incorporating various financial metrics in executive compensation incentive plan designs, as described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Vote Required for Special Meetings

Shareholders holding 10% of the Company’s share capital have the ability to convene a special meeting.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	31

Proposal No. 2: Advisory (Non-binding) Vote to Ratify the Appointment of the Independent Auditors and a Binding Vote to Authorize the Board of Directors, Acting through the Audit and Risk Committee, to Fix the Independent Auditors’ Remuneration

For the fiscal year ending December 31, 2024, the Willis Towers Watson Audit and Risk Committee approved, and the Board ratified, the appointment of (i) Deloitte & Touche LLP, Independent Registered Public Accounting Firm, to audit the financial statements of Willis Towers Watson and (ii) Deloitte Ireland LLP, Independent Statutory Audit Firm, to audit the Irish Statutory Accounts of Willis Towers Watson. Deloitte & Touche LLP and Deloitte Ireland LLP are the respective U.S. and Irish member firms of the Deloitte Touche Tohmatsu Limited network.

We are seeking ratification of both of these appointments in a non-binding advisory vote from our shareholders at the 2024 AGM. We are not required to have our shareholders ratify the appointments of our independent auditors, but we are nonetheless doing so because we believe it to be a matter of good corporate governance practice. If our shareholders do not ratify the appointments, it will be regarded as notice to the Board and the Audit and Risk Committee to consider selecting different firms. Even if the appointments are ratified, the Audit and Risk Committee may select different independent auditors at any time if it determines that such selections would be in the best interest of Willis Towers Watson and our shareholders.

The Board unanimously recommends that you vote, on a non-binding advisory basis, “FOR” the ratification of the appointment of (i) Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm and (ii) Deloitte Ireland LLP as the Company’s Statutory Audit Firm for the Irish Statutory Accounts; and, on a binding basis, the authorization of the Board, acting through the Audit and Risk Committee, to fix the independent auditors’ remuneration.

A majority of the votes cast by shareholders at the 2024 AGM is required for the proposals. We expect that one or more representatives of Deloitte & Touche LLP and Deloitte Ireland LLP will be present at the 2024 AGM. Each of these representatives will have the opportunity to make a statement, if he or she desires, and is expected to be available to respond to appropriate questions.

The Audit and Risk Committee reviews the auditors’ independence and performance in deciding whether to retain them or engage different independent auditors. In the course of this review, the Committee considers, among other things, the auditors’:

•	independence and process for maintaining independence;

•	historical and recent performance on the audit;

•	capability and expertise in handling the breadth and complexity of our worldwide operations;

•	appropriateness of fees for audit and non-audit services; and

•	status as a registered public accounting firm with the Public Company Accounting Oversight Board (“PCAOB”).

32	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 2: Advisory (Non-binding) Vote to Ratify the Appointment of the Independent Auditors and a Binding Vote to Authorize the Board of Directors, Acting through the Audit and Risk Committee, to Fix the Independent Auditors’ Remuneration (continued)

Fees Paid to the Independent Auditors

The fees that the Company incurs for audit, audit-related, tax and other professional services reflect the complexity and scope of the Company’s operations, including:

•	operations of the Company’s subsidiaries in multiple, global jurisdictions in more than 140 countries;

•	the complex, often overlapping regulations to which the Company and its subsidiaries are subject in each of those jurisdictions; and

•	the operating companies’ responsibility for preparing audited financial statements.

The following fees have been, or will be, billed by Deloitte & Touche LLP or its respective affiliates for professional services rendered to Willis Towers Watson for the fiscal years ended December 31, 2023 and December 31, 2022 ($ in thousands).

	2023	2022
Audit fees (1)	$16,683	$16,007
Audit-related fees (2)	1,291	899
Tax fees (3)	175	217
All other fees (4)	134	59
Total fees	$18,282	$17,182

(1)

Fees for the audits of annual financial statements of Willis Towers Watson, reviews of the financial statements included in the quarterly reports for that fiscal year and statutory audits for subsidiary undertakings.

(2)

Fees for assurance and audit-related services that are traditionally performed by the Company’s independent auditor, such as employee benefit plan audits, review of SEC filings and attest services not required by statute or regulation.

(3)	Tax fees comprise fees for various tax compliance, consultation and planning services.

(4)	All other fees includes other permitted services, which in 2023 and 2022, consisted of research, subscription-based fees and presentations.

Audit and Risk Committee Pre-approval Process

The Audit and Risk Committee has adopted a policy regarding the pre-approval of services provided by the Company’s independent auditors, which can be found in the “Investor Relations — Corporate Governance” section of the Company’s website at www.wtwco.com. This policy requires all services provided by the Company’s independent auditors, both audit and permitted non-audit services, to be pre-approved by the (i) Audit and Risk Committee, (ii) the Audit and Risk Committee Chair or (iii) in the Chair’s absence, any other independent member of the Committee ((ii) and (iii) defined as a “designated member”). The decisions of a designated member of the Audit and Risk Committee shall be reported to the Audit and Risk Committee at its next regularly scheduled meeting.

The pre-approval of audit and permitted non-audit services may be given at any time before engagement for a specified service. Further, the policy outlines the audit and non-audit services that have been pre-approved by the Audit and Risk Committee. Pre-approval fee levels for these services to be provided by the independent auditor will be established by the Audit and Risk Committee at an annual fee meeting and pre-approved for the 12 months thereafter. All other services not listed in the policy must be specifically pre-approved by the Audit and

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	33

Proposal No. 2: Advisory (Non-binding) Vote to Ratify the Appointment of the Independent Auditors and a Binding Vote to Authorize the Board of Directors, Acting through the Audit and Risk Committee, to Fix the Independent Auditors’ Remuneration (continued)

Risk Committee or a designated member. For pre-approved services that arise between regularly scheduled Committee meetings and exceed the pre-approval fee levels set in the annual fee meeting, the Audit and Risk Committee has pre-approved an additional pre-established fee level, which is to be administered by the Controller. The Audit and Risk Committee approved all services described in the “— Fees Paid to the Independent Auditors” section above in accordance with this policy.

Audit and Risk Committee Report

The Audit and Risk Committee is currently composed of five non-employee directors: Dame Inga Beale (Chair), Fumbi Chima, Stephen Chipman, Paul Thomas and Fredric Tomczyk. Dame Inga Beale is an independent audit committee financial expert, as defined by Regulation S-K, and all Audit and Risk Committee members are considered to be financially sophisticated under NASDAQ listing standards in view of their respective financial expertise.

The Audit and Risk Committee operates under a Charter, which is described in detail under “Corporate Governance — Willis Towers Watson Board Committees.” Among its other responsibilities described in its Charter referenced above, the Audit and Risk Committee assists the Board in its oversight of the quality and integrity of the Company’s financial reporting, internal controls over financial reporting, financial management processes and risk management at the Company and subsidiary level as well the appointment, retention, performance and compensation of the Company’s independent auditor. The Audit and Risk Committee meets with members of management, including the Chief Financial Officer, the Controller, the General Counsel as well as the Heads of Internal Audit, Compliance and Risk. The Audit and Risk Committee’s focus on risk relates to major financial risk exposure, pertaining to, among other items, regulatory, audit, financial disclosure, tax matters, pension matters and foreign exchange hedging, and the steps management has taken to monitor and control such risks. Executive management is responsible for the Company’s financial statements and overall reporting process, including the system of internal controls. The independent auditors are responsible for conducting annual audits and quarterly reviews of the Company’s financial statements in accordance with auditing standards of the PCAOB and expressing an opinion as to the conformity of the annual financial statements with U.S. generally accepted accounting principles (“GAAP”). With respect to compliance, the Audit and Risk Committee discusses with the Chief Compliance Officer the compliance and regulatory risks of the Company, and receives a report outlining the main activities of the compliance function, material regulatory interactions review and progress against the annual compliance plan.

In the performance of its oversight function, the Audit and Risk Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2023, with management and the independent auditors. These discussions included the quality, the clarity of the disclosures and the appropriateness of the accounting principles and underlying estimates and other communications required to be discussed under PCAOB standards. The Audit and Risk Committee has also discussed with the auditors, the auditors’ independence from Willis Towers Watson and its management, including the written disclosures and the report received from the auditors regarding the auditors’ communications with the Audit and Risk Committee concerning independence as required by the PCAOB in Rule 3526, Communication with Audit Committees Concerning Independence. The independent auditors and the Company’s internal auditors had full access to the Audit and Risk Committee, including at regular meetings without management present. It is not the duty or responsibility of the Audit and Risk Committee to conduct auditing or accounting reviews or procedures. In performing their oversight function, members of the Audit and Risk Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit and Risk Committee’s considerations and discussions do not assure that the audit of the Company’s financial statements has been carried out in accordance with GAAP or that the financial statements are presented in accordance with GAAP.

34	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 2: Advisory (Non-binding) Vote to Ratify the Appointment of the Independent Auditors and a Binding Vote to Authorize the Board of Directors, Acting through the Audit and Risk Committee, to Fix the Independent Auditors’ Remuneration (continued)

Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities referred to above, the Audit and Risk Committee agreed that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC.

Submitted by the Audit and Risk Committee of the Board of Directors of Willis Towers Watson

Dame Inga Beale (Chair), Fumbi Chima, Stephen Chipman, Paul Thomas and Fredric Tomczyk

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	35

Proposal No. 3: Advisory (Non-binding) Vote on Named Executive Officer Compensation

Recognizing that executive compensation is an important matter for our shareholders, and in accordance with SEC rules, we are asking our shareholders to approve an advisory resolution on the compensation of our named executive officers as disclosed in this Proxy Statement.

This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our executive compensation philosophy, policies and practices as described in this Proxy Statement. Although the voting results are not binding, the Board and the HCC Committee will take into account the results of the vote when considering future executive compensation arrangements.

We encourage our shareholders to read the Compensation Discussion and Analysis, which immediately follows this proposal. The Compensation Discussion and Analysis describes in more detail our executive compensation program and related policies and practices and explains the decisions the HCC Committee has made under this program and the factors considered in making those decisions. We also encourage our shareholders to review the 2023 Summary Compensation Table and other related compensation tables and narratives, which provide detailed information on the compensation of our named executive officers.

Accordingly, we ask our shareholders to vote “FOR” the following resolution, which requires the affirmative vote of a majority of the votes cast:

“RESOLVED, that the shareholders of Willis Towers Watson Public Limited Company approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the 2024 AGM in accordance with the SEC’s rules, including in ‘Executive Compensation: Compensation Discussion and Analysis,’ ‘Compensation Tables — Summary Compensation Table’ and related tables and disclosure.”

The Board of Directors unanimously recommends a vote “FOR” the advisory (non-binding) resolution approving the overall executive compensation of Willis Towers Watson’s named executive officers, described in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

36	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Executive Compensation: Compensation Discussion and Analysis

The Compensation Discussion and Analysis (“CD&A”) describes our compensation philosophy and provides an overview and analysis of (i) our 2023 compensation programs and policies for our Named Executive Officers (“NEOs”); (ii) the material compensation decisions made by the Human Capital and Compensation Committee (the “HCC Committee”) under those programs and policies as reflected in the executive compensation tables that appear following this CD&A; and (iii) the material factors that the HCC Committee considered and the process it utilized in making those decisions.

CD&A Table of Contents

2023 NEOs	• Carl Hess – CEO • Andrew Krasner – CFO • Julie Gebauer – Global Head of HWC • Adam Garrard – Global Head of R&B • Matthew Furman – General Counsel

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	37

Executive Compensation: Compensation Discussion and Analysis (continued)

Executive Summary

NEO 2023 Compensation at a Glance

Strategic Alignment

Our Grow, Simplify and Transform Strategy, which was launched in September 2021, is a multi-year plan that aims to accelerate value for all shareholders. When setting performance targets for the 2023 Short-Term Incentive (“STI”) and Long-Term Incentive Program (“LTIP”), the HCC Committee considered the Company’s strategic priorities and related goals. Further, in its assessment of performance at year-end, the HCC Committee evaluated the Company’s performance and the NEOs’ contributions and progress towards predetermined goals for the year.

Strategic Priorities
Grow	Simplify	Transform
Invest to grow at or above market in priority areas	Increase agility and effectiveness; do the basics well	Enhance client and colleague experience through operational excellence

2023 Incentive Plans Overview

The 2023 incentive plan designs remained largely consistent with prior year plans, which closely aligned rewards with progress towards the Company’s publicly disclosed long-term goals and aimed to create a unifying, team mindset as the Company focused on the execution of its strategy. The changes for 2023 included the introduction of a quantitative Free Cash Flow metric and replacement of the Adjusted Operating Income metric with Adjusted Operating Margin in the STI design, and defining certain LTIP goals as growth rates as opposed to absolute values. These changes better align plan design with the Company’s priorities for the second year of the Transformation strategy and are responsive to shareholder feedback. The 2023 incentive plans for the Company’s executive officers are summarized below.

The 2023 STI and LTIP design changes are discussed in further detail in the sections below entitled “— Compensation Decisions and Outcomes — Short-Term Incentive Compensation” and “— Compensation Decisions and Outcomes — Long-Term Incentive Compensation.”

38	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Executive Compensation: Compensation Discussion and Analysis (continued)

2023 STI Design Summary
Enterprise Financial Performance (66.7% of Total STI)	Individual Performance (33.3% of Total STI)

•  40% — Adjusted Net Revenue

•  40% — Adjusted Operating Margin

•  20% — Free Cash Flow

Payout determined using sliding scale for each metric that correlates performance and payout.

Potential Payout Opportunity: 0% – 200%

•  50% — qualitative assessment of segment or function financial performance

•  50% — qualitative assessment of individual objectives and contributions to shared key enterprise operational initiatives (including inclusion and diversity, colleague engagement, innovation and transformation)

Potential Payout Opportunity: 0% – 200%

2023 LTIP Design Summary

75% PSUs (cliff vest at end of performance period, subject to performance)			25% RSUs (vest ratably over three years)

•  Aligns executive interests with those of our shareholders

•  Incentivizes long-term decision making and meaningful value creation, and rewards exceptional performance

•  PSU metrics align a significant portion of executive compensation with the Company’s growth strategy and commitment to driving shareholder value:

• Introduced in 2022 • Intended to support retention as the Company executes its Grow, Simplify and Transform strategy • Further aligns the Company’s LTIP with common market practice
50% Adjusted Operating Margin	30% Adjusted Net Revenue Growth	20% Adjusted EPS Growth
Results based on performance relative to target for each metric with payout determined using sliding scale for each metric. Potential Payout Opportunity: 0% – 200%

Summary of NEO 2023 Target Total Direct Compensation

The HCC Committee approved the following target compensation levels for the NEOs in 2023. These differ from the values reported in the Summary Compensation Table, which report the actual STI outcomes and the grant date fair value of LTIP awards.

NEO	Base Salary	STI Target		LTIP Target		Target Total Direct Compensation**
		% of Base Salary	$	% of Base Salary	$
Mr. Hess	$1,000,000	200%	$2,000,000	850%	$8,500,000	$11,500,000
Mr. Krasner	$ 800,000	125%	$1,000,000	200%	$1,600,000	$ 3,400,000
Ms. Gebauer	$ 650,000	125%	$ 812,500	200%	$1,300,000	$ 2,762,500
Mr. Garrard *	$ 615,984	125%	$ 769,980	200%	$1,231,968	$ 2,617,932
Mr. Furman	$ 590,000	125%	$ 737,500	150%	$ 885,000	$ 2,212,500

* The figures for Mr. Garrard have been converted into dollars at the five-year average exchange rate (2019 – 2023) (£1:$1.2833).

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	39

Executive Compensation: Compensation Discussion and Analysis (continued)

** For more information regarding the details of the above and actual compensation earned by the NEOs in 2023, including NEO pension benefits, see the discussion under “Compensation Decisions and Outcomes” and the Summary Compensation Table under “Compensation Tables” below.

2024 Compensation and Incentive Plan Design Changes

In light of the full refresh of the HCC Committee membership, the Committee undertook a thorough review of the executive officer compensation programs and philosophy in 2023. As a result of that review, in February 2024, the HCC Committee approved certain changes to the executive officer 2024 incentive plan designs and the 2024 target total direct compensation levels for Mr. Krasner, Ms. Gebauer, Mr. Garrard and Mr. Furman, which are discussed in the section entitled “— Compensation Decisions and Outcomes — 2024 Compensation Preview” below.

40	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Executive Compensation: Compensation Discussion and Analysis (continued)

2023 Company Highlights

In 2023, we continued to execute on our Grow, Simplify and Transform strategic priorities, producing solid financial results and creating value for our shareholders. The strong revenue performance reflects the success of our growth initiatives with both new and existing clients. Our progress in simplifying and transforming our operations, alongside maturing investments in talent and technology, drove efficiencies, margin expansion and improved cash flow. Through the tireless efforts of our leaders and colleagues, WTW delivered another year of profitable growth and remained focused on creating value for all stakeholders. Key highlights are described below.

Solid Financial Performance in 2023

Revenue	Operating Margin	Diluted EPS	Cash Flows from Operating Activities
$9.5 billion + 7% growth	14.4% + 110 basis points	$9.95 + 11% growth	$1.3 billion + 66% growth

Organic Revenue	Adjusted Operating Margin	Adjusted EPS	Free Cash Flow
+ 8% growth	$22.0% + 110 basis points	$14.49 + 8% growth	$1.2 billion + 77% growth

The Company’s results were driven by a number of factors, enabling us to produce outcomes that were in-line with or better than the financial targets for 2023 that we provided during the year. Specifically, during the first quarter of 2023, the Company provided 2023 guidance of mid-single-digit organic revenue growth and adjusted operating margin expansion. In addition, following the second quarter, the Company provided a target of approximately 12% free cash flow margin in 2023. The Company did not provide earnings per share guidance for 2023.

•   The 8% increase in organic revenue in 2023 was above the mid-single-digit organic revenue growth target range. Top line growth was fueled by strong demand for our benefits and human capital services in HWC and the success of our R&B specialization strategy, as well as contributions from the ramp-up in productivity of our investment hires in R&B.

•   The 110 basis point increase to adjusted operating margin in 2023 fulfilled the Company’s commitment of annual margin expansion and was primarily driven by Transformation Program savings.

•   EPS growth was primarily driven by the top line growth and improved profitability described above, as well as $1 billion in share repurchases. The improvement in core operating performance was partially offset by a significant decline in pension income.

•   The Company generated free cash flow of $1.2 billion in 2023 with a free cash flow margin of 12.6%, exceeding the 12% target. The improvement from the prior year was driven by the non-recurrence of one-time headwinds reflected in the comparable period, operating margin expansion and improvement in TRANZACT’s cash flow, partially offset by increased Transformation Program-related costs.

•   The Company achieved annualized Total Shareholder Return (“TSR”) for the three-year period ending December 31, 2023 of 7.0%.

[1]

See pages 58-63 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 22, 2024, for a reconciliation of GAAP to non-GAAP figures identified in this CD&A. All financial results are presented on a continuing operations basis except where stated otherwise.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	41

Executive Compensation: Compensation Discussion and Analysis (continued)

The financial accomplishments above were driven by our continued progress against our strategic priorities in 2023 and key achievements for the year, which are summarized below.

Significant Progress on our Strategic Priorities in 2023

Grow

•   Expanded our client offerings by launching new products, solutions and strategic partnerships – We remain focused on growth opportunities in core and high-growth markets using our analytics capabilities and specialist knowledge to help create more valuable, differentiated and efficient client experiences.

•   Contributions from new talent – During 2023, our recent hires continued to increase productivity and contributed meaningfully to our robust organic revenue growth.

Simplify

•   Improved sales and retention outcomes – Our efforts to streamline our businesses have enabled us to deploy a more cohesive and consistent global model that leverages our scale and provides a smoother client experience from prospect to renewal. Our focus on making it simpler to do business has created smart-connections as more clients look to expand their relationship with WTW across our suite of solutions.

Transform

•   Continued progress on our Transformation Program – We realized $188 million of run-rate savings in 2023 and $337 million in cumulative run-rate savings since the program’s inception, putting us on track to achieve $425 million of run-rate savings through 2024 (up from our target of $380 million previously).

•   Returned nearly $1.4 billion of capital to our shareholders in 2023, paying $352 million in dividends and repurchasing $1 billion in Company shares – We continue to pursue a disciplined capital allocation strategy that balances capital return with internal investments and strategic M&A to deploy our capital in what we believe to be the highest return opportunities.

42	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Executive Compensation: Compensation Discussion and Analysis (continued)

Reflecting the achievements described above and other factors taken into consideration, including maintaining a strong alignment between NEO and high performing broad-based colleague STI payouts (as a percentage of target), market practice, retention and rewarding performance as the Company executes on its strategic vision, (i) the NEO 2023 STI awards were earned at between 122.5% and 126.6% of target (reflecting a discretionary 19.2 percentage point reduction to the calculated enterprise financial performance result) and (ii) the 2021 PSUs, based on annualized TSR for the period of January 1, 2021 through December 31, 2023 relative to the S&P 500, were earned at 91.6% of target. A detailed discussion of performance relative to the goals and objectives of each plan can be found in the section entitled “— Compensation Decisions and Outcomes” below.

Shareholder Engagement and Say-on-Pay

The Company frequently engages with its shareholders. In addition to continuous communication during the year, each year during the spring and fall seasons we formally reach out to shareholders holding over a majority of our shares in the aggregate and then discuss their feedback with our Board. The purpose of our formal year-round outreach is to foster relations with our shareholders by enhancing communications on corporate governance, executive compensation and environmental and social issues and to provide our shareholders with a forum to discuss any questions they may have or voice any concerns. We also use the opportunity to explain various proposals included within the Proxy Statement. Members of management and directors have participated in discussions with shareholders.

The Governance and HCC Committees are both involved in the outreach program. Generally, we review our outreach plans and the results of our outreach efforts and discuss any significant feedback with both Committees (and the full Board, as appropriate). The Committees continue to value and consider shareholder feedback, among other factors, in their evaluation of the Company’s executive compensation program and corporate governance structure.

Over the course of 2023, we reached out to shareholders holding approximately 60% of our outstanding shares, with approximately 40% of outstanding shares responding to the outreach in some manner. In connection with the 2023 proxy season outreach, shareholders were generally supportive of the Company’s proposals, including our 2023 Say-on-Pay proposal approving our NEOs’ compensation, which received approximately 96.8% support at the 2023 AGM. We generally consider feedback from our shareholders during our outreach, as well as the results of the Say-on-Pay vote, when considering any potential changes to our compensation program. For example, we incorporated Free Cash Flow as a metric to our 2023 STI design as a result of shareholder feedback and are continuing to evaluate and refine its emphasis in our incentive plan designs.

Executive Compensation Design

Pay Philosophy

We believe that a unified and integrated approach to advisory, broking and solutions can be a path to growth for organizations around the world. We harness our collective power as ‘One WTW’ to make smart connections to serve and support our clients. We operate in attractive markets – both growing and mature – with a diversified platform across industries, segments and businesses globally. Our vision is to excel as an advisory, broking and solutions company for the benefit of all our stakeholders – creating a competitive advantage and delivering sustainable, profitable growth. We believe we can achieve this through executing on our three strategic priorities: Grow, Simplify and Transform. To be successful, it is critical for us to attract and retain highly qualified executives and colleagues who embrace our vision and support our growth strategy in a collaborative manner, in alignment with the long-term interests of our shareholders.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	43

Executive Compensation: Compensation Discussion and Analysis (continued)

Our compensation policy is governed by the following principles, which guide how we structure our executive compensation program and reach compensation decisions for our NEOs:

Principle	How We Achieve This

Attract, motivate and retain highly qualified executives

•  In determining appropriate target pay opportunities, the HCC Committee evaluates a number of factors, including but not limited to an individual’s role, tenure, experience, contribution and performance, as well as comparisons to peers and market practices.

•  Although the HCC Committee looks at each component of compensation (base salary, STI, LTIP and pension) separately, it also looks at total rewards in aggregate to ensure competitiveness, incentivize top performance and aim for internal equity among the executive team and shareholder alignment.

Align executive interests with our strategy of maximizing shareholder value

•  LTIP awards are made in the form of Performance-Based Restricted Share Units (“PSUs”) and Time-Based Restricted Share Units (“RSUs”), weighted at 75% and 25%, respectively. Collectively these awards account for the largest portion of the CEO’s 2023 target total direct compensation and, on average, 46% of the other NEOs’ 2023 target total direct compensation.

•  PSU performance metrics align a significant portion of NEO compensation with WTW’s strategic priorities and commitment to driving shareholder value.

•  PSUs align executive rewards with enterprise performance and share price performance.

•  RSUs align executive rewards with share price performance and support retention.

Align executive team interests to drive profitable growth

•  The majority of each NEO’s STI award is based on enterprise financial performance and shared key enterprise operational initiatives that support and drive successful execution of our strategic priorities.

Pay for performance

•  A significant portion of each NEO’s compensation is variable and at-risk, including STI awards (cash) and LTIP awards (equity). 91% of the CEO’s 2023 target total direct compensation was variable, and, on average, 76% of the other NEOs’ 2023 target total direct compensation was variable.

•  Incentive plans include a range of metrics to reward executives for exceptional performance and contributions at the enterprise, business and individual levels.

44	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Executive Compensation: Compensation Discussion and Analysis (continued)

Elements of Executive Compensation

The following table summarizes the core elements of our executive compensation program in 2023.

Pay Component	Target Total Direct Compensation Pay Mix		Key Features
	CEO	Other NEO Avg

Base Salary Provides market-competitive fixed pay to attract and retain highly talented executives			• Reflects executive’s role, responsibilities and individual performance • Salary adjustments made only to reflect changes in responsibilities and/or when market or internal conditions warrant

Short-Term Incentive Compensation Provides short-term cash awards based on performance relative to achievement against established financial and qualitative objectives

•  NEO STI Target Range: 125% – 200% of base salary

•  Components: 66.7% Enterprise Financial Performance; 33.3% Individual Performance

•  Enterprise Financial Performance Metrics: 40% Adjusted Net Revenue; 40% Adjusted Operating Margin; 20% Free Cash Flow. Payout determined using sliding scale for each metric that correlates performance and payout.

•  Individual Performance Measures: 50% qualitative assessment of segment or function financial performance; 50% qualitative assessment of individual objectives and contributions to shared key enterprise operational initiatives

•  STI Payout Opportunity: 0% – 200% of target

•  Conditioned upon strong performance, NEO payouts (as a percentage of target) are intended to align with high performing broad-based colleague payouts

Long-Term Incentive Compensation

Provides long-term equity awards that align executive interests with those of our shareholders, incents and rewards long-term decision making and meaningful value creation and aims to retain high-performing executives

•  NEO LTIP Target Range: 150% – 850% of base salary

•  Vehicles: 75% PSUs (cliff-vest at end of three-year period, subject to satisfaction of performance); 25% RSUs (vest ratably over three years)

•  PSU Performance Metrics: 50% Adjusted Operating Margin; 30% Adjusted Net Revenue Growth; 20% Adjusted EPS Growth

•  PSU Payout: PSUs vest based on performance relative to metric targets. Payout determined using sliding scale for each metric that correlates performance and payout.

•  PSU Payout Opportunity: 0% – 200% of target

•  Program features for executive officers and other eligible colleagues are fully aligned

Retirement and Other Benefits Encourage sustained services and retention and provide future retirement security; promote health and well-being	Not Included in Target Total Direct Compensation

•  Retirement Plans: Qualified and supplemental non-qualified retirement plans

•  Welfare: NEOs are eligible to participate in the medical, life insurance and other welfare benefits available to all other colleagues

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Executive Compensation: Compensation Discussion and Analysis (continued)

Compensation Practices at a Glance

We maintain a comprehensive compensation and governance framework aligned with market practices and standards.

What We Do	What We Don’t Do

 ✓  Annual “Say-on-Pay” vote (as recommended by the Board and management and as supported by a majority of shareholders)

 ✓  Independent compensation consultant selected, engaged and overseen by the HCC Committee

 ✓  A substantial majority of total compensation for executives is tied to performance

 ✓  A substantial portion of our annual LTIP equity awards for executive officers are subject to performance-based vesting requirements

 ✓  Dividend equivalents accrued on PSUs and RSUs are only paid if and when the underlying shares vest.

 ✓  Compensation recoupment policy applicable to executive officers’ cash and equity incentive awards in the event of financial restatement as well as detrimental conduct, as discussed under “Compensation Recoupment Policy” below

 ✓  All LTIP awards subject to double-trigger vesting upon change in control

 ✓  Significant share ownership guidelines for executive officers and non-employee directors

 ✓  HCC Committee oversight of risks associated with compensation policies and practices

 x   No backdating of share options and no option repricing without shareholder approval

 x   No excise tax gross-ups

 x   No share reserve automatic replenishment (evergreen) provision in any share-based plans

 x   No pledging by directors and executive officers or hedging by directors and employees of Company shares

 x   No significant perquisites for NEOs

 x   No CEO employment agreement

46	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Executive Compensation: Compensation Discussion and Analysis (continued)

Compensation Decisions and Outcomes

Base Salary

The HCC Committee strives to set base salary at a competitive level based on an executive’s position in the relevant markets in which the executive operates. The HCC Committee generally does not provide annual merit increases to executives, but rather rewards exceptional performance through STI and/or LTIP awards. Adjustments to base salaries are made by the HCC Committee to reflect changes in responsibilities and/or when competitive market or internal conditions warrant.

There were no changes to NEO base salaries during 2023.

Short-Term Incentive Compensation

STI awards are an integral component of the NEOs’ total compensation intended to deliver exceptional pay for exceptional performance over the near-term. Each NEO is eligible to receive an annual STI award with a target value expressed as a percentage of base salary. The targets were established by the HCC Committee based on an evaluation of each executive officer’s total compensation, market practice and pre-existing employment arrangements (where applicable). In February 2023, following a review of external market data and internal pay equity, the HCC Committee approved an increase to Mr. Hess’s 2023 STI target from 175% to 200% of base salary and increases to Ms. Gebauer and Mr. Garrard’s 2023 STI targets from 90% to 125% of base salary.

2023 STI at a Glance

•  NEO 2023 STI targets ranged from 125% to 200% of base salary

•  Use of quantitative and qualitative performance measures

•  Enterprise financial performance based on Adjusted Net Revenue, Adjusted Operating Margin and Free Cash Flow with payout determined using established sliding scales that correlate performance and payout

•  Individual performance based on qualitative assessment of segment or function financial performance, performance against individual objectives and contributions to shared key enterprise operational initiatives

•  Payouts capped at 200% of target

•  NEO 2023 STI awards ranged from 122.5% to 126.6% of target

2023 Design Changes

•  Replaced the prior Adjusted Operating Income metric with Adjusted Operating Margin to better align compensation and behaviors with the long-term best interests of the Company

•  Considered, and ultimately introduced, a Free Cash Flow metric as part of the enterprise performance component in response to feedback from certain shareholders, and reallocated the metric weightings accordingly

2023 STI Design

The 2023 STI program was based upon specific enterprise financial results and individual performance as outlined in the table below. The 2023 STI financial metrics and weightings for enterprise financial performance were intended to align rewards with progress towards publicly disclosed long-term goals, create a unifying, team mindset as the Company focuses on the continued execution of its strategic priorities and support the achievement of profitable growth.

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Executive Compensation: Compensation Discussion and Analysis (continued)

STI Components, Weightings and Performance Metrics*

Enterprise Financial Performance (66.7% of Total STI)	Individual Performance (33.3% of Total STI)

• 40% — Adjusted Net Revenue • 40% — Adjusted Operating Margin • 20% — Free Cash Flow Payout determined using sliding scale for each metric that correlates performance and payout.

•  50% — qualitative assessment of segment or function financial performance

•  50% — qualitative assessment of individual objectives and contributions to shared key enterprise operational initiatives (including inclusion and diversity, colleague engagement, innovation and transformation)

* The HCC Committee retains discretion on the overall payout.

Enterprise Financial Performance Metric Definitions

The 2023 STI performance metrics were intended to generally align with external reporting, subject to further adjustments to better measure organic performance on a constant currency basis.

•  Adjusted Net Revenue – Total “Revenue” as reported by the Company in its Form 10-K for the fiscal year ended December 31, 2023, calculated on a “Constant Currency” basis, which represents the year over year change in revenues excluding the impact of foreign currency fluctuations, and on an organic basis to exclude the impact of acquisitions and divestitures during the same period.

•  Adjusted Operating Margin – “Income from operations” generated during the performance period* as reported by the Company in its Form 10-K and adjusted for the items defined in the Form 10-K for the performance period* divided by Adjusted Net Revenue. Total Adjusted Operating Margin targets and results will be modified for acquisitions and divestitures closed during the performance period*.

•  Free Cash Flow – Cash flows from operating activities less cash used to purchase fixed assets and software for internal use.

* Performance period means January 1, 2023 through December 31, 2023.

Our STI and LTIP include Adjusted Operating Margin as a performance metric. In 2023, Adjusted Operating Margin was incorporated into STI in lieu of Adjusted Operating Income as a broader measure to align behaviors with the long-term best interests of the Company. The HCC Committee believes that the margin metric serves a different purpose and rewards different outcomes as incorporated in the 2023 STI (2023 results) and LTIP (2025 results).

In determining enterprise financial performance targets for 2023, the HCC Committee considered the Company’s strategic priorities and set what it believed were challenging but achievable target levels at 100% payout to incent strong financial performance. The financial targets were based on the budget agreed upon by the Board with management during the course of 2023, consistent with past practice. The HCC Committee then set the financial metric weightings and approved the metric sliding scales and individual NEO STI targets. The HCC Committee believed the maximum level in each sliding scale represented very strong financial performance for the metric and very significant improvement over the prior year, which would have been difficult to attain but if attained, would have materially contributed to the creation of substantial long-term value.

48	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Executive Compensation: Compensation Discussion and Analysis (continued)

2023 STI Awards

The following table sets forth the STI awards approved by the HCC Committee and paid in cash to the NEOs for the fiscal year ended December 31, 2023.

NEO	2023 Base Salary	STI Target as % of Base Salary	2023 STI Target	Enterprise Financial Performance Result * (66.7% of Total STI)	Overall Individual Performance Result (33.3% of Total STI)		2023 STI Award	2023 STI Award as % of STI Target
Mr. Hess	$1,000,000	200%	$2,000,000	133.7%	107.5%	**	$2,499,508	125.0%
Mr. Krasner	$800,000	125%	$1,000,000	133.7%	105.0%		$1,241,429	124.1%
Ms. Gebauer	$650,000	125%	$812,500	133.7%	112.5%		$1,028,953	126.6%
Mr. Garrard ***	$615,984	125%	$769,980	133.7%	112.5%		$975,105	126.6%
Mr. Furman	$590,000	125%	$737,500	133.7%	100.0%		$903,275	122.5%

* Reflects a discretionary reduction to the calculated enterprise financial performance result by the HCC Committee, as further discussed below.

** For Mr. Hess, the overall individual performance result reflects the HCC Committee’s determination that the CEO’s individual performance result should reflect his personal achievements and contributions, as well as alignment among the executive officers. See discussion below.

*** The figures for Mr. Garrard have been converted into dollars at the five-year average exchange rate (2019 – 2023) (£1:$1.2833).

The below sections discuss the results of enterprise financial performance and individual performance that were used to determine the NEO 2023 STI awards.

Enterprise Financial Performance (66.7% of Total STI)

Adjusted Net Revenue (40% of Enterprise Financial Performance)			Adjusted Operating Margin (40% of Enterprise Financial Performance)			Free Cash Flow (20% of Enterprise Financial Performance)

Performance as % of 2023 Target	Adjusted Net Revenue ($M)	Payout as % of Target	Performance as % of 2023 Target	Adjusted Operating Margin %	Payout as % of Target	Performance as % of 2023 Target	Free Cash Flow ($M)	Payout as % of Target

102.2%	$9,549	200%	110.3%	23.5%	200%	120.0%	$1,200	200%

100.0%	$9,344	100%	100.0%	21.3%	100%	100.0%	$1,000	100%

98.0%	$9,157	85%	93.1%	19.8%	80%	90.0%	$900	80%

96.0%	$8,970	50%	85.0%	18.1%	50%	85.0%	$850	50%

< 96.0%	< $8,970	0%	< 85.0%	< 18.1%	0%	< 85.0%	< $850	0%

Actual performance for the enterprise financial metrics was measured against target performance and the resulting payout percentage was determined using the applicable sliding scale.

For compensation purposes, (i) the 2023 Adjusted Net Revenue target was $9,344 million (which represented 6.0% growth over the Company’s 2022 Adjusted Net Revenue), (ii) the 2023 Adjusted Operating Margin target was 21.3% (which represented +50 basis point growth over the Company’s 2022 Adjusted Operating Margin) and (iii) the 2023 Free Cash Flow target was $1,000 million (which represented 48% growth over the Company’s 2022 Free Cash Flow).

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Executive Compensation: Compensation Discussion and Analysis (continued)

For compensation purposes, the Company achieved: (i) Adjusted Net Revenue of $9,466 million, which produced a performance result of 159.5%, based on the interpolation of the above Adjusted Net Revenue sliding scale, for this portion of each NEO’s STI award; (ii) Adjusted Operating Margin of 21.8%, which produced a performance result of 124.7%, based on the interpolation of the above Adjusted Operating Margin sliding scale, for this portion of each NEO’s STI award; and (iii) Free Cash Flow of $1,192 million, which produced a performance result of 196.0%, based on the interpolation of the above Free Cash Flow sliding scale, for this portion of each NEO’s STI award.

Based on the application of the above three scales, the overall enterprise financial performance result against the Adjusted Net Revenue, Adjusted Operating Margin and Free Cash Flow goals was 152.9% of target. As discussed above, the compensation philosophy for the NEOs balances several important considerations, including maintaining a strong alignment between NEO and high performing broad-based colleague payouts (as a percentage of target), market practice, retention and rewarding performance as the Company executes on its strategic vision. The HCC Committee also reviewed the Company’s 2023 Free Cash Flow performance and noted that, while significantly improved from the prior year, the 2023 target publicly announced following the second quarter had become a more relevant comparison point. Given that our 2023 Free Cash Flow performance was approximately equal to the public target, the HCC Committee concluded that the enterprise financial performance result should be reduced to approximate what it would have been had the Free Cash Flow performance result been 100.0%, rather than 196.0%. In light of these considerations, the HCC Committee reduced the enterprise financial performance result for the NEOs by 19.2 percentage points, from 152.9% to 133.7% of target. This resulted in a payout reduction ranging from $94,447 to $256,128 for the NEOs.

Individual Performance (33.3% of Total STI)

When assessing the individual performance, the HCC Committee considered achievements relative to objectives and initiatives in the performance areas noted below, which contributed to strong overall performance and progress on the continued execution of our strategic priorities, and, for the CEO, overall performance relative to that of the executive team. The HCC Committee also considered the CEO’s performance recommendations for the NEOs other than himself.

Financial*	Individual Strategic	Shared Operational

Qualitative assessment of segment or function financial performance	Qualitative assessment of individual strategic objectives, which vary by NEO and cover the following performance areas: clients, people, financial and operational excellence and innovation	Qualitative assessment of NEO contributions to shared key enterprise operational initiatives, including inclusion and diversity, colleague engagement, innovation and transformation

50% of Individual Performance	50% of Individual Performance

* Financial performance includes a qualitative assessment of the achievement of the enterprise financial component goals, performance against budget revenue and operating income (segments) and management of direct expense budgets (functions).

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Executive Compensation: Compensation Discussion and Analysis (continued)

Below is a summary of the achievements considered by the HCC Committee when determining each NEO’s individual performance for 2023.

NEO	2023 Achievements

Mr. Hess CEO

•  Achieved strong financial performance through WTW’s growth strategy, achieving 8% organic revenue growth and improvement in Adjusted Operating Margin of 110 basis points.

•  Spearheaded the Company’s continued progress on the Transformation Program which delivered $188 million of run-rate savings in 2023, exceeding the target for the year.

•  Continued commitment to a disciplined capital allocation strategy, which returned a significant amount of capital to our shareholders in 2023: $352 million in dividends and $1 billion in share repurchases.

•  Improved business discipline on Free Cash Flow through education and oversight of concrete actions that delivered significant year over year improvement in Free Cash Flow.

•  Delivered enhanced company innovation efforts, including implementation of a new Innovation and Acceleration function, expansion of the WTW Innovation Lab and accelerated commercialization processes to rapidly take concepts to market.

•  Continued investment in talent through changes to WTW’s total rewards offerings as a result of a global total rewards review, the establishment of a global leadership forum which brings together over one hundred of our top leaders to refine and deliver our strategy, enhancements to our colleague development programs, improvement in our gender pay gap and focused colleague listening activities.

•  Personal leadership and commitment to improving inclusion and diversity, including increased female and racially diverse representation in senior and executive leadership and focused initiatives related to progressing the hiring and development of diverse talent. Female representation globally, and racially diverse representation in the U.S. (which is the only country where year over year reporting is currently available), improved year over year in leadership and leadership pipeline roles.

In determining Mr. Hess’s individual performance result for 2023, the HCC Committee considered his personal achievements and contributions, as well as alignment among the executive officers. The resulting overall individual performance result for Mr. Hess was 107.5%.

Mr. Krasner CFO

•  Successfully managed the Company’s disciplined capital allocation strategy, including strategy execution, continued work with ratings agencies on ratings objectives and improved analytics, which returned a significant amount of capital to our shareholders in 2023: $352 million in dividends and $1 billion in share repurchases.

•  Significant contributions to transformation efforts within the Finance function and enterprise-wide, including: (i) successful management of the recently implemented financial platform to plan, track progress and ensure accountability and successful execution of the external reporting framework, which resulted in the Company’s delivery of $188 million of run-rate savings in 2023, exceeding target for the year, (ii) delivery of Finance function savings in 2023 that exceeded target, (iii) implementation of target operating model and (iv) enhancement of management financial reporting.

•  Further enhanced our Investor Relations activities, including increased focus on strategic positioning and proactive and transparent messaging and communications with stakeholders.

•  Disciplined financial management of the Finance function, which was under budget for the year.

•  Personal leadership and commitment to inclusion and diversity and colleague engagement efforts, including: (i) enhanced engagement through the Finance Colleague Engagement Council focused on learning and development and inclusion and diversity in the Finance function, (ii) launched the Finance learning and development tool, (iii) progressed diverse hiring and (iv) introduced quarterly colleague spotlight communications.

Based on the above achievements, the HCC Committee approved the following results for Mr. Krasner’s individual performance: (i) function financial performance of 110.0% and (ii) individual objectives and contributions to shared key enterprise operational initiatives of 100.0%. The resulting overall individual performance result for Mr. Krasner was 105.0%.

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Executive Compensation: Compensation Discussion and Analysis (continued)

NEO	2023 Achievements

Ms. Gebauer Global Head of HWC

•  Exceptional contributions to the segment and enterprise in 2023 driven by the execution of HWC’s growth strategy, including: (i) increased HWC’s core market share through client retention and new business, (ii) instilled a growth mindset and sales culture across its businesses with targeted sales campaigns, effective pipeline management and implementation of refreshed LRM model, (iii) enabled smart connections to secure cross-business sales and delivering HWC integrated solutions and (iv) set a strategy for expansion into the middle market with core, configurable and combined offerings.

•  Significant support of enterprise-wide innovation efforts and growth priorities through the launch of new or enhanced services and tools in 2023 aimed at creating more valuable, differentiated and efficient client experiences, including: (i) HWC retirement bundles, (ii) Embark portal, an impactful, personalized, scalable and integrated employee experience platform to increase employee engagement and (iii) Engage software, a premier employee survey tool designed to drive action and impact for organizations.

•  Critical contributions to transformation efforts within the HWC segment, with enhanced processes and technology, including implementation of Dynamics, a cloud-based customer relationship management tool, delivering transformation cost savings in 2023 that exceeded target.

•  Personal leadership and commitment to inclusion and diversity and colleague engagement efforts and initiatives within the HWC segment, including: (i) improved female representation at the senior leader level by 5.3% in 2023, (ii) maintained high retention and engagement rates among HWC colleagues and (iii) fostered a culture of excellence and compliance.

•  The HWC segment delivered strong financial performance in 2023[2], achieving 6% organic revenue growth and 28.0% operating margin, an improvement of 190 basis points from prior year, driven by the ongoing demand for our benefits and human capital services in HWC and transformation-related savings.

Based on the above achievements, the HCC Committee approved the following results for Ms. Gebauer’s individual performance: (i) segment financial performance of 125.0% and (ii) individual objectives and contributions to shared key enterprise operational initiatives of 100.0%. The resulting overall individual performance result for Ms. Gebauer was 112.5%.

[2]	See pages 48-50 and 91-92 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 22, 2024, for a discussion of segment results.

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Executive Compensation: Compensation Discussion and Analysis (continued)

NEO	2023 Achievements

Mr. Garrard Global Head of R&B

•  Exceptional contributions to segment and enterprise growth in 2023 driven by the ongoing rollout of the enhanced industry specialization strategy and successful buildout of 12 industry verticals in North America, enhancing client proposition through alignment of the entire value-chain of internal resources.

•  Commitment to maximizing and commercializing data through digitization to harness the power of data for strategic business growth, including: the implementation of the broking platform in seven countries in 2023, development of plans for expansion into additional countries in 2024 and large account strategy and risk optimization efforts.

•  Drove better outcomes for our clients through improved risk and analytics capabilities and innovative and differentiated offerings in 2023 including: the incorporation of climate data into broking property renewals to help clients understand long-term risks relating to their property portfolios and the launch of: (i) our managing general underwriter, Verita, (ii) Neuron, a next-generation trading solution to connect underwriters and brokers at speed, (iii) the Risk IQ portal, providing on-demand and direct access to WTW’s modelling tools and (iv) Dynamic TCOR, a holistic, concise view of total cost of insurable risk across all classes of insurance.

•  Personal leadership in inclusion and diversity and colleague engagement efforts and initiatives, resulting in decreased attrition and increased hiring year over year, including: (i) increased female representation and revenue-generating investment hires in R&B, (ii) expanded targeted learning and development solutions with specific focus on manager capability and underrepresented talent and (iii) participated in global inclusion and diversity campaigns.

•  The R&B segment delivered strong financial performance in 2023[3], achieving 10% organic revenue growth and 21.8% operating margin, an improvement of 60 basis points from prior year, driven by the ramp up in productivity of investment hires, R&B’s specialization strategy and transformation-related savings.

Based on the above achievements, the HCC Committee approved the following results for Mr. Garrard’s individual performance: (i) segment financial performance of 125.0% and (ii) individual objectives and contributions to shared key enterprise operational initiatives of 100.0%. The resulting overall individual performance result for Mr. Garrard was 112.5%.

[3]	See pages 48-50 and 91-92 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 22, 2024, for a discussion of segment results.

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Executive Compensation: Compensation Discussion and Analysis (continued)

NEO	2023 Achievements

Mr. Furman General Counsel

•  Significant support of operational excellence and innovation initiatives in the Office of General Counsel, including: (i) transforming and simplifying Office of the General Counsel operations by embracing technology and new ways of working, (ii) expanding ESG efforts and communications, (iii) developing capabilities to enhance coverage of technology and AI issues and cyber incidents and (iv) implementing several new risk management initiatives.

•  Significant support of enterprise-wide growth, transformation and innovation initiatives, including new platforms and products.

•  Supported the Board and management on legal and other issues relating to leadership and Board succession processes, including conducting onboarding, assisting the Board in it its self-evaluation process and implementing changes as a result of that process, and leading the team responsible for the Company’s semi-annual shareholder outreach on corporate governance, executive compensation, environmental and other matters.

•  Effectively managed litigation, investigation and E&O exposures, including strengthening processes designed to reduce potential exposure.

•  Efficiently managed core outside counsel spending across the Company and met stretch budget goals for the function, including implementing a new transformation program focused on the function.

•  Personal leadership in inclusion and diversity efforts and colleague engagement initiatives, including the enhancement of career development and mentorship programs and expanded pro-bono programs.

Based on the above achievements, the HCC Committee approved the following results for Mr. Furman’s individual performance: (i) function financial performance of 100.0% and (ii) individual objectives and contributions to shared key enterprise operational initiatives of 100.0%. The resulting overall individual performance result for Mr. Furman was 100.0%.

Long-Term Incentive Compensation

Equity-based awards are intended to align executive interests with those of our shareholders, incent and reward long-term decision making and meaningful value creation and retain high-performing executives.

2023 LTIP at a Glance

•  NEO 2023 LTIP targets ranged from 150% to 850% of base salary (awards granted at target value)

•  Featured performance-based and time-based components (75% PSUs and 25% RSUs)

•  PSU performance metrics aligned to Company’s growth strategy and commitment to driving shareholder value: 50% Adjusted Operating Margin; 30% Adjusted Net Revenue Growth; 20% Adjusted EPS Growth

•  PSUs vest based on performance relative to targets with payout determined using sliding scale for each metric that correlates performance and payout

•  PSU payout capped at 200% of target

2023 Design Changes

•  The mode of goal setting and measurement for the Adjusted Net Revenue and Adjusted EPS performance metrics for 2023 PSUs was changed from an absolute dollar value to a growth rate. The HCC Committee believes that growth rates better align with how we discuss performance internally and externally.

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Executive Compensation: Compensation Discussion and Analysis (continued)

2023 LTIP Awards

The HCC Committee approved the following 2023 LTIP awards for the NEOs which were granted at target value on April 1, 2023:

NEO	2023 Base Salary	LTIP Target as % of Base Salary	2023 LTIP Award
Mr. Hess	$1,000,000	850%	$8,500,000
Mr. Krasner	$800,000	200%	$1,600,000
Ms. Gebauer	$650,000	200%	$1,300,000
Mr. Garrard *	$615,984	200%	$1,231,968
Mr. Furman	$590,000	150%	$885,000

* The figures for Mr. Garrard have been converted into dollars at the five-year average exchange rate (2019 – 2023) (£1:$1.2833). Note that the actual 2023 LTIP award granted to Mr. Garrard was determined based on his 2023 LTIP target value (GBP) and then converted to USD based on the average exchange rate for the 30 business days ending on the date of the grant (April 1, 2023).

Following a review of external market data and internal pay equity and in light of continued strong performance in their roles, the HCC Committee approved the following increases to NEO LTIP targets as a percentage of base salary in February 2023: (i) Mr. Hess’s 2023 LTIP target from 725% to 850% and (ii) Ms. Gebauer and Mr. Garrard’s 2023 LTIP targets from 175% to 200%. There were no changes to the other NEOs’ LTIP target opportunities in 2023.

2023 – 2025 LTIP Design

75% PSUs (cliff vesting at the end of the three-year period, subject to continued employment, unless retirement vesting eligible)	25% RSUs (ratable vesting over three years, subject to continued employment, unless retirement vesting eligible)

As discussed above, for 2023 the HCC Committee determined to change certain PSU performance metrics to focus on growth rather than absolute values of financial performance. Management and the HCC Committee believe that delivering improved margins, revenue growth and earnings per share growth support the successful execution of our strategic priorities that will benefit all stakeholders. Accordingly, the HCC Committee believes that the PSU metrics, which are intended to measure organic performance, align a significant portion of NEO compensation with the Company’s strategic priorities and commitment to driving shareholder value. Emphasis on Adjusted Operating Margin, as demonstrated by the metric weightings, supports the Company’s ability to make the necessary investments in order to achieve the strategy, while delivering profitable and sustainable growth through the complementary Adjusted Net Revenue and Adjusted EPS growth metrics.

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Executive Compensation: Compensation Discussion and Analysis (continued)

How the PSU performance metrics are measured and their weightings are described below.

2025 Adjusted Operating Margin (50% of PSU Results)	Adjusted Operating Margin means “income from operations” generated during the performance period* as reported by the Company in its Form 10-K and adjusted for the items defined in the Form 10-K for the performance period* divided by Adjusted Net Revenue. Total Adjusted Operating Margin results will be modified for acquisitions closed during the performance period*.

2023-2025 Average Annual Adjusted Net Revenue Growth (30% of PSU Results)	Adjusted Net Revenue Growth means the average of the annual organic growth figures as reported by the Company in its Form 10-K from 2023 through the end of the performance period*. This will be on a “Constant Currency” basis which represents the year over year change in revenue growth excluding the impact of foreign currency fluctuations; and on an organic basis to reflect the impact of acquisitions and divestitures.

2023-2025 Average Annual Adjusted EPS Growth (20% of PSU Results)	Adjusted EPS Growth means the average annual growth of “Diluted Earnings per Share” as reported by the Company in its Form 10-K for the performance period*. The Diluted Earnings per Share for each year will be calculated to adjust for the items defined in the Non-GAAP section of the Form 10-K for the performance period*, and further adjusted to be on a Constant Currency and organic basis, and then divided by the weighted average shares outstanding for each year. The goals of Adjusted EPS will be determined on an organic basis to reflect the impact of acquisitions and divestitures and will be modified to reflect the form of consideration paid or received and the use of any cash proceeds, where appropriate.

* Performance period means: (i) January 1, 2023 through December 31, 2025, for purposes of measuring the attainment level of the Adjusted Net Revenue Growth and Adjusted EPS Growth performance objectives and (ii) January 1, 2025 through December 31, 2025, for purposes of measuring the Adjusted Operating Margin performance objective.

Earned PSUs will be determined based on a sliding scale for each PSU metric with a 100% (target) payout if the applicable target goal is achieved. The payout for each metric will be below 100% if results fall below target and above 100% if results are above target. The sliding scales contain thresholds, such that there is a potential of a 0% payout for each metric if threshold performance is not achieved and a 200% payout if the maximum performance goal is achieved. The performance ranges on each metric are independent and it is possible to earn a payout on one metric and not the others (assuming threshold performance has been met on that metric).

The Company believes that providing any further detail on the performance ranges prior to the end of the applicable performance periods for the PSUs is competitively sensitive.

2021 – 2023 PSU Performance Results and Payout

PSUs were granted to all NEOs who were executive officers on July 20, 2021 with a performance period from January 1, 2021 to December 31, 2023. Following the end of the performance period, the number of PSUs earned was determined based on the level of the Company’s achievement of the performance targets established for the 2021 PSUs set forth in the following table:

Performance Level	WTW’s TSR Relative to the S&P 500	Payout as % of Target # of PSUs Granted

Maximum	> 75th Percentile	200%

Target	50th Percentile	100%

Threshold	25th Percentile	50%

< Threshold	< 25th Percentile	0%

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Executive Compensation: Compensation Discussion and Analysis (continued)

The Company achieved an annualized TSR of 7.0% over the three-year performance period, which resulted in a percentile ranking of 45.8% relative to the S&P 500. Based on the interpolation of the above sliding scale, the Company’s percentile ranking produced a payout of 91.6% of the target number of shares granted under the PSU award including dividend equivalents accrued through the vesting date. The earned shares under the award will vest in July 2024, subject to continued employment, unless retirement vesting eligible. For additional detail, see section entitled “Compensation Tables — Outstanding Equity Awards at Fiscal Year-End.”

Special Equity Awards

On April 1, 2023, the HCC Committee approved the grant of a one-time special equity award of RSUs equal to $200,000 to Ms. Gebauer and Mr. Garrard. This was in recognition of their exceptional contributions to the recovery and stabilization of the business during 2022. Half of the RSUs vested on April 1, 2024, and the remaining half will vest on April 1, 2025.

Benefits

Retirement Plans

U.S. Plans

In 2023, all NEOs, except for Mr. Garrard (who is based in the U.K.) participated in the qualified and supplemental non-qualified retirement plans sponsored by the Company in the United States described below. The Company’s sponsorship of such plans is consistent with its belief that retirement plans continue to represent a crucial and viable means to encourage sustained service with the Company and to provide for the future retirement security of our colleagues. When the HCC Committee assesses the competitiveness of compensation for the Company’s executives, it considers the impact of changes in pension value to positioning of total compensation.

•

Qualified Pension Plan – The Willis Towers Watson Pension Plan is a broad-based, tax-qualified defined benefit pension plan that provides benefits to eligible colleagues of the Company using two stable value formulas (non-contributory and contributory). In general, all U.S. salaried and hourly colleagues are eligible to participate after completing one year of service. For additional details, see section entitled “Compensation Tables — Pension Benefits at 2023 Fiscal Year-End.”

•

Non-Qualified Stable Value Excess Plan – The Willis Towers Watson Non-Qualified Stable Value Excess Plan for U.S. Employees (“WTW Stable Value Excess Plan”) is an unfunded deferred compensation plan for select management and other highly compensated colleagues, including the Company’s executive officers, with the purpose of providing participants with supplemental and deferred compensation benefits on eligible earnings that exceed the Internal Revenue Code (“IRC”) limit through the accrual of a contributory or non-contributory stable value benefit. All employee contributions and all Company accruals are credited in the form of Company share units under the Company’s 2012 Plan, will accrue dividend equivalents and will be paid in Company shares. For additional details, see section entitled “Compensation Tables — Non-Qualified Deferred Compensation for the Fiscal Year Ended December 31, 2023.”

•	Qualified Savings Plan – The 401(k) savings plan is available for U.S. employees to provide a means for saving towards retirement and pursuant to which matching contributions are made.

•

Non-Qualified Deferred Savings Plan – The Willis Towers Watson Non-Qualified Deferred Savings Plan for U.S. Employees (“WTW Deferred Savings Plan”) is an unfunded deferred compensation plan for select management and other highly compensated colleagues who contribute significantly to the future success of the Company, including the Company’s executive officers. The purpose of the plan is to provide this group with a means to defer receipt of a portion of their compensation that exceeds the IRC limit, and potentially to receive a discretionary matching contribution from the Company. All deferrals and all Company matches are credited in the form of Company share units under the Company’s 2012 Plan, will accrue dividend equivalents and will be paid in Company shares. For additional details, see section entitled “Compensation Tables — Non-Qualified Deferred Compensation for the Fiscal Year Ended December 31, 2023.”

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Executive Compensation: Compensation Discussion and Analysis (continued)

U.K. Plans

For U.K. employees, a defined contribution plan, the Willis Group Personal Pension Plan (which replaced the Willis Stakeholder Pension Scheme as of February 1, 2015), is available for new employees. Mr. Garrard did not participate in the Willis Group Personal Pension Plan during 2023, and instead elected to receive cash supplements in lieu of Company contributions to the Willis Group Personal Pension Plan. The U.K. Share Incentive Plan is also available to all U.K. employees. Mr. Garrard elected to participate in the U.K. Share Incentive Plan during 2023.

Other Benefits

Employee Welfare Benefit Plans

Our NEOs are eligible to participate in the medical, life insurance and other welfare benefits available to all other colleagues. There are no special medical plans or other welfare plans for our NEOs.

Perquisites

The HCC Committee does not believe that providing generous executive perquisites is necessary to attract and retain executive talent or consistent with its pay-for-performance philosophy. In 2023, we did not provide significant perquisites to the NEOs, as described in the Summary Compensation Table, or provided perquisites in modest amounts.

Severance Benefits

The HCC Committee believes that severance benefits are a necessary component of a competitive compensation program because they minimize distraction and ensure continuity during times of uncertainty or transition, including during a change in control. In certain cases, such benefits are consideration for an executive’s agreement not to compete. Set forth below is a summary of the NEOs’ termination arrangements as of December 31, 2023. The NEOs do not receive any form of tax gross-ups, significant perquisites or automatic payments in connection with a change in control of the Company.

Executive Severance Plans

All NEOs except for Mr. Furman (who has severance terms included in his employment agreement) are participants of the Company’s executive severance plans adopted on March 8, 2020, and amended on February 22, 2022, as described further below. For additional details on payments that may be due to the NEOs in certain termination scenarios, see “Compensation Tables — Potential Payments to Named Executive Officers Upon Termination and/or Change in Control.”

The Willis Towers Watson Public Limited Company Severance and Change in Control Pay Plan for U.S. Executives as amended on June 5, 2020 and February 22, 2022 (the “U.S. Executive Severance Plan”) and the Willis Towers Watson Severance and Change in Control Pay Plan for Non-U.S. Executives as amended on February 22, 2022 (the “Non-U.S. Executive Severance Plan,” and together, the “Executive Severance Plans”), provide for the payment of severance benefits to NEOs in the termination scenarios summarized below.

58	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Executive Compensation: Compensation Discussion and Analysis (continued)

Executive Severance Plans Summary
Involuntary Termination* Outside of Change in Control Period

•  CEO: (i) 2x Base Salary (paid in monthly cash installments); (ii) 2x STI Target; and (iii) cost of COBRA premiums for the continuation of group healthcare coverage for up to 24 months following participant’s termination

•  Other NEOs**: (i) 1x Base Salary (paid in monthly cash installments); (ii) 1x STI Target; and (iii) cost of COBRA premiums for the continuation of group healthcare coverage for up to 18 months following participant’s termination***

Qualifying Termination* During Change in Control Period

•  CEO: (i) 3x Base Salary (paid in cash lump sum); (ii) 3x STI Target; (iii) pro-rata portion of STI award payable for year in which termination occurs based on period participant is employed during year; and (iv) cost of COBRA premiums for the continuation of group healthcare coverage for up to 24 months following participant’s termination

•  Other NEOs**: (i) 2x Base Salary (paid in cash lump sum); (ii) 2x STI Target; (iii) pro-rata portion of STI award payable for year in which termination occurs based on period participant is employed during year; and (iv) cost of COBRA premiums for the continuation of group healthcare coverage for up to 18 months following participant’s termination***

* Involuntary Termination means a participant’s employment is involuntarily terminated without “cause” and other than due to the participant’s death or “permanent disability.” Qualifying Termination means an Involuntary Termination or a participant’s resignation for “good reason” in connection with a “change in control.” Change in Control Period is the period commencing 6 months prior to a change in control and ending 24 months following a change in in control.

** Excludes Mr. Furman who has severance terms included in his employment agreement.

*** Continued medical coverage is included in the U.S. Executive Severance Plan only. As a non-U.S. person, Mr. Garrard is not covered by the U.S. Executive Severance Plan.

Equity award vesting acceleration treatment is addressed separately on an annual basis and set forth in executive’s equity award agreements.

In addition to the severance benefits described above, in the event of Mr. Krasner’s resignation for “good reason” prior to the 6-month period preceding a “change in control” or after the 24-month period following a “change in control” (as such terms are defined in the U.S. Executive Severance Plan), Mr. Krasner would be entitled to: (i) monthly cash installments during a 12-month period equal to the sum of 12 months of base salary and one times target STI and (ii) the cost of COBRA premiums for the continuation of group healthcare coverage for up to 18 months following the termination date. Additionally, in the event of a Qualifying Termination and whether or not a “change in control” occurs (as such terms are defined in the U.S. Executive Severance Plan), prior to full vesting of his sign-on RSU award (granted in September 2021), the Company will (i) accelerate the vesting of any outstanding unvested RSUs under the award at the time of his termination, subject to the approval of the HCC Committee; or, in the absence of such approval, (ii) pay him the cash value of the outstanding unvested RSUs under the award.

In addition to the severance benefits described above, effective as of June 17, 2022, the HCC Committee approved certain enhanced termination provisions applicable to Mr. Garrard’s outstanding and future LTIP awards, as further described in the section entitled “Compensation Tables — Potential Payments to Named Executive Officers Upon Termination and/or Change in Control.” Furthermore, termination provisions under Mr. Furman’s employment agreement are described in the section “Compensation Tables — Potential Payments to Named Executive Officers Upon Termination and/or Change in Control.”

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	59

Executive Compensation: Compensation Discussion and Analysis (continued)

2024 Compensation Preview

2024 Incentive Plan Changes

As noted above, following the refreshment of the HCC Committee in 2023, the HCC Committee completed a comprehensive review of our compensation programs. Following such review, in February 2024, the HCC Committee approved certain changes to the 2024 STI and LTIP as described below.

2024 STI Design Summary

NEO Role	Enterprise Financial Performance			Segment Financial Performance		Individual Performance
	Adjusted Net Revenue	Adjusted Operating Margin	Free Cash Flow Margin	Adjusted Net Revenue	Adjusted Operating Margin	Qualitative assessment of individual performance as specified for each NEO

CEO / CFO	80.0%					20.0%

Segment Heads	55.0%			25.0%		20.0%

General Counsel	66.7%					33.3%

	Weighting of each metric will vary based on NEO role, with no less than 18.3% on each metric			Equal metric weightings
Summary of Changes

•  Differentiated the STI component and metric weightings by executive role to more appropriately align contributions to and impact on performance results with payouts and further emphasize financial performance and accountability. The qualitative individual performance component weighting was decreased from 33.3% to 20% of total STI for the CEO, CFO and Segment Heads.

•  Introduced a segment financial performance component with quantitative financial metrics and performance ranges to strengthen accountability to business performance.

•  Revised the mode of measurement of the enterprise component Free Cash Flow metric from an absolute dollar target to a margin (percentage of revenue) target to align with our forward-looking guidance and investor communications. We consider this measure to be a meaningful metric for tracking cash conversion on a year over year basis due to the non-cash nature of our pension income, which is included in our GAAP and Non-GAAP earnings metrics.

•  Streamlined the individual performance component for executives other than the CEO, by replacing individual objectives and contributions to shared key enterprise operational initiatives with each executive’s top three strategic objectives aligned with the Company’s Grow, Simplify and Transform strategy. This change emphasizes focus on meaningful priorities that will support and drive successful execution of the Company’s strategy.

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Executive Compensation: Compensation Discussion and Analysis (continued)

2024 LTIP Design Summary

Components	• 75% PSUs (cliff vest at end of performance period, subject to performance) • 25% RSUs (vest ratably over three years)

PSU Metrics

•  50% Three-Year Average Annual Adjusted Net Revenue Growth

•  50% Three-Year Average Annual Adjusted Operating Margin Improvement

Results based on performance relative to target for each metric with payout determined using sliding scale for each metric.

PSU Modifier	• Relative TSR (+/- 20%) against the S&P 500 Results based on performance relative to S&P 500 with payout determined using sliding scale.

PSU Payout Opportunity	• 0% – 200%

Summary of Changes

•  Replaced Adjusted Operating Margin with three-year average annual Adjusted Operating Margin improvement to ensure that the PSUs incentivize and reward performance throughout the three-year performance period, not just the final year results.

•  Removed the Adjusted EPS Growth metric and allocated the corresponding weighting to the existing revenue metric to provide a stronger tie to the Company’s strategic emphasis of delivering profitable growth.

•  Introduced a relative TSR modifier to reinforce alignment of payouts with shareholders. The S&P 500 was selected as the performance benchmark as the Company has too few direct competitors to establish meaningful benchmarks, and the HCC Committee believes that the executives should be rewarded for outperforming the broader stock market returns, as represented by the S&P 500.

2024 U.S. Retirement Plan Design Changes

Effective January 1, 2024 several changes were made to the following U.S. retirement plans:

•

Qualified Pension Plan – Effective January 1, 2024, the plan will no longer have a non-contributory component. Under the new contributory formula, employees must contribute 2% of covered pay to the plan in order to participate. Covered pay includes salary only; the additional 5% of eligible pay above the Social Security Wage Base was eliminated. Beginning January 1, 2024, participants covered by the new contributory formula will earn a lump sum benefit payable at the participant’s normal retirement age (65) equal to: (i) 11.5% of each year’s covered pay for the first 10 years of credited service, (ii) 13.0% of each year’s covered pay for the next 10 years of credited service and (iii) 15.0% of each year’s covered pay for 20 or more years of credited service.

•

Non-Qualified Stable Value Excess Plan –The plan became closed to new hires after December 31, 2023. The above changes effective January 1, 2024 for the Qualified Pension Plan are also effective for the Non-Qualified Stable Value Excess Plan.

•

Qualified Savings Plan – The company contribution was changed to a non-elective 3.5% of eligible earnings (base salary plus certain bonuses) from a matching contribution (100% of the first 1% of earnings plus 50% of the next 5% of earnings). The matching contribution will be deposited annually in the first quarter of the following year.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	61

Executive Compensation: Compensation Discussion and Analysis (continued)

2024 Target Total Direct Compensation Changes

In February 2024, following a review of external market data and internal pay equity, the HCC Committee approved increases to 2024 target total direct compensation for all NEOs other than Mr. Hess, as detailed below.

NEO	Base Salary**	STI Target		LTIP Target***		Target Total Direct Compensation
		% of Base Salary	$	% of Base Salary	$
Mr. Krasner	$800,000	125%	$1,000,000	250%	$2,000,000	$3,800,000
Ms. Gebauer	$682,500	125%	$853,125	250%	$1,706,250	$3,241,875
Mr. Garrard *	$646,783	125%	$808,479	250%	$1,616,958	$3,072,220
Mr. Furman	$619,500	125%	$774,375	175%	$1,084,125	$2,478,000

*	The figures for Mr. Garrard have been converted into dollars at the five-year average exchange rate (2019 – 2023) (£1:$1.2833).

**	Ms. Gebauer, Mr. Garrard and Mr. Furman each received a 5% increase to base salary, effective April 1, 2024.

***	Mr. Krasner, Ms. Gebauer and Mr. Garrard’s 2024 LTIP targets were increased from 200% to 250% of base salary. Mr. Furman’s 2024 LTIP target was increased from 150% to 175% of base salary.

Compensation Governance

Role of the HCC Committee

The role of the HCC Committee and its interplay with management and the Board as a whole are set forth below.

Management	HCC Committee	Board of Directors

•   CEO makes recommendations to HCC Committee on compensation for executive officers, including NEOs, based on holistic assessment of each executive’s individual performance and overall Company financial goals

•   No member of management participates in discussions concerning his or her own compensation

•   As appropriate, other executive officers will attend meetings to provide opinions and recommendations

•   Evaluates compensation levels for NEOs and administers Company’s executive compensation program

•   Reviews and approves all components of executive compensation for NEOs and recommends CEO compensation for Board ratification

•   Annually reviews and approves corporate goals and key objectives related to NEO compensation, evaluates NEO performance in light of those goals and objectives and determines and approves NEO compensation

•   Recommends non-employee director compensation for Board approval

•   Reviews, among other things, compliance with share ownership guidelines, proxy season trends, shareholder feedback and the compensation risk assessment

•   Reviews talent, culture, inclusion and diversity initiatives

•   Reviews its Charter, responsibilities and annual calendar

•   Engages an independent compensation consultant

• Ratifies all components of executive compensation for CEO • Approves HCC Committee recommendations on non-employee director compensation, share ownership guidelines and policy

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Executive Compensation: Compensation Discussion and Analysis (continued)

Role of the External HCC Committee Consultant

The HCC Committee has the independent authority to hire external consultants, as well as the sole authority to retain and terminate the services of its consultant. In 2023, the HCC Committee engaged Semler Brossy as its independent consultant.

During the course of 2023, Semler Brossy worked directly under the guidance of the Company’s HCC Committee, in cooperation with management, to assist the HCC Committee with executing its executive compensation-related responsibilities. In such role, the HCC Committee’s consultant served as an objective third-party advisor in assessing the reasonableness of compensation levels and the appropriateness of the design of the evolving compensation program structure in supporting the current and future business strategy and human resource objectives. Semler Brossy attended all formal meetings of the Company’s HCC Committee during 2023. For fiscal year 2023, Semler Brossy received fees of approximately $150,000 for executive compensation-related services provided to the HCC Committee.

During 2023, Semler Brossy supported the Company’s HCC Committee by assisting with the design and administration of the Company’s executive compensation pay practices, including:

•	reviewing and providing input on the peer group used to benchmark executive pay;

•	assessing the market pay data used to inform 2023 pay decisions;

•	providing input on the pay decisions for the Company’s executive officers, including pay mix and levels;

•	reviewing and providing input on the Company’s STI and LTIP designs;

•	reviewing the Company’s Compensation Risk Assessment;

•	reviewing compensation disclosures, including the CD&A;

•	keeping the HCC Committee informed of changes in the regulatory or governance environment for executive compensation issues; and

•	reviewing the Company compensation plans relative to proxy advisory standards.

The HCC Committee was also provided compensation market data and inputs from the Company’s internal compensation consultants (“WTW consultants”). The HCC Committee along with Semler Brossy used the data and analysis provided by the WTW consultants to ensure that the compensation practices were consistent with the compensation philosophy and objectives for both the amount and composition of executive compensation, including that of Mr. Hess. Based on the data and analysis provided by the WTW consultants, as reviewed by Semler Brossy, as well as information from management and Semler Brossy, the HCC Committee applied business judgment in recommending compensation awards, taking into account the dynamic nature of the brokerage and consulting businesses internationally and the adaptability and response required by the senior leadership to manage significant changes that arose during the course of the year.

Other than serving as the consultant to the HCC Committee, Semler Brossy provides no other services to the Company. The HCC Committee determined that, based on the factors specified in the exchange listing rules, Semler Brossy’s services produced no conflicts of interest. The WTW consultants work for the Company and are therefore by definition not independent advisors, although they do provide professional advice, data and guidance to the HCC Committee with the concurrence of Semler Brossy.

Use of Peer Company Data

In making its determinations for fiscal year 2023, the HCC Committee considered publicly available information of a select group of peer companies, as well as survey data from the Company’s compensation surveys, to inform the pay levels and structures for the senior executive team. The peer group was used as the primary reference point for the CEO and CFO compensation benchmarking, while the size-adjusted general industry survey data was the primary reference point for all other NEOs. All compensation data used was reviewed and supported by Semler Brossy as the HCC Committee’s independent compensation consultant.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	63

Executive Compensation: Compensation Discussion and Analysis (continued)

The peer group was selected by the HCC Committee based on the recommendations of the WTW consultants and Semler Brossy based on input from management on the comparability of the business operations of potential peer group companies, including reasonably comparable size (based on revenue and market capitalization) and industry. Information about the peer group companies was used to inform decisions regarding pay levels and mix and program design.

For conducting a competitive assessment of the compensation levels for the Company’s executives for fiscal year 2023, the HCC Committee approved the below peer group of 16 companies, consistent with the peer group used for 2022.

2023 Peer Group

• Aon plc	• First American Financial Corporation
• Arthur J. Gallagher & Co.	• Fiserv, Inc.
• Automatic Data Processing, Inc.	• Marsh & McLennan Companies, Inc.
• Booz Allen Hamilton Holding Corporation	• Principal Financial Group, Inc.
• Cognizant Technology Solutions Corporation	• Robert Half Inc.
• Conduent Incorporated	• S&P Global Inc.
• Fidelity National Financial, Inc.	• The Hartford Financial Services Group, Inc.
• Fidelity National Information Services, Inc.	• Unum Group

At the time the peer group was approved by the HCC Committee in 2023, WTW was at the 31st percentile in terms of total revenue and the 50th percentile in terms of market capitalization among this peer group.

Compensation Policies and Risk

Compensation Risk Analysis

In reviewing the Company’s pay programs, the HCC Committee considers whether the programs encourage unnecessary or excessive risk taking that might have an adverse impact on the Company. At the request of the HCC Committee, the WTW consultants completed a 2023 risk assessment of the Company’s compensation programs with the review and concurrence of Semler Brossy. The 2023 risk assessment included a review of the design and features of the Company’s incentive compensation programs in place, as well as an evaluation of program structure and philosophy, design characteristics, performance management and governance practices relative to compensation risk factors. The 2023 compensation risk assessment and the Company’s incentive compensation governance led Semler Brossy and the HCC Committee to agree that the Company’s compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

64	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Executive Compensation: Compensation Discussion and Analysis (continued)

Compensation Recoupment Policy

The Company’s compensation recoupment policy is intended to encourage sound risk management and individual accountability. Effective November 28, 2023, the Board adopted a revised compensation recoupment policy (the “Recoupment Policy”), which replaced and superseded the Company’s previous compensation recoupment policy that became effective November 15, 2017, and is administered by the HCC Committee. The Recoupment Policy complies with the relevant SEC and NASDAQ Listing Rules and is also designed to provide protections that extend beyond those required by applicable rules, with coverage extending across all incentive compensation in the event of detrimental conduct. The table below provides a high-level summary of the Recoupment Policy, a full copy of which is posted on the Company’s website under “Investor Relations — Corporate Governance.”

Covered Persons	Company’s current and former executive officers

Covered Events	Financial Restatement	Detrimental Conduct *

Trigger	Financial Restatement due to material noncompliance with any financial reporting requirement under securities laws	Detrimental Conduct that is likely to cause or has caused material financial, operational or reputational harm to WTW

Lookback Period	Three years	Three years

Covered Incentive Compensation	Compensation granted, earned or vested after the effective date of the Recoupment Policy based wholly or in part upon attainment of Financial Reporting Measure

Incentive compensation (awarded, earned, paid or payable), including any bonus, STI award / amount, LTIP award / amount and equity-based awards, including those that vest solely based on continued service

Recoupment Amount	Any excess compensation determined with reference to the restated Financial Reporting Measure(s)

Determined by the HCC Committee with reference to factors including relative degree of fault or involvement, impact of conduct on WTW, magnitude of any loss caused and other relevant facts and circumstances

HCC Committee Discretion	No discretion unless HCC Committee determines that such recovery would be impracticable in accordance with the Policy	Discretion to determine whether Detrimental Conduct has occurred and amount to be recovered

* Detrimental Conduct consists of: (i) the commission of an act of fraud, misappropriation or embezzlement in the course of employment; (ii) the commission of a criminal act, whether or not in the workplace, that in the HCC Committee’s sole discretion, constitutes a felony or crime of comparable magnitude that could subject the Company to reputational harm; (iii) the material violation of a non-compete, non-solicitation, confidentiality or other restrictive covenant agreement; (iv) the willful and material breach of a Covered Person’s obligations under the Company’s Code of Conduct relating to compliance with law or regulations that would give rise to dismissal under the Code of Conduct or termination for Cause (as defined in the policy); or (v) any act or omission involving willful misconduct that resulted in such Covered Person’s termination for Cause.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	65

Executive Compensation: Compensation Discussion and Analysis (continued)

Executive Share Ownership Guidelines

The HCC Committee oversees the implementation of the share ownership policy that applies to the executive officers of the Company, to further align their interests with those of our shareholders and provide meaningful personal interest in sustainable value creation.

Minimum Guidelines	• CEO: 6x base salary • Other Executive Officers: 3x base salary

Period to Comply*	• Within five years from the date of the executive’s hiring or promotion

Shares Counted**

•  Shares owned outright or in a trust for benefit (including shares acquired from equity awards or from share market purchases)

•  Shares or units held in broad-based share purchase plans (i.e., the Employee Share Purchase Plan and the U.K. Share Incentive Plan)

•  Shares held in a 401(k) self-directed brokerage account

•  Shares deemed held in the WTW Deferred Savings Plan and the WTW Stable Value Excess Plan

•  Unvested and vested restricted shares or RSUs that are subject to time-based vesting

•  Unvested earned PSUs

Shares Not Counted	• Unvested or vested/unexercised share options • Unvested / unearned PSUs

Additional Information

Once an executive accumulates sufficient shares to meet his or her individual requirement, the executive is not required to retain shares above the threshold. If, as a result of a share price decline subsequent to an executive meeting his or her ownership requirement, the executive no longer satisfies the ownership requirement as of the Company’s fiscal year-end, the executive is not required to buy additional shares to meet the ownership requirement. However, the executive is required to retain the number of shares that originally were acquired to reach the share ownership threshold until such time as he or she is once again above the threshold.

*

Failure to comply with or make reasonable progress towards meeting the share ownership guidelines in a timely fashion would result in the executive being required to retain all of the net shares received upon the vesting of RSUs and PSUs and the exercise of options to purchase WTW shares and may impact future grants. The HCC Committee has interpreted “reasonable progress” for purposes of measuring compliance as looking at an executive’s ownership levels (calculated under guidelines) compared to ownership levels that would be expected at the relevant stage of the five-year transition period (e.g., 1/5 per year after first year).

**	Related value based on the average daily share price over the last 30 business days of the Company’s fiscal year.

As of December 31, 2023, the NEOs have satisfied the minimum required share ownership requirements.

Anti-Hedging and Anti-Pledging Policies

The Company prohibits directors and executive officers from pledging any Company shares, including by entering into margin accounts, and prohibits directors and all employees from engaging in hedging transactions with respect to ownership in the Company’s securities (including prepaid variable forward contracts, equity swaps, collars and exchange funds).

66	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Executive Compensation: Compensation Discussion and Analysis (continued)

Additional Information

Share Award Policy

The Board has a policy governing the granting of options and other share-based awards under the Company’s equity plans.

It is the Company’s policy not to backdate option grants or other share-based awards to take advantage of a lower share price or to schedule grants of options or other share-based awards before or after specific events to take advantage of anticipated movements in the price of our shares.

Tax and Accounting Implications

Section 162(m) of the Internal Revenue Code (the “Code”) generally limits the deductibility of the compensation payable by public companies to certain executive officers covered by Code Section 162(m) to $1 million in any taxable year. As a result, short-term and long-term compensation, including performance-based compensation, in excess of $1 million payable to our executive officers who are considered “covered employees” under Code Section 162(m), which would include our NEOs, will not be deductible for tax purposes. While the non-deductibility of compensation for tax purposes is one of several considerations the HCC Committee weighs in determining its executive compensation program, the HCC Committee retains discretion to structure its executive compensation to be competitive and effective in order to promote the Company’s business goals even if the compensation payable to our NEOs is not fully deductible.

The HCC Committee also takes into consideration the potential implications of Section 409A of the Code in designing the compensation payable to our NEOs.

The accounting expense of the compensation payable to our NEOs, including the decision to adopt new share-based programs or make any changes to the share-based component of our NEOs’ compensation arrangements, is also factored into the HCC Committee’s decision to approve our NEOs’ compensation.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	67

Human Capital and Compensation Committee Report

This report is submitted to the shareholders of Willis Towers Watson Public Limited Company by the HCC Committee of the Company’s Board of Directors. The HCC Committee consists solely of non-executive directors who are independent, as determined by the Board in accordance with the Company’s guidelines and NASDAQ listing standards.

The HCC Committee has reviewed, and discussed with management, the Compensation Discussion and Analysis contained in this Proxy Statement, and based on this review and discussion, recommended to the Board that it be included in this Proxy Statement.

Submitted by the HCC Committee of the Board of Directors of Willis Towers Watson

Michelle Swanback (Chair), Michael Hammond, Jacqueline Hunt, and Paul Reilly

Human Capital and Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the HCC Committee. In addition, none of our executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our Board.

68	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Tables

Summary Compensation Table

The following table sets forth information concerning the compensation of Carl Hess (CEO), Andrew Krasner (CFO), Julie Gebauer (Global Head of HWC), Adam Garrard (Global Head of R&B) and Matthew Furman (General Counsel), who are collectively our NEOs for the fiscal year ended December 31, 2023.

A	B	C	D	E	F	G	H	I
Name and Principal Position	Year	Salary ($)	Bonus ($)	Share Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Carl Hess	2023	1,000,000	—	8,499,764	2,499,508	156,923	512,637	12,668,832
CEO	2022	1,058,173	—	7,249,654	1,801,052	—	620,021	10,728,900
	2021	766,667	—	1,167,419	2,443,875	209,050	241,474	4,828,485

Andrew Krasner	2023	800,000	—	1,599,704	1,241,429	21,654	128,839	3,791,626
CFO	2022	800,000	—	1,599,768	1,106,595	3,300	58,789	3,568,452
	2021	333,625	361,667	2,999,991	493,397	8,178	2,698	4,199,556

Julie Gebauer	2023	650,000	—	1,499,548	1,028,953	—	211,358	3,389,859
Global Head of HWC	2022	650,000	—	1,137,196	647,358	—	244,337	2,678,891
	2021	650,000	—	1,167,419	837,574	—	216,167	2,871,160

Adam Garrard*	2023	615,984	—	1,362,909	975,105	—	79,992	3,033,990
Global Head of R&B	2022	624,864	—	1,137,434	622,324	—	80,955	2,465,577

Matthew Furman	2023	590,000	—	884,903	903,275	39,662	112,164	2,530,004
General Counsel	2022	580,000	—	884,776	785,415	21,290	126,620	2,398,101
	2021	550,000	300,000	897,994	984,328	22,482	108,449	2,863,253

*

The figures for Mr. Garrard for 2023 have been converted into dollars at the five-year average exchange rate (2019 – 2023), as applicable (£1:$1.2833), except for the Share Awards, which were determined based on his 2023 LTIP target value (GBP) and then converted to USD based on the average exchange rate for the 30 business days ending on the date of the grant (April 1, 2023). The figures for Mr. Garrard for 2022 have been converted into dollars at the five-year average exchange rate (2018 – 2022), as applicable (£1:$1.3018), except for the Share Awards, which were determined based on his 2022 LTIP target value (GBP) and then converted to USD based on the average exchange rate for the 30 business days ending on the date of the grant (April 1, 2022).

Salary (Column C)

The amounts shown in column C reflect base salaries earned by each NEO during the listed year. Mr. Hess’s 2023 base salary remains unchanged from the prior year which reflected payout of his frozen vacation balance.

Bonus (Column D)

No bonuses were paid to any of the NEOs during 2023.

Share Awards (Column E)

The amounts shown in column E reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in “Note 19-Share-based

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 69

Compensation Tables (continued)

Compensation” to our Fiscal Year 2023 Consolidated Financial Statements included in our Annual Report on Form 10-K for Fiscal Year 2023 filed with the SEC on February 22, 2024. For awards shown in column E that are subject to market conditions, the amount included in the table is the full fair value of the award at the grant date consistent with the recognition criteria in FASB ASC Topic 718; the full fair value at the grant date takes into account all possible outcomes of the market condition and therefore, pursuant to FASB ASC Topic 718, the expense does not change based on the number of shares that are ultimately settled upon achievement of performance at the end of the performance period. For the 2022 and 2023 LTIP PSU awards (which are subject only to performance conditions), the amount included in the table is the full fair value at the grant date based on the probable outcome with respect to the satisfaction of the performance conditions consistent with the recognition criteria in FASB ASC Topic 718 (excluding the effect of estimated forfeitures). Additional details regarding the 2023 amounts shown in column E for the NEOs are as follows:

					Column E
NEO	Award	Grant Date	PSU Award Aggregate Grant Date Fair Value ($)	RSU Award Aggregate Grant Date Fair Value ($)	Total Share Award Aggregate Grant Date Fair Value ($)
Mr. Hess	2023 LTIP Award	1-Apr-2023	6,374,881	2,124,883	8,499,764
Mr. Krasner	2023 LTIP Award	1-Apr-2023	1,199,778	399,926	1,599,704
Ms. Gebauer	2023 LTIP Award	1-Apr-2023	974,834	324,867	1,499,548
	Special RSU Award	1-Apr-2023	—	199,847
Mr. Garrard	2023 LTIP Award	1-Apr-2023	872,355	290,707	1,362,909
	Special RSU Award	1-Apr-2023	—	199,847
Mr. Furman	2023 LTIP Award	1-Apr-2023	663,677	221,226	884,903

The aggregate grant date fair value shown in the table above for the NEOs’ PSUs granted pursuant to the 2023 LTIP reflects the value of each award at the grant date based on the probable outcome of the performance conditions as of the grant date (target performance). Below is a comparison of the value of each award at the grant date based on the probable outcome of the performance conditions and the value of each award at the grant date assuming the highest level of performance conditions will be achieved.

NEO	Award	Grant Date	PSU Award Aggregate Grant Date Fair Value Based on Target Performance ($)	PSU Award Aggregate Grant Date Fair Value Assuming Maximum Performance ($)
Mr. Hess	2023 LTIP Award	1-Apr-2023	6,374,881	12,749,761
Mr. Krasner	2023 LTIP Award	1-Apr-2023	1,199,778	2,399,556
Ms. Gebauer	2023 LTIP Award	1-Apr-2023	974,834	1,949,668
Mr. Garrard	2023 LTIP Award	1-Apr-2023	872,355	1,744,709
Mr. Furman	2023 LTIP Award	1-Apr-2023	663,677	1,327,355

For more information regarding the equity awards, see the “Grants of Plan-Based Awards” table, the “Outstanding Equity Awards at Fiscal Year-End” table and the section entitled “Executive Compensation: Compensation Discussion and Analysis — Compensation Decisions and Outcomes — Long-Term Incentive Compensation.”

70	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Tables (continued)

Non-Equity Incentive Plan Compensation (Column F)

The amounts shown in column F reflect the NEOs’ 2023 STI awards, which were fully paid in cash in March 2024.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings (Column G)

This column reflects any aggregate increase in actuarial present values of accumulated benefits during the relevant fiscal year for the NEOs under the Willis Towers Watson Pension Plan and the Towers Watson Supplemental Executive Retirement Plan (“Towers Watson SERP”) (through July 1, 2017, when it was frozen). Any increase in actuarial present value was determined using assumptions that are the same as those used in the Company’s financial statements for the fiscal year ended December 31, 2023, except that retirement is assumed to occur at the earliest unreduced retirement age for the NEOs and no pre-retirement terminations or deaths are assumed to occur. The column does not reflect any aggregate decrease in actuarial present values of accumulated benefits during the relevant fiscal year.

The earliest unreduced retirement ages for each of the NEOs is as follows:

•

Mr. Hess – Age 62 under the Legacy Watson Wyatt and pre-July 1, 2017 stable value formulas; Age 65 under the post-July 1, 2017 stable value formula. Age 62 was assumed for Mr. Hess because the majority of his benefit value is unreduced at age 62.

•	Messrs. Krasner and Furman – Age 65 under the post-July 1, 2017 stable value formula.

•

Ms. Gebauer – Age 60 under the Legacy Towers Perrin benefit formula; Age 62 under the pre-July 1, 2017 stable value benefit formula; Age 65 under the post-July 1, 2017 stable value benefit formula. Ms. Gebauer was assumed to retire immediately because the majority of her benefit value is unreduced at age 60 and she has attained that age.

•	Mr. Garrard – Not applicable since Mr. Garrard does not participate in any defined benefit plan.

The pension values for Messrs. Hess, Krasner and Furman increased during the year. The pension value for Ms. Gebauer decreased during the year. The increases / (decreases) in the actuarial present values for the NEOs for fiscal year 2023 were $156,923 for Mr. Hess, $21,654 for Mr. Krasner, ($119,044) for Ms. Gebauer and $39,662 for Mr. Furman. These increases / (decreases) are attributable to a number of factors. The NEOs (except Mr. Garrard) accrued additional benefits in the Willis Towers Watson Pension Plan during 2023. These accruals increased the present values by $50,149 for Mr. Hess, $16,490 for Mr. Krasner, $51,341 for Ms. Gebauer and $22,694 for Mr. Furman. The actuarial present value from the Willis Towers Watson Pension and the Towers Watson SERP increased due to the passage of time by $109,222 for Mr. Hess, $1,242 for Mr. Krasner, $354,187 for Ms. Gebauer and $6,114 for Mr. Furman. Changes in the actuarial assumptions were also made during fiscal 2023. The discount rates used to value benefits decreased during fiscal 2023 from 5.39% to 5.08% for benefits from the Willis Towers Watson Pension Plan and from 5.22% to 4.94% for the Towers Watson SERP. The assumed lump sum interest rate to determine the value of benefits under the Towers Watson SERP increased from 2.75% to 3.00% for Mr. Hess and Ms. Gebauer. The assumption changes described above changed the actuarial present value amounts by ($2,448) for Mr. Hess, $3,922 for Mr. Krasner, ($524,572) for Ms. Gebauer and $10,854 for Mr. Furman.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	71

Compensation Tables (continued)

All Other Compensation (Column H)

The amounts shown in column H reflect the aggregate dollar amount of Company contributions to Company-sponsored retirement plans and perquisites and other personal benefits for each NEO during 2023. Additional details are shown below.

NEO	Company Contributions to Company-Sponsored Retirement Plans ($) (1)	Perquisites and Other Personal Benefits ($) (2)	2023 All Other Compensation Total ($)
Mr. Hess	512,637	—	512,637
Mr. Krasner	128,839	—	128,839
Ms. Gebauer	211,358	—	211,358
Mr. Garrard	64,808	15,184	79,992
Mr. Furman	112,164	—	112,164

(1)	The amounts in this column reflect Company contributions to Company-sponsored retirement plans for the NEOs during 2023:

•

For Mr. Hess: (i) the Company’s contribution to his 401(k) Plan in the amount of $11,550, (ii) Company matching contributions made in the form of fully vested RSUs to the WTW Deferred Savings Plan in the amount of $86,487 and (iii) the value of Company-provided quarterly allocations of fully vested RSUs under the WTW Stable Value Excess Plan in the amount of $414,600.

•

For Mr. Krasner: (i) the Company’s contribution to his 401(k) Plan in the amount of $11,550, (ii) Company matching contributions made in the form of RSUs to the WTW Deferred Savings Plan in the amount of $55,181 and (iii) the value of Company-provided quarterly allocations of RSUs under the WTW Stable Value Excess Plan in the amount of $62,108.

•

For Ms. Gebauer: (i) the Company’s contribution to her 401(k) Plan in the amount of $11,550, (ii) Company matching contributions made in the form of fully vested RSUs to the WTW Deferred Savings Plan in the amount of $33,858 and (iii) the value of Company-provided quarterly allocations of fully vested RSUs under the WTW Stable Value Excess Plan in the amount of $165,950.

•	For Mr. Garrard, the total opt-out supplement received during 2023 in lieu of employer pension contribution.

•

For Mr. Furman: (i) the Company’s contribution to his 401(k) Plan in the amount of $11,550, (ii) Company matching contributions made in the form of RSUs to the WTW Deferred Savings Plan in the amount of $36,590 and (iii) the value of Company-provided quarterly allocations of RSUs under the WTW Stable Value Excess Plan in the amount of $64,024.

(2)

The amount in this column for Mr. Garrard reflects (i) U.K. car allowance received during 2023 in the amount of $9,409 and (ii) U.K. parking space in the amount of $5,775 per annum, including VAT. No other NEO received any perquisites or other personal benefits during 2023.

Total (Column I)

The amounts shown in column I reflect the sum of columns C through H for each NEO.

72	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Tables (continued)

Grants of Plan-Based Awards

The following table sets forth the grants of plan-based awards made to the NEOs during 2023. Amounts shown in columns C through E relate to the STI award opportunities in respect of 2023. The terms and conditions of these awards are described in the section entitled “Executive Compensation: Compensation Discussion and Analysis — Compensation Decisions and Outcomes — Short-Term Incentive Compensation.” The remaining columns relate to equity awards granted under the 2023 LTIP (which consisted of PSUs and RSUs) and a one-time special equity award of RSUs granted to Ms. Gebauer and Mr. Garrard in connection with exceptional performance during 2022.

A	B	C	D	E	F	G	H	I	J	K	L
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units # (3)	All Other Options Awards: Number of Securities Underlying Units #	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($) (4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Carl Hess	—	—	2,000,000	4,000,000	—	—	—	—	—	—	—
	4/1/2023	—	—	—	—	—	—	9,144	—	—	2,124,883
	4/1/2023	—	—	—	13,717	27,433	54,866	—	—	—	6,374,881
Andrew Krasner	—	—	1,000,000	2,000,000	—	—	—	—	—	—	—
	4/1/2023	—	—	—	—	—	—	1,721	—	—	399,926
	4/1/2023	—	—	—	2,582	5,163	10,326	—	—	—	1,199,778
Julie Gebauer	—	—	812,500	1,625,000	—	—	—	—	—	—	—
	4/1/2023	—	—	—	—	—	—	860	—	—	199,847
	4/1/2023	—	—	—	—	—	—	1,398	—	—	324,867
	4/1/2023	—	—	—	2,098	4,195	8,390	—	—	—	974,834
Adam Garrard*	—	—	769,980	1,539,960	—	—	—	—	—	—	—
	4/1/2023	—	—	—	—	—	—	860	—	—	199,847
	4/1/2023	—	—	—	—	—	—	1,251	—	—	290,707
	4/1/2023	—	—	—	1,877	3,754	7,508	—	—	—	872,355
Matthew Furman	—	—	737,500	1,475,000	—	—	—	—	—	—	—
	4/1/2023	—	—	—	—	—	—	952	—	—	221,226
	4/1/2023	—	—	—	1,428	2,856	5,712	—	—	—	663,677

*

The HCC Committee approved enhanced treatment of certain outstanding and future equity awards for Mr. Garrard, which is further described in the section below entitled “— Potential Payments to Named Executive Officers Upon Termination and/or Change in Control.”

(1)

The amounts shown in columns C through E reflect threshold, target and maximum performance for the 2023 STI awards granted to each NEO. The threshold payout for each NEO reflects the minimum possible payout of $0. The maximum payout for each NEO reflects the maximum STI award opportunity of 200% of 2023 STI target. The actual 2023 STI awards granted are shown in column F of the Summary Compensation Table and further analyzed in the table in the section entitled “Executive Compensation: Compensation Discussion and Analysis — Compensation Decisions and Outcomes — Short-Term Incentive Compensation — 2023 STI Awards.” The figures for Mr. Garrard have been converted into dollars at the five-year average exchange rate (2019 – 2023) (£1:$1.2833).

(2)

The number of shares shown in columns F through H reflect threshold, target and maximum performance for the PSUs granted to the NEOs under the 2023 LTIP on April 1, 2023. Earned PSUs will be determined based on a sliding scale for each PSU financial performance metric (2025 Adjusted Operating Margin; 2023-2025 average annual Adjusted Net Revenue Growth; 2023-2025 average annual Adjusted EPS Growth) with a 100% (target) payout if the applicable financial target is achieved. The payout for each metric will be below 100% if results fall below target and above 100% if results are above target. The sliding scales contain thresholds, such that there is a potential of 0% payout for each metric if threshold performance is not

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	73

Compensation Tables (continued)

achieved and 200% payout if the maximum performance goal is achieved. The performance ranges on each metric are independent and it is possible to earn a payout on one metric and not the others (assuming threshold performance has been met on that metric). The Company believes providing any further detail on the performance ranges prior to the end of the applicable performance periods is competitively sensitive.

The earned PSUs will vest on April 1, 2026 for all NEOs, subject to the continued employment of the participant during the vesting period, except as otherwise described in the section below entitled “— Potential Payments to Named Executive Officers Upon Termination and/or Change in Control.” Dividend equivalents in the form of additional shares will accrue on the PSUs, but are only paid to the same extent and at the same time as the underlying shares vest.

For additional information on the 2023 LTIP, see section entitled “Executive Compensation: Compensation Discussion and Analysis — Compensation Decisions and Outcomes — Long-Term Incentive Compensation.”

(3)

The number of shares shown in column I reflects the RSUs granted to each NEO under the 2023 LTIP on April 1, 2023. The RSUs will vest in equal installments with an installment vesting on each of the first three anniversaries of the grant date, provided the NEO remains continuously employed by the Company through the applicable vesting date, unless the NEO meets the retirement vesting eligibility requirements under the terms of the program (as Mr. Hess, Ms. Gebauer and Mr. Garrard do). For additional information on the 2023 LTIP, see section entitled “Executive Compensation: Compensation Discussion and Analysis — Compensation Decisions and Outcomes — Long-Term Incentive Compensation.” For Ms. Gebauer and Mr. Garrard, the amounts in column I also reflect a one-time special equity award of RSUs granted to each in 2023, in recognition of their exceptional contributions to the recovery and stabilization of the business during 2022.

(4)

The aggregate grant date fair value is computed in accordance with FASB ASC Topic 718. For awards subject to performance conditions, amounts reflect the full fair value at the grant date based on the probable outcome with respect to the satisfaction of the performance conditions consistent with the recognition criteria in FASB ASC Topic 718 (excluding the effect of estimated forfeitures).

74	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Tables (continued)

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding share-based awards held by the NEOs as of December 31, 2023.

	Share Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Carl Hess	—	—	4,600(2)	1,109,520
	—	—	23,498(3)	5,667,718
	4,831(4)	1,165,237	—	—
	—	—	27,735(5)	6,689,682
	9,245(6)	2,229,894	—	—
Andrew Krasner	4,566(7)	1,101,319	—	—
	—	—	5,185(3)	1,250,622
	1,152(4)	277,862	—	—
	—	—	5,220(5)	1,259,064
	1,740(6)	419,688	—	—
Julie Gebauer	—	—	4,600(2)	1,109,520
	—	—	3,686(3)	889,063
	773(4)	186,448	—	—
	—	—	4,241(5)	1,022,929
	1,413(6)	340,816	—	—
	869(8)	209,603	—	—
Adam Garrard*	—	—	4,329(2)	1,044,155
	—	—	3,687(3)	889,304
	819(4)	197,543	—	—
	—	—	3,795(5)	915,354
	1,265(6)	305,118	—	—
	869(8)	209,603	—	—
Matthew Furman	—	—	3,539(2)	853,607
	—	—	2,868(3)	691,762
	637(4)	153,644	—	—
	—	—	2,887(5)	696,344
	962(6)	232,034	—	—

*

The HCC Committee approved enhanced treatment of certain outstanding and future equity awards for Mr. Garrard, which is further described in the section below entitled “— Potential Payments to Named Executive Officers Upon Termination and/or Change in Control.”

(1)

The market value of shares or units that have not vested has been calculated using the closing price of the Company’s shares on December 29, 2023, as quoted on the NASDAQ ($241.20), the last business day of the year.

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Compensation Tables (continued)

(2)

The PSUs were granted to Messrs. Hess, Garrard and Furman and Ms. Gebauer on July 20, 2021 pursuant to the 2021 LTIP with a performance period from January 1, 2021 to December 31, 2023. The table reflects the target amount of the awards and dividend equivalents in the form of additional shares that have accrued on the PSUs through December 31, 2023. Following the end of the performance period, the number of PSUs earned was determined based on the level of the Company’s achievement of the performance targets established for the 2021 PSUs set forth in the following table:

Performance Level	WTW’s TSR Relative to the S&P 500	Payout as % of Target # of PSUs Granted

Maximum	> 75th Percentile	200%

Target	50th Percentile	100%

Threshold	25th Percentile	50%

< Threshold	< 25th Percentile	0%

The Company achieved an annualized TSR of 7.0% over the three-year performance period, which resulted in a percentile ranking of 45.8% relative to the S&P 500. Based on the interpolation of the above sliding scale, the Company’s percentile ranking produced a payout of 91.6% of the target number of shares granted under the PSU award. As a result, the earned shares shown below will vest in July 2024 for each NEO, subject to continued employment, unless retirement vesting eligible. Note that the earned shares shown below include dividend equivalents in the form of additional shares accrued on the PSUs through December 31, 2023 (3.7% of the target number of PSUs granted), but the actual earned shares to vest in July 2024 will include additional dividend equivalents accrued through the vesting date.

NEO	Target # of PSUs Granted (including dividend equivalents accrued through December 31, 2023)	Earned # of PSUs at 91.6% Payout

Mr. Hess	4,600	4,213

Ms. Gebauer	4,600	4,213

Mr. Garrard	4,329	3,964

Mr. Furman	3,539	3,241

(3)

The PSUs were granted to the NEOs on April 1, 2022 pursuant to the 2022 LTIP for the period of January 1, 2022 to December 31, 2024. Earned PSUs will be determined based on a sliding scale for each PSU financial performance metric with a 100% (target) payout if the applicable 2024 financial target (2024 Adjusted Operating Margin; 2024 Adjusted Net Revenue; 2024 Adjusted EPS) is achieved. The table reflects the target amount of the awards and dividend equivalents in the form of additional shares that have accrued on the PSUs through December 31, 2023.

(4)

The RSUs were granted to the NEOs on April 1, 2022 pursuant to the 2022 LTIP for the period of January 1, 2022 to December 31, 2024. The table reflects the dividend equivalents in the form of additional shares that have accrued on the RSUs through December 31, 2023. The RSUs will vest in equal installments with an installment vesting on each of the first three anniversaries of the grant date, subject to continued employment with the Company, unless retirement vesting eligible.

(5)

The PSUs were granted to the NEOs on April 1, 2023 pursuant to the 2023 LTIP for the period of January 1, 2023 to December 31, 2025. Earned PSUs will be determined based on a sliding scale for each PSU financial performance metric with a 100% (target) payout if the applicable financial target (2025 Adjusted Operating Margin; 2023-2025 average annual Adjusted Net Revenue Growth; 2023-2025 average annual Adjusted EPS Growth) is achieved. The table reflects the target amount of the awards and dividend equivalents in the form of additional shares that have accrued on the PSUs through December 31, 2023. For

76	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Tables (continued)

additional information on the 2023 LTIP, see section entitled “Executive Compensation: Compensation Discussion and Analysis — Compensation Decisions and Outcomes — Long-Term Incentive Compensation.”

(6)

The RSUs were granted to the NEOs on April 1, 2023 pursuant to the 2023 LTIP for the period of January 1, 2023 to December 31, 2025. The table reflects the dividend equivalents in the form of additional shares that have accrued on the RSUs through December 31, 2023. The RSUs will vest in equal installments with an installment vesting on each of the first three anniversaries of the grant date, subject to continued employment with the Company, unless vesting retirement eligible. For additional information on the 2023 LTIP, see section entitled “Executive Compensation: Compensation Discussion and Analysis — Compensation Decisions and Outcomes — Long-Term Incentive Compensation.”

(7)

The time-based RSUs were granted to Mr. Krasner on September 7, 2021 and vest in three equal annual installments on the first, second and third anniversaries of the grant date, subject to continued employment with the Company. The table reflects the dividend equivalents in the form of additional shares that have accrued on the RSUs through December 31, 2023.

(8)

The time-based RSUs were granted to Ms. Gebauer and Mr. Garrard on April 1, 2023 and will vest ratably over two years, subject to continued employment with the Company. The table reflects the dividend equivalents in the form of additional shares that have accrued on the RSUs through December 31, 2023.

Option Exercises and Shares Vested

The following table sets forth the share option exercises by the NEOs and the vesting of RSUs and PSUs during 2023.

	Option Awards		Share-Based Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)

Mr. Hess	—	—	7,698	1,770,816

Mr. Krasner	—	—	5,100	1,058,995

Ms. Gebauer	—	—	5,178	1,176,920

Mr. Garrard	—	—	4,415	1,003,255

Mr. Furman	12,571	1,539,193	3,951	897,548

(1)	Reflects the aggregate difference between the market price of underlying shares of the Company’s common stock, as quoted on the NASDAQ, on the date of exercise and the exercise price of the options.

(2)

Number of shares acquired on vesting reflects: (i) RSUs granted under the 2022 LTIP that vested in April 2023 for all NEOs, (ii) PSUs earned under the 2020 LTIP that vested in July 2023 for Mr. Hess, Ms. Gebauer, Mr. Garrard and Mr. Furman and (iii) RSUs under the make whole sign-on equity award granted to Mr. Krasner in September 2021 that vested in September 2023.

(3)

The value realized in respect of vested RSUs and PSUs is calculated using the share closing price, as quoted on the NASDAQ, on the date such RSUs and PSUs became vested. For any vesting date that did not fall on a trading day, the value realized is calculated using the share closing price, as quoted on the NASDAQ, on the last trading day prior to such vesting date.

Pension Benefits at 2023 Fiscal Year-End

Messrs. Hess, Krasner and Furman, and Ms. Gebauer had accrued a pension benefit in one or more of the defined benefit pension plans maintained by the Company as of December 31, 2023. Mr. Garrard does not participate in a defined benefit plan maintained by the Company. With respect to the NEOs eligible for pension benefits, the table below provides information as of December 31, 2023 regarding the number of years of credited service and the present value of accumulated benefits payable at the earliest unreduced retirement age with respect to the Willis Towers Watson Pension Plan and the Towers Watson SERP.

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Compensation Tables (continued)

		Pension Benefits

Name	Plan	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During the Twelve Months Ended December 31, 2023 ($)
Carl Hess	Willis Towers Watson Pension Plan	34.50	1,900,450	—
	Towers Watson SERP	28.00	3,249,048	—
	Total		5,149,498	—
Andrew Krasner	Willis Towers Watson Pension Plan	5.92	44,720	—
	Total		44,720	—
Julie Gebauer	Willis Towers Watson Pension Plan	37.17	1,800,542	—
	Towers Watson SERP	30.67	5,331,560	—
	Total		7,132,102	—
Matthew Furman	Willis Towers Watson Pension Plan	6.50	152,946	—
	Total		152,946	—

(1)

The assumptions and methodology used in calculating the estimated present values shown in this column are the same as those used and disclosed in Note 13, “Retirement Benefits,” to our audited financial statements for the fiscal year ended December 31, 2023 included in our Annual Report on Form 10-K, except the NEOs are assumed to retire at their earliest unreduced retirement age and no pre-retirement terminations or deaths are assumed to occur. Also, no additional compensation or benefit service is assumed beyond the December 31, 2023 calculation date. The specific relevant assumptions include a discount rate of 5.08% for the Willis Towers Watson Pension Plan and 4.94% for Towers Watson SERP. The mortality assumption for the Willis Towers Watson Pension Plan is the PRI-2012 white collar, non-disabled table with mortality improvements based on MP-2021 with 0% improvements through 2023 and interim and long-term improvement rates capped at 0.5%.

The Towers Watson SERP was frozen as of July 1, 2017. Accruals for compensation over the IRS statutory compensation limit after July 1, 2017 are now earned in the WTW Stable Value Excess Plan and are credited as notional shares of WTW stock each quarter.

Effective December 31, 2011, benefit accruals were frozen under the qualified and non-qualified defined benefit plans that had been maintained by legacy Towers Perrin and legacy Watson Wyatt for U.S. colleagues, and benefits began to accrue under the stable value pension design for service rendered on or after January 1, 2012. Effective July 1, 2017 the stable value formula was changed for existing participants in the Willis Towers Watson Pension Plan and other employees who previously did not participate became eligible to earn accruals under this plan. Effective January 1, 2024 the stable value formula was changed to a contributory formula for all eligible colleagues.

Willis Towers Watson Pension Plan

The Willis Towers Watson Pension Plan is a broad-based, tax-qualified defined benefit pension plan that provides a benefit to eligible colleagues of the Company. In general, all U.S. salaried and hourly colleagues are eligible to participate after completing one year of service.

The Willis Towers Watson Pension Plan provides benefits using two stable value formulas. Participants eligible for benefit accruals as of December 31, 2016 in general earn benefits under the non-contributory stable value formula (“Non-Contributory Participants”). Under the non-contributory formula eligible participants will earn a lump sum benefit at the participant’s normal retirement age (65) equal to:

(i)

11.5% of each year’s covered pay up to the Social Security wage base for the first 10 years of credited service, 13.0% of each year’s covered pay up to the Social Security wage base for the next 10 years of credited service, and 15.0% of each year’s covered pay up to the Social Security wage base for 20 or more years of credited service; plus

78	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Tables (continued)

(ii)

16.5% of each year’s covered pay over the Social Security wage base for the first 10 years of credited service, 18.0% of each year’s covered pay over the Social Security wage base for the next 10 years of credited service, and 20.0% of each year’s covered pay over the Social Security wage base for 20 or more years of credited service.

Mr. Hess and Ms. Gebauer earned benefits under the non-contributory formula during 2023.

Participants who were not eligible for benefit accruals as of December 31, 2016 earn benefits under the contributory stable value formula (“Contributory Participants”). Under the contributory formula, employees must contribute 2% of covered pay to the plan in order to participate. Beginning July 1, 2017 participants covered by the contributory formula will earn a lump sum benefit payable at the participant’s normal retirement age (65) equal to:

(i)

9.5% of each year’s covered pay up to the Social Security wage base for the first 10 years of credited service after January 1, 2017, 11.0% of each year’s covered pay up to the Social Security wage base for the next 10 years of credited service after January 1, 2017, and 12.5% of each year’s covered pay up to the Social Security wage base for 20 or more years of credited service after January 1, 2017; plus

(ii)

14.5% of each year’s covered pay over the Social Security wage base for the first 10 years of credited service, 16.0% of each year’s covered pay over the Social Security wage base for the next 10 years of credited service, and 17.5% of each year’s covered pay over the Social Security wage base for 20 or more years of credited service after January 1, 2017.

Messrs. Krasner and Furman earned benefits under the contributory formula during 2023.

For this purpose, covered pay consists of salary, bonus and any overtime. The lump sum is reduced for commencement prior to age 65 at a compounding rate of 5% per year.

Prior to July 1, 2017 under the stable value formula, each eligible participant earned a lump sum benefit at the participant’s normal retirement age (65) equal to 15% of each covered year’s pay up to the Social Security wage base, and 20% of each covered year’s pay in excess of the wage base, with pay for this purpose consisting of salary, bonus and, for non-executives, any overtime. The lump sum is unreduced at age 62 and for commencement prior to age 62, it is reduced at a compounding rate of 5% per year.

Under the stable value formulas, participants may choose to receive the value of their lump sum benefit as an actuarial equivalent annuity at the time of retirement. The standard form of benefit payment for benefits earned under the stable value provisions is a single life annuity benefit for participants who are not married and a 100% joint and contingent annuity for married participants. Alternatively, participants may elect a joint and contingent annuity with a continuation percentage of either 50% or 75% or a certain and continuous annuity with either 5 or 10 years of guaranteed payments. A single lump sum benefit is also available.

Willis Towers Watson Pension Plan Changes Effective for 2024

Effective January 1, 2024, the stable value formula was changed to a contributory formula for all eligible colleagues. Under the new contributory formula, employees must contribute 2% of covered pay to the plan in order to participate.

Beginning January 1, 2024, participants covered by the new contributory formula will earn a lump sum benefit payable at the participant’s normal retirement age (65) equal to: 11.5% of each year’s covered pay (base pay only) for the first 10 years of credited service, 13.0% of each year’s covered pay (base pay only) for the next 10 years of credited service and 15.0% of each year’s covered pay (base pay only) for 20 or more years of credited service. Covered pay under the new contributory formula includes base pay only.

Benefits earned prior to December 31, 2011 are specified in the legacy formulas as outlined below.

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Legacy Watson Wyatt Formulas

Benefit accruals earned under these formulas ceased on December 31, 2011. Defined benefit plan accruals after December 31, 2011 are earned under the stable value provisions described above.

Benefits earned under the legacy Watson Wyatt Pension formulas by participants who were employed by legacy Watson Wyatt prior to the Towers Perrin/Watson Wyatt Merger or who were hired into a legacy Watson Wyatt office prior to January 1, 2011 were based upon combined years of service with legacy Watson Wyatt and legacy Towers Watson through the earlier of date of termination and December 31, 2011 and the highest consecutive 60-month average of total compensation (base pay, overtime and bonus) through the earlier of date of termination and December 31, 2011.

The standard form of benefit payment is a single life annuity benefit for participants who are not married and a 100% joint and contingent annuity benefit for married participants. Alternatively, participants may elect a joint and contingent annuity with a continuation percentage of 50%, 75% or 100%, or a certain and continuous annuity benefit with 5 or 10 years of guaranteed payments, subject to the plan provisions and statutory limits. The payout option must be elected by the participant before benefit payments begin.

The monthly benefit at normal retirement (age 65) is equal to 1.7% times the participant’s average monthly compensation for the 60 consecutive months with the highest compensation plus 0.4% times the average monthly compensation for the 60 consecutive months with the highest compensation that exceeds the Social Security Covered Compensation (as defined in the plan), all times the number of completed years and months of continuous service up to 25 years. As of December 31, 2022, Mr. Hess is eligible for early retirement benefits, but not yet eligible for unreduced early retirement benefits.

Colleagues who were employed by legacy Watson Wyatt on June 30, 2003 were grandfathered into prior pension plan provisions for five years, or until June 30, 2008. During the 5-year grandfathering period, eligible colleagues continued to accrue benefits under the legacy Watson Wyatt provisions in effect before July 1, 2003, except that the 5-year certain and continuous annuity form of payment was not grandfathered. Under these provisions, the same formula described above is used except that an associate’s average pay is determined to be the highest average 36 consecutive months of total pay. In addition, the benefit can never be less than the June 30, 2003 accrued benefit indexed by 3% each year.

Benefits accrued under the grandfathered formulas were frozen on the earlier of June 30, 2008 or termination of employment, except for the formula that indexes the June 30, 2003 accrued benefit which was frozen at December 31, 2011. At retirement or termination, whether before or after June 30, 2008, an associate’s accrued benefit will not be less than the frozen grandfathered benefit. If the associate terminates employment after age 50, the frozen grandfathered benefit will be reduced by 5% per year for commencement before age 60. For termination before age 50, this benefit will be actuarially reduced from age 65. Grandfathered colleagues who attain age 50 with 10 years of service will be eligible for early retirement. Mr. Hess qualifies for the grandfathered provisions and is eligible for retirement under those provisions.

Legacy Towers Perrin Formulas

Benefit accruals earned under these formulas ceased on December 31, 2011. Defined benefit plan accruals after December 31, 2011 are earned under the stable value provisions described above.

In general, all U.S. colleagues who were employed by legacy Towers Perrin prior to the Towers Perrin/ Watson Wyatt Merger or who were hired into a legacy Towers Perrin office prior to January 1, 2011, with the exception of those colleagues paid on a bi-weekly basis, were eligible for benefits under these provisions. Participants earned benefits under two formulas. Under the first formula, benefits were based upon final average plan compensation as of the earlier of the date of the participant’s termination of employment or December 31, 2007, for which plan compensation included base pay and both the bonus paid under the individual bonus program and the bonus paid under the Principal bonus program for the year in which they were earned. Under the second formula, benefits

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were determined using a cash balance methodology, for which plan compensation included base pay, the bonus paid under the individual bonus program and other incentive bonuses when paid, but did not include the bonus paid under the Principal bonus program. The normal retirement age under these provisions is the later of (i) age 65 and (ii) the earlier of (a) three years of service under the plan or (b) the fifth anniversary of employment.

Active colleagues as of January 1, 2003 accrued benefits under both the final average earnings formula and the cash balance formula until December 31, 2007. Upon termination of employment, the values of the benefits under both of these formulas are compared, with the participant receiving the greater of the two.

Participants hired (or rehired) on or after January 1, 2003, but prior to January 1, 2011, earned benefits solely under the cash balance formula. Beginning January 1, 2008 through December 31, 2011, benefits were earned only under the cash balance formula. Ms. Gebauer earned benefits under both the final average earnings formula and the cash balance formula described below and is eligible to retire with unreduced benefits as described below.

Final Average Earnings Formula

Benefits earned under the final average earnings formula are equal to 2 percent of the final five-year average of plan compensation (subject to the IRS statutory maximum) as of the earlier of termination of employment or December 31, 2007, multiplied by credited service as of December 31, 2007, subject to a maximum of 20 years. Under this formula, participants may retire as early as age 50 with 5 years of service and receive a reduced benefit. A participant may retire early with an unreduced benefit after the later of age 60 or 3 years of service. This is the participant’s unreduced early retirement date. Reduction factors are based upon either 5 percent per year or actuarial equivalent reductions based on the specified assumptions in Code Section 417(e)(3) from age 60, whichever produces the greater benefit.

Prior to October 1, 2008, the accrued benefit for participants terminating prior to eligibility for early retirement was equal to 2 percent of the final five-year average of plan compensation (subject to the IRS statutory maximum) multiplied by credited service projected to unreduced early retirement date (maximum of 20 years) multiplied by the ratio of credited service as of the earlier of date of termination or December 31, 2007 divided by projected credited service as of the unreduced early retirement date. Participants terminating after October 1, 2008 are not subject to such projection and proration.

Participants earning benefits under the final average earnings formula are also entitled to a Social Security supplemental benefit. This benefit is equal to $9,600 per year multiplied by the ratio of the participant’s credited service at the earlier of date of termination or December 31, 2007 to the participant’s projected service at unreduced early retirement date. This amount is payable from the later of the participant’s unreduced early retirement date or actual retirement date to the date the participant attains age 62.

Participants with service prior to December 31, 1993 are entitled to a subsidized joint and survivor spousal annuity, provided that they terminate employment after attaining age 50. The subsidized percentage equals 100 percent multiplied by the ratio of credited service as of December 31, 1993 divided by credited service at the earlier of date of termination or December 31, 2007, both subject to a maximum of 20 years.

Cash Balance Formula

Benefits earned under the cash balance formula are expressed in the form of a notional account balance. Each month a participant’s cash balance account was increased by (i) pay credits based on the participant’s plan compensation for that month and (ii) interest credits based on the participant’s hypothetical account balance at the end of the prior month. As of December 31, 2011, pay credits were frozen, but interest credits continue. Pay credits were 5 percent of plan compensation up to the Social Security taxable wage base and 10 percent of pay over the Social Security taxable wage base, subject to the IRS statutory maximum on plan compensation. Interest credits are based on 10-year Treasury bond yields.

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Compensation Tables (continued)

An opening cash balance account was established for all active plan participants as of January 1, 2003. This opening account balance was equal to the present value of the final average earnings accrued benefit and Social Security supplemental benefit payable at the participant’s unreduced early retirement date.

Participants with benefits under both the final average earnings formula and the cash balance formula may elect to receive their entire benefit as an annuity with the Social Security supplement or receive their cash balance formula benefit as a lump sum with the remaining benefit value distributed as an annuity.

Towers Watson SERP

The Towers Watson SERP was designed to restore benefits to plan participants whose qualified plan compensation or benefit levels are impacted by IRC maximums. For service rendered after December 31, 2011 and prior to July 1, 2017, benefits were earned under the stable value formula set forth in the Willis Towers Watson Pension Plan, where the participant would accrue a lump sum payable at normal retirement age (65) equal to 20% of plan compensation for the Towers Watson SERP. For purposes of the Towers Watson SERP, plan compensation is the same as the qualified plan, but only amounts over the IRC limit were considered in determining the Towers Watson SERP benefit. A participant will receive a lump sum distribution six months after termination of employment equal to his or her stable value account with reductions for payments made prior to age 62 of a compounding 5% per year. Other than the timing and form of payment, all other stable value provisions are the same as those described in the Willis Towers Watson Pension Plan in effect prior to July 1, 2017.

Mr. Hess and Ms. Gebauer continue to be entitled to benefits earned under the Towers Watson SERP attributable to service after January 1, 2012 through June 30, 2017.

Benefits earned prior to December 31, 2011 are specified in the legacy formulas as outlined below.

Legacy Watson Wyatt Formulas

The legacy Watson Wyatt Excess Benefit and legacy Watson Wyatt Excess Compensation formulas were designed to restore to eligible colleagues the reductions to their pension benefit imposed by IRC limitations. When the excess formula benefits are added to the benefit provided by the legacy Watson Wyatt qualified plan formula, eligible colleagues will receive a total benefit equal to the benefit that would have been provided by the Watson Wyatt Pension Plan formula had the limitations not existed. The form of benefit payment provided under the excess plans for retirement eligible individuals is a lump sum generally payable six months following the termination of employment for the executive. The portion of the vested benefit earned before January 1, 2005 is payable immediately at the end of the month following the retirement date. For colleagues that are not retirement eligible, the benefit accrued prior to June 30, 2003 is paid as a lump sum with the accrued benefit earned after June 30, 2003 paid as a life annuity at age 65.

Mr. Hess continue to be entitled to benefits earned under the legacy Watson Wyatt formula of the Towers Watson SERP.

Legacy Towers Perrin Formulas

The benefits provided under the Towers Perrin Restoration formula will be approximately equal to the difference between the benefits provided under the legacy Towers Perrin qualified formula and benefits that would have been provided under such formula if not for the limitations applicable to qualified plans under the Code, except that participants with service prior to December 31, 1993 are entitled to a subsidized joint and survivor spousal annuity, provided that they terminate employment after attaining age 50. The subsidized percentage on the total benefit equals 60 percent multiplied by the ratio of credited service as of December 31, 1993 divided by credited service at the earlier of the date of termination or December 31, 2007, both subject to a maximum of 20 years.

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Benefits earned under this formula are distributed in four approximately equal annual installments, beginning six months after separation from service.

Ms. Gebauer continues to be entitled to benefits earned under the legacy Towers Perrin formula of the Towers Watson SERP.

Non-Qualified Deferred Compensation for the Fiscal Year Ended December 31, 2023

The following table provides information as of December 31, 2023 concerning the legacy Watson Wyatt non-qualified deferred compensation plan assumed by legacy Towers Watson in connection with the Towers Perrin/Watson Wyatt Merger, in which Mr. Hess is a participant. In connection with approval of the stable value pension plan amendments discussed above, legacy Watson Wyatt also froze contributions under the Watson Wyatt Deferred Savings Plan (“WW Deferred Savings Plan”) effective immediately following the date that contributions were made for the short plan year ended December 31, 2011.

The table also provides information as of December 31, 2023 concerning the WTW Deferred Savings Plan, as well as for the WTW Stable Value Excess Plan effective July 1, 2017.

•

WW Deferred Savings Plan –The WW Deferred Savings Plan was established to supplement the benefits of those participants in the Watson Wyatt & Company Savings Plan for U.S. employees whose company matching contributions to the savings plan are limited by the compensation and elective deferral limitations, or the nondiscrimination requirements, imposed by the IRC. The WW Deferred Savings Plan does not allow for associate contributions. Participants generally vest in their account after three years of service. Mr. Hess is fully vested in his account balance in the WW Deferred Savings Plan. Participants are eligible for payment of their vested account balance upon termination of employment or retirement.

•

WTW Deferred Savings Plan – The WTW Deferred Savings Plan is an unfunded deferred compensation plan for select management and other highly compensated colleagues who contribute significantly to the future success of the Company, including the Company’s executive officers. The purpose of the WTW Deferred Savings Plan is to provide this group with a means to defer receipt of a portion of their compensation, and potentially to receive a discretionary matching contribution from the Company.

•

WTW Stable Value Excess Plan – The Towers Watson SERP was frozen effective July 1, 2017 and participants ceased to accrue further benefits in the Towers Watson SERP. In place of the Towers Watson SERP, the Company adopted the WTW Stable Value Excess Plan. The WTW Stable Value Excess Plan is an unfunded deferred compensation plan for select management and other highly compensated colleagues, including the Company’s executive officers. The purpose of the WTW Stable Value Excess Plan is to provide participants with supplemental and deferred compensation benefits through the accrual of a contributory or non-contributory stable value benefit.

–

Non-Contributory Participants in the Willis Towers Watson Pension Plan who have eligible salary and bonus compensation that is in excess of the limit under IRC Section 401(a)(17) (“Eligible Compensation”) during a plan year were automatically enrolled in the WTW Stable Value Excess Plan, and accrue a stable value benefit equal to a percentage of Eligible Compensation determined under the following formula: 16.5% of Eligible Compensation for the first 10 years of vesting service (from the date of hire); 18% of Eligible Compensation for the next 10 years of vesting service; and 20% of Eligible Compensation for over 20 years of vesting service. The benefit accrued during a plan year is subject to a 5% compound reduction for each year by which the date of accrual precedes age 65. Mr. Hess and Ms. Gebauer were Non-Contributory Participants in 2023.

–

Under the WTW Stable Value Excess Plan, certain employees who meet eligibility requirements and are Contributory Participants in the Willis Towers Watson Pension Plan are permitted to enroll in the WTW Stable Value Excess Plan. Each plan year, Contributory Participants will defer 2% of Eligible Compensation, and will accrue a stable value benefit equal to the excess of a percentage of Eligible

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Compensation Tables (continued)

Compensation over the amount deferred, determined pursuant to the following formula: 14.5% of Eligible Compensation for the first 10 years of vesting service from January 1, 2017 (or date of hire, if later); 16% of Eligible Compensation for the next 10 years of vesting service; and 17.5% of Eligible Compensation for over 20 years of vesting service. The benefit accrued during a plan year is subject to a 5% compound reduction for each year by which the date of accrual precedes age 65. Mr. Krasner and Mr. Furman were Contributory Participants in 2023.

–

The amount accrued during a plan year will vest at the end of the second year following the year in which it was accrued, provided that all accruals will vest in full when the employee reaches age 55 if he or she has at least 10 years of service, or age 65 if he or she has at least five years of service. Contributory Participants will be vested at all times in the 2% of Eligible Compensation deferred.

All colleague deferrals and all Company matches and/or accruals in the WTW Stable Value Excess Plan and the WTW Deferred Savings Plan are credited in the form of Company share units under the Company’s 2012 Plan, will accrue dividend equivalents and will be paid in Company shares; as a result, the value of the notional account will be aligned with the value of the Company’s underlying shares. To comply with IRC Section 409A, distributions will be made on the first business day of the month following the date that is six months after the participant’s separation from service.

Name (1)	Non-Qualified Deferred Compensation Plan	Executive Contributions for the Fiscal Year Ended December 31, 2023 ($)	Registrant Contributions for the Fiscal Year Ended December 31, 2023 ($)	Aggregate Earnings for the Fiscal Year Ended December 31, 2023 ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at December 31, 2023 ($) (5)

Carl Hess	WW Deferred Savings Plan	—	—	9,923(3)	—	137,732

	WTW Deferred Savings Plan (2)	148,263	86,487	(13,995)(4)	—	1,751,863

	WTW Stable Value Excess Plan	—	412,437	25,370(4)	—	1,793,403

Andrew Krasner	WTW Deferred Savings Plan (2)	94,596	55,181	(12,870)(4)	—	208,060

	WTW Stable Value Excess Plan	31,532	61,510	(973)(4)	—	132,398

Julie Gebauer	WTW Deferred Savings Plan (2)	58,041	33,858	(9,283)(4)	—	5,399,480

	WTW Stable Value Excess Plan	—	164,520	9,732(4)	—	1,204,503

Matthew Furman	WTW Deferred Savings Plan (2)	62,725	36,590	(9,663)(4)	—	596,727

	WTW Stable Value Excess Plan	20,908	63,418	4,782(4)	—	570,578

(1)	Mr. Garrard did not participate in the Company’s non-qualified deferred compensation plans during 2023.

(2)	The value of the WTW Deferred Savings Plan notional account set forth in the “Aggregate Balance at December 31, 2023” column is based on the value of the Company’s underlying shares on such date.

(3)

Represents interest earned during the fiscal year ended December 31, 2023 on the account balance in the WW Deferred Savings Plan. Interest under the WW Deferred Savings Plan is calculated using the prime rate of interest as reported by Willis Towers Watson’s primary bank, determined as of the first day of the calendar year.

(4)

Represents the increase / (decrease) in value during fiscal year 2023 of Company share units credited to an associate’s account from associate deferrals and discretionary Company matching contributions, calculated using the prime rate of interest as reported by Willis Towers Watson’s primary bank, determined as of the first day of the calendar year, as well as quarterly dividends and Company share price appreciation / (depreciation).

(5)

Other than registrant contributions of $1,322,611 for Mr. Hess, $157,195 for Mr. Krasner, $635,408 for Ms. Gebauer and $312,592 for Mr. Furman, no portion of the amounts shown has been reported in the Company’s Summary Compensation Table for the fiscal year ended December 31, 2023 or in prior fiscal years.

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The balances reported for the WTW Deferred Savings Plan and the WTW Stable Value Excess Plan reflect the value of Company share units credited to an associate’s account from associate deferrals and discretionary Company matching contributions as calculated based on the closing price of the Company’s shares on December 29, 2023 of $241.20 per share.

WTW Stable Value Excess Plan Changes Effective for 2024

The WTW Stable Value Excess Plan became closed to new hires after December 31, 2023. Effective January 1, 2024, the stable value formula was changed to a contributory formula for all eligible colleagues. Under the new contributory formula, employees must contribute 2% of covered pay to the plan in order to participate.

Beginning January 1, 2024, participants covered by the new contributory formula will earn a lump sum benefit payable at the participant’s normal retirement age (65) equal to: 11.5% of each year’s covered pay (base pay only) for the first 10 years of credited service, 13.0% of each year’s covered pay (base pay only) for the next 10 years of credited service and 15.0% of each year’s covered pay (base pay only) for 20 or more years of credited service. Covered pay under the new contributory formula includes base pay only.

Named Executive Officers’ Employment Agreements

The material terms of the existing employment agreements, for the NEOs who have them, are described below.

In addition, the award agreements for the long-term equity awards granted to each of the NEOs provide that, unless otherwise set forth in the individual’s employment agreement or required by law, the executive is subject to certain non-competition, non-solicitation and non-disparagement restrictions for a period of up to 24 months following his termination, depending upon such NEO’s jurisdiction, and confidentiality restrictions for an unlimited period following such NEO’s termination.

Further information regarding the values of the change in control and severance provisions in our NEOs’ employment agreements are contained in the section entitled “— Potential Payments to Named Executive Officers Upon Termination and/or Change in Control.”

Carl Hess — CEO

Mr. Hess is not party to an employment agreement.

Andrew Krasner — CFO

Pursuant to an offer letter dated as of August 26, 2021, Mr. Krasner has served as CFO since September 7, 2021. The terms of Mr. Krasner’s offer letter provide for: (i) an annual base salary of $800,000; (ii) a target STI of 125% of his base salary, which for 2021 will be no less than Mr. Krasner’s target STI prorated for the number of days employed by the Company in 2021; (iii) a target long-term incentive bonus of 200% of his base salary starting in 2022; (iv) a cash sign-on bonus equivalent to $50,000 per month (including prorated amounts for partial months up to the start date) to address bonus forfeiture for the months during 2021 that Mr. Krasner was not employed by the Company, subject to a 12-month clawback; and (v) a sign-on award of time-based RSUs valued at $3,000,000, to vest ratably over three years. Mr. Krasner is also eligible to participate in employee benefit programs that are generally made available to similarly situated executive employees of the Company, vacation and the reimbursement of reasonable business expenses incurred in performing duties to the Company.

Mr. Krasner is eligible to participate in the U.S. Executive Severance Plan and would be entitled to the severance benefits described under the U.S. Executive Severance Plan in the section entitled “— Potential Payments to Named Executive Officers Upon Termination and/or Change in Control — Executive Severance Plans.” In addition, in the event of Mr. Krasner’s resignation for “good reason” prior to the 6-month period preceding a

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Compensation Tables (continued)

“change in control” or after the 24-month period following a “change in control” (as such terms are defined in the U.S. Executive Severance Plan), he would be entitled to: (i) monthly cash installments during a 12-month period equal to the sum of 12 months of base salary and one times target STI and (ii) the cost of COBRA premiums for the continuation of group healthcare coverage for up to 18 months following the termination date. Additionally, in the event of a Qualifying Termination, and whether or not a “change in control” occurs (as such terms are defined in the U.S. Executive Severance Plan), prior to full vesting of his sign-on RSU award (granted in September 2021), the Company will (i) accelerate the vesting of any outstanding unvested RSUs under the award at the time of his termination, subject to the approval of the Compensation Committee; or, in the absence of such approval, (ii) pay him the cash value of the outstanding unvested RSUs under the award.

Julie Gebauer — Global Head of Health, Wealth & Career

Ms. Gebauer is not party to an employment agreement.

Adam Garrard — Global Head of Risk & Broking

Pursuant to an employment agreement dated May 11, 2009, Mr. Garrard has served in various roles with the Company, most recently as Global Head of R&B. The employment agreement provides for a base salary of £220,000 per year, subject to annual review. Effective April 1, 2024, Mr. Garrard’s base salary was increased to £504,000 per year. Mr. Garrard’s employment may be terminated by either Mr. Garrard or the Company by giving written notice, with the length of the required notice period determined by a schedule aligned with the Company’s career level framework. Mr. Garrard’s employment agreement will terminate automatically upon his retirement date specified by the Willis Pension Scheme. Pursuant to the employment agreement, Mr. Garrard is also eligible to participate in employee benefit programs that are generally made available to similarly situated executive employees of the Company, the Willis Pension Scheme and vacation time. Mr. Garrard’s employment agreement provides for certain non-competition and non-solicitation restrictions, for up to 12 and 6 months, respectively, following the termination of his employment.

Effective as of June 17, 2022, the HCC Committee approved certain enhanced termination provisions applicable to Mr. Garrard’s outstanding and future LTIP awards, as further described below under “Potential Payments to Named Executive Officers Upon Termination and/or Change in Control.”

Matthew Furman — General Counsel

Pursuant to an employment agreement dated as of February 25, 2015, Mr. Furman has served as the Company’s Executive Vice President and General Counsel in the role of chief legal officer since April 1, 2015, and will continue until such the agreement is terminated by either party without “good cause” or with “good reason” upon 60 calendar days’ prior written notice, immediately by the Company for “good cause” or immediately upon his death or disability. The agreement provides for a base salary of $45,833.33 per month ($550,000 annually), subject to annual increases in the Board’s discretion. Effective April 1, 2024, Mr. Furman’s base salary was increased to $619,500 per year. Pursuant to his employment agreement, Mr. Furman participates in the STI program with a target at least equal to 125% of base salary and in the LTIP with a target at least equal to $750,000. Mr. Furman is also eligible to participate in employee benefit programs that are generally made available to similarly situated executive employees of the Company, vacation and the reimbursement of reasonable business expenses incurred in performing duties to the Company.

Mr. Furman’s employment agreement provides that upon a termination of his employment by the Company without “good cause” (other than by reason of death or “disability”) or by Mr. Furman for “good reason” (as such terms are defined in the employment agreement), Mr. Furman is entitled to (i) continued payment of his annual base salary during the 12-month period following the termination date, (ii) payment of his target STI in equal installments during the 12-month period following the termination date, (iii) payment of a prorated STI award for the fiscal year of his termination based on actual performance, (iv) continued medical coverage for Mr. Furman,

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his spouse and covered dependents as of the date of termination until the earlier of the end of the 12-month period following the termination date or the date Mr. Furman obtains new employment with medical coverage and (v) for purposes of determining achievement of service-based vesting requirements applicable to any outstanding unvested equity awards, he will be treated as having an additional 12 months of service as of the date of termination. However, if such termination occurs within 24 months following a “change in control” (as defined under the 2012 Plan), Mr. Furman is entitled to (i) two times his annual base salary (paid in a cash lump sum), (ii) two times his target STI (paid in a cash lump sum), (iii) a prorated STI award payment for the year of termination based on target (not actual) performance, (iv) continued medical coverage for Mr. Furman, his spouse and covered dependents as of the date of termination until the earlier of the end of the 12-month period following the termination date or the date Mr. Furman obtains new employment with medical coverage and (v) all service-based vesting requirements applicable to any outstanding unvested equity awards will be waived as of the date of termination. In the event that any of the foregoing payments and benefits are provided in connection with a change in control of the Company and would result in the imposition of excise taxes to Mr. Furman, the payments and benefits will be reduced so as to avoid triggering such excise taxes, but only if such reduction would result in a greater after-tax payment to Mr. Furman than if no reduction was made. Any and all amounts payable upon Mr. Furman’s termination will be provided subject to Mr. Furman delivering and not revoking within 60 days of his termination a general release of claims in favor of the Company.

Mr. Furman’s employment agreement defines “good cause” and “good reason” as follows:

•

“Good cause” is defined as (i) the gross and/or chronic neglect by Mr. Furman of his duties, (ii) Mr. Furman’s conviction of a felony or misdemeanor involving moral turpitude, (iii) dishonesty, embezzlement, fraud or other material willful misconduct by Mr. Furman in connection with his employment, (iv) the issuance of any final order for Mr. Furman’s removal as an associate of the Company by any state or federal regulatory agency, (v) Mr. Furman’s violation of the restrictive covenant provisions contained in his employment agreement or any other agreement with the Company or its affiliates, (vi) Mr. Furman’s material breach of any duty owed to the Company or its affiliates, including, without limitation, the duty of loyalty, (vii) Mr. Furman’s material breach of other material obligations under his employment agreement or other agreement with the Company or its affiliates, (viii) any material breach of the Company’s Code of Ethics by Mr. Furman or (ix) his failure to maintain any insurance or other license necessary to the performance of his duties as chief legal officer.

•

“Good reason” is defined to mean the occurrence of one or more of the following events without Mr. Furman’s written consent: (i) a material adverse diminution in his position, authority or responsibilities or the assignment of duties or responsibilities which are materially inconsistent with his position; provided, that, a material diminution in the foregoing shall not be deemed to have occurred solely as a result of the occurrence of a change in control or the Company ceasing to be a public company, so long as the position, authority or responsibilities of Mr. Furman with the Company or any successor is not otherwise materially diminished, (ii) a reduction in Mr. Furman’s monthly base salary or target AIP percentage; or (iii) he is required to relocate his office outside a radius of 35 miles from the current office location of One World Financial Center at 200 Liberty Street in New York City.

During the term of his employment and for a period of 12 months following the termination of his employment, Mr. Furman will be subject to certain non-competition and non-solicitation restrictions as provided under his employment agreement.

Potential Payments to Named Executive Officers Upon Termination and/or Change in Control

The table appearing immediately below sets forth the estimated payments and benefits that the Company’s NEOs would have received assuming termination and/or a change in control had occurred on December 31, 2023. For a brief description of the applicable non-competition and non-solicitation covenants, see the section above entitled “— Named Executive Officers’ Employment Agreements.”

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Compensation Tables (continued)

General Severance Payments

The HCC Committee believes that severance benefits are a necessary component of a competitive compensation program; in certain cases, such benefits are consideration for an executive’s agreement not to compete. With the exclusion of Mr. Furman (who has severance terms included in his employment agreement), the NEOs are eligible for severance under the Executive Severance Plans adopted by the Company on March 8, 2020 as further described below. The Company does not provide any form of tax gross-ups, significant perquisites or automatic payments in connection with a change in control of the Company. No NEO receives cash severance upon a single-trigger change in control.

Executive Severance Plans

All NEOs other than Mr. Furman participate in the Executive Severance Plans which provide for the payment of severance benefits (i) if a participant’s employment is involuntarily terminated without “cause” (and other than due to the participant’s death or “permanent disability”) (an “Involuntary Termination” under the plans) and (ii) for an Involuntary Termination or if a participant resigns for “good reason” (a “Qualifying Termination” under the plan) in connection with a “change in control.” Under the Executive Severance Plans:

•

If a participant experiences an Involuntary Termination, that occurs prior to the 6-month period preceding a “change in control” or after the 24-month period following a “change in control,” the participant is entitled to receive the following upon execution and delivery of a general release of liability against the Company: (i) monthly cash installments during a 12-month period (24-month period for Mr. Hess as CEO) equal to the sum of 12 months (24 months for Mr. Hess as CEO) of base salary and one times (two times for Mr. Hess as CEO) target STI and (ii) for all participants other than Mr. Garrard, the cost of the entire amount of COBRA premiums for the continuation of group healthcare coverage for up to 18 months (24 months for Mr. Hess as CEO) following the participant’s termination.

•

If a participant experiences a Qualifying Termination during the period commencing 6 months prior to a “change in control” and ending 24 months following a “change in control,” the participant is entitled to receive the following upon execution and delivery of a general release of liability against the Company: (i) a lump sum cash payment equal to the sum of 24 months (36 months for Mr. Hess as CEO) of base salary and two times (three times for Mr. Hess as CEO) target STI, (ii) a pro-rata portion of the STI award payable for the year in which the termination occurs based on the period the participant is employed during the year and (iii) for all participants other than Mr. Garrard, the cost of the entire amount of COBRA premiums for the continuation of group healthcare coverage for up to 18 months (24 months for Mr. Hess as CEO) following the participant’s termination.

Equity award vesting acceleration treatment is addressed separately on an annual basis and set forth in executive’s equity award agreements.

Under the Executive Severance Plans, if any payments and benefits constitute “parachute payments” within the meaning of Section 280G of the Code and would otherwise be subject to the excise tax imposed by Section 4999 of the Code, then the payments and benefits will be either delivered in full or delivered as to such lesser extent which would result in no portion of such benefits being subject to such excise tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999 of the Code, results in the receipt by the participant on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. Additional information on the Executive Severance Plans, as well as the plan documents, can be found in our Current Reports on Form 8-K filed with the SEC on March 11, 2020 and February 28, 2022.

In addition to the severance benefits described above, in the event of Mr. Krasner’s resignation for “good reason” prior to the 6-month period preceding a change in control or after the 24-month period following a “change in control” (as such terms are defined in the U.S. Executive Severance Plan), Mr. Krasner would be entitled to: (i) monthly cash installments during a 12-month period equal to the sum of 12 months of base salary and one

88	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Tables (continued)

times target STI and (ii) the cost of the entire amount of COBRA premiums for the continuation of group healthcare coverage for up to 18 months following the termination date. Additionally, in the event of a Qualifying Termination and whether or not a “change in control” occurs (as defined in the U.S. Executive Severance Plan) prior to full vesting of his sign-on RSU award (granted in September 2021), the Company will (i) accelerate the vesting of any outstanding unvested RSUs under the award at the time of his termination, subject to the approval of the HCC Committee; or, in the absence of such approval, (ii) pay him the cash value of the outstanding unvested RSUs under the award.

Mr. Garrard

Mr. Garrard’s termination provisions, as approved by the HCC Committee, provide that upon the termination of his employment contract for any reason other than cause, Mr. Garrard is entitled to (i) automatic continued full vesting of PSUs granted under the 2021 LTIP on the original vesting date based on actual performance, (ii) automatic continued full vesting of PSUs and RSUs granted under the 2022 and 2023 LTIP, as well as prospective PSUs and RSUs, on the original vesting dates, with PSUs based on actual performance, and no minimum service requirement applicable to awards granted from 2023 onward. In the event of Mr. Garrard’s death or total disablement, he is entitled to (i) automatic continued full vesting of PSUs granted under the 2021 LTIP on the original vesting date, based on actual performance, (ii) automatic continued full vesting of PSUs granted under the 2022 and 2023 LTIP and prospective PSUs on the original vesting dates, based on actual performance, and (iii) automatic accelerated full vesting of RSUs granted under the 2022 and 2023 LTIPs and prospective RSUs on the termination date. In the event of Mr. Garrard’s resignation or retirement from the Company after December 31st, 2024 with due notice and agreement to not work for a competitor, in any capacity, for at least 3 years, he is entitled to (i) automatic continued full vesting of PSUs and RSUs granted under the 2022 and 2023 LTIPs on the original vesting dates, as well as prospective PSUs and RSUs, with PSUs based on actual performance, and no minimum service requirement applicable to awards granted from 2023 onward. In the event that Mr. Garrard is under a period of notice of termination of employment, as provided by either him or the Company, Mr. Garrard is entitled to continue receiving ongoing annual grants of LTIP awards through his date of termination, including during the notice period.

Mr. Furman

Mr. Furman’s employment agreement provides that upon a termination of Mr. Furman’s employment by the Company without “good cause” (other than by reason of death or “disability”) or by Mr. Furman for “good reason” (as such terms are defined in his employment agreement), he is entitled to (i) continued payment of his annual base salary during the 12-month period following the termination date, (ii) payment of his target STI of 125% of his annual base salary in equal installments during the 12-month period following the termination date, (iii) payment of a prorated STI award for the fiscal year of his termination based on actual performance, (iv) continued medical coverage for Mr. Furman, his spouse and covered dependents as of the date of termination until the earlier of the end of the 12-month period following the termination date or the date he obtains new employment with medical coverage and (v) for purposes of determining achievement of service-based vesting requirements applicable to any outstanding unvested equity awards, he will be treated as having an additional 12 months of service as of the date of termination. However, if such termination occurs within 24 months following a “change in control” (as defined under the 2012 Plan), Mr. Furman is entitled to (i) two times his annual base salary (paid in a cash lump sum), (ii) two times his target STI (paid in a cash lump sum), (iii) payment of a prorated STI award for the year of termination based on target (not actual) performance, (iv) continued medical coverage for Mr. Furman, his spouse and covered dependents as of the date of termination until the earlier of the end of the 12-month period following the termination date or the date he obtains new employment with medical coverage and (v) all service-based vesting requirements applicable to any outstanding unvested equity awards will be waived as of the date of termination. Any and all amounts payable upon Mr. Furman’s termination will be provided subject to Mr. Furman delivering and not revoking within 60 days of his termination a general release of claims in favor of the Company.

The definitions of “good cause” and “good reason” are set forth in Mr. Furman’s employment agreement, as detailed in the section entitled “— Named Executive Officers’ Employment Agreements.”

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	89

Compensation Tables (continued)

Potential Payments as of December 31, 2023

The below table reflects the severance benefits that Mr. Hess, Mr. Krasner, Ms. Gebauer and Mr. Garrard would have been eligible to receive under the Executive Severance Plans and that Mr. Furman would have been entitled to receive under his employment agreement, in each case, in each termination scenario, as of December 31, 2023.

		Termination Scenarios

		A	B	C	D	E

Name	Form of Compensation	Termination Outside of Change in Control Period* ($)	Termination During Change in Control Period** ($)	Retirement ($)	Death or Disability ($)	Cause / Without Good Reason ($)
Carl Hess	Cash Severance Payment (1)	6,000,000	11,499,508	—	—	—
	Perquisites / Benefits (2)	42,325	42,325	—	—	—
	Accelerated Vesting of Equity Awards (3)	7,849,131	16,768,707	7,849,131	16,768,707	—
	Total	13,891,456	28,310,540	7,849,131	16,768,707	—
Andrew Krasner	Cash Severance Payment (1)	1,800,000	4,841,429	—	—	—
	Perquisites / Benefits (2)	46,604	46,604	—	—	—
	Accelerated Vesting of Equity Awards (3)	1,832,276	4,308,555	—	4,308,555	—
	Total	3,678,880	9,196,588	—	4,308,555	—
Julie Gebauer	Cash Severance Payment (1)	1,462,500	3,953,953	—	—	—
	Perquisites / Benefits (2)	26,284	26,284	—	—	—
	Accelerated Vesting of Equity Awards (3)	2,091,687	3,655,035	2,091,687	3,665,035	—
	Total	3,580,471	7,645,272	2,091,687	3,665,035	—
Adam Garrard	Cash Severance Payment (1)	1,385,964	3,747,033	—	—	—
	Perquisites / Benefits (2)	—	—	—	—	—
	Accelerated Vesting of Equity Awards (3)	3,473,039	3,473,039	3,473,039	3,473,039	—
	Total	4,859,003	7,220,072	3,473,039	3,473,039	—
Matthew Furman	Cash Severance Payment (1)	2,230,775	3,392,500	—	—	—
	Perquisites / Benefits (2)	27,286	27,286	—	—	—
	Accelerated Vesting of Equity Awards (3)	1,186,046	2,555,513	—	2,555,513	—
	Total	3,444,107	5,975,299	—	2,555,513	—

*

Termination Outside of Change in Control Period — For Cash Severance Payment and Perquisites / Benefits amounts, this column represents: (i) Involuntary Termination under the Executive Severance Plans for Mr. Hess, Ms. Gebauer and Mr. Garrard, (ii) Qualifying Termination under the Executive Severance Plans for Mr. Krasner (per terms of his offer letter) and (iii) termination without “good cause” or resignation for “good reason” for Mr. Furman (as described in his employment agreement). For Accelerated Vesting of Equity Awards amounts, this column represents termination without “cause” (or “good cause”) or resignation for “good reason” (as such terms are described in the respective equity award and employment agreements).

**

Termination During Change in Control Period — For Cash Severance Payment and Perquisites / Benefits amounts, this column represents: (i) Qualifying Termination occurring during the period commencing 6 months prior to a “change in control” and ending 24 months following a “change in control,” under the Executive Severance Plans for Mr. Hess, Mr. Krasner, Ms. Gebauer and Mr. Garrard and (ii) termination without “good cause” or resignation for “good reason” within 24 months following a “change in control” for Mr. Furman (as described in his employment agreement). For Accelerated Vesting of Equity Awards amounts, this column represents termination without “cause” (or “good cause”) or resignation for “good reason” within 24 months following a “change in control” (as such terms are described in the respective equity award and employment agreements).

(1) Cash Severance Payment

The components of the Cash Severance Payment that could be payable to the NEOs in certain termination scenarios include: (i) severance payment consisting of a multiple of the executive’s annual base salary and target

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Compensation Tables (continued)

STI award and (ii) pro-rata STI award for the year of termination, based on target or actual performance, and payable at the same time that STI awards are payable generally.

A breakdown of the Cash Severance Payment amounts shown above for each NEO is shown in the following table with additional details described below.

		Termination Scenarios

		A	B	C	D	E

Name	Breakdown of Cash Severance Payment	Termination Outside of Change in Control Period ($)	Termination During Change in Control Period ($)	Retirement ($)	Death or Disability ($)	Cause / Without Good Reason ($)
Carl Hess	Severance Multiplier	2	3	—	—	—
	Severance Payment	6,000,000	9,000,000	—	—	—
	Pro Rata STI for Year of Termination	—	2,499,508	—	—	—
	Cash Severance Payment	6,000,000	11,499,508	—	—	—
Andrew Krasner	Severance Multiplier	1	2	—	—	—
	Severance Payment	1,800,000	3,600,000	—	—	—
	Pro Rata STI for Year of Termination	—	1,241,429	—	—	—
	Cash Severance Payment	1,800,000	4,841,429	—	—	—
Julie Gebauer	Severance Multiplier	1	2	—	—	—
	Severance Payment	1,462,500	2,925,000	—	—	—
	Pro Rata STI for Year of Termination	—	1,028,953	—	—	—
	Cash Severance Payment	1,462,500	3,953,953	—	—	—
Adam Garrard*	Severance Multiplier	1	2	—	—	—
	Severance Payment	1,385,964	2,771,928	—	—	—
	Pro Rata STI for Year of Termination	—	975,105	—	—	—
	Cash Severance Payment	1,385,964	3,747,033	—	—	—
Matthew Furman	Severance Multiplier	1	2	—	—	—
	Severance Payment	1,327,500	2,655,000	—	—	—
	Pro Rata STI for Year of Termination	903,275	737,500	—	—	—
	Cash Severance Payment	2,230,775	3,392,500	—	—	—

*	The figures for Mr. Garrard have been converted into dollars at the five-year average exchange rate (2019 — 2023) (£1:$1.2833).

•	Mr. Hess, Mr. Krasner, Ms. Gebauer and Mr. Garrard:

O

Termination Outside of Change in Control Period (Column A) — The Cash Severance Payment amounts shown above reflect the cash severance that each executive would be eligible to receive under the Executive Severance Plans for an Involuntary Termination (or a Qualifying Termination in the case of Mr. Krasner per the terms of his offer letter) occurring prior to the 6-month period preceding a “change in control” or after the 24-month period following a “change in control,” which is equal to: (i) two times the sum of annual base salary and target STI award (payable in installments over 24 months) for Mr. Hess and (ii) the sum of annual base salary and target STI award (payable in installments over 12 months) for the other NEOs.

O

Termination During Change in Control Period (Column B) — The Cash Severance Payment amounts shown above reflect the cash severance that each executive would be eligible to receive under the Executive Severance Plans for a Qualifying Termination occurring during the period commencing 6 months prior to a “change in control” and ending 24 months following a “change in control,” which includes: (i) cash severance equal to three times the sum of annual base salary and target STI award (payable in lump sum) and a pro-rata portion of the STI award for the year of termination (based on actual performance) for Mr. Hess and (ii) cash severance equal to two times the sum of annual base salary and target STI award (payable in lump sum) and a pro-rata portion of the STI award for the year of termination (based on actual performance) for the other NEOs.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	91

Compensation Tables (continued)

•

Mr. Furman — The Cash Severance Payment shown in Column A above reflects the severance that he would be entitled to receive pursuant to his employment agreement for termination without “good cause” or resignation for “good reason,” including: (i) cash severance of $1,327,500 (equal to the sum of his annual base salary and target STI award) payable in installments over 12 months and (ii) a pro-rata portion of his STI award for the year of termination based on actual performance in the amount of $903,275. The Cash Severance Payment shown in Column B above reflects the severance that he would be entitled to receive pursuant to his employment agreement for termination without “good cause” or resignation for “good reason” within 24 months following a “change in control,” including: (i) a lump sum cash severance payment of $2,655,000 (equal to two times the sum of his annual base salary and target STI award) and (ii) a pro-rata portion of his STI award for the year of termination based on target performance in the amount of $737,500.

(2) Perquisites / Benefits

The Perquisites / Benefits amounts shown in Columns A and B above for Mr. Hess, Mr. Krasner and Ms. Gebauer reflect the estimated value of continued group healthcare coverage that each executive would be entitled to under the U.S. Executive Severance Plan. Under the plan, for (i) an Involuntary Termination (or a Qualifying Termination in the case of Mr. Krasner per the terms of his offer letter) occurring prior to the 6-month period preceding a “change in control” or after the 24-month period following a “change in control” or (ii) a Qualifying Termination occurring during the period commencing 6 months prior to a “change in control” and ending 24 months following a “change in control,” each executive would be entitled to the cost of the entire amount of the COBRA premiums for the continuation of group healthcare coverage for the participant and the participant’s eligible dependents under the Company’s group medical and dental plans for (a) up to 24 months following the date of termination for Mr. Hess and (b) up to 18 months following the date of termination for Mr. Krasner and Ms. Gebauer. The values above reflect the estimated maximum COBRA subsidy (equal to the estimated cost of Company contributions for active medical and dental coverage for 24 or 18 months following termination, as applicable) of $42,325 for Mr. Hess, $46,604 for Mr. Krasner and $26,284 for Ms. Gebauer. The Perquisites / Benefits amounts shown above for Mr. Furman reflect the estimated value of continued health benefits per terms of his employment agreement. Mr. Furman’s employment agreement provides for up to 12 months of continued health benefits (an estimated maximum benefit of $27,286).

In addition, upon any termination of employment, the NEOs may be entitled to benefits that are provided generally by the Company to salaried employees, including distributions under the Company’s 401(k) plan, health care benefits, disability benefits and accrued vacation pay.

(3) Accelerated Vesting of Equity Awards

The amounts above reflect the intrinsic value of any unvested RSU and PSU awards held by each NEO that would (or could) have received accelerated vesting treatment in each termination scenario as described below pursuant to the applicable equity award or employment agreement, based on the Company’s closing share price of $241.20, as quoted on the NASDAQ on the last business day of the fiscal year (December 29, 2023). For more information on the NEOs’ outstanding equity awards at December 31, 2023 considered for these calculations, refer to the section entitled “— Outstanding Equity Awards at Fiscal Year-End.”

Termination Outside of Change in Control Period (Column A)

•	2023 LTIP and 2022 LTIP:

O

Mr. Hess, Mr. Krasner, Ms. Gebauer and Mr. Furman — Per terms of the award agreements for the PSUs and RSUs granted under 2023 and 2022 LTIP, in the event of termination without “cause” (or “good cause”) or resignation for “good reason” prior to a “change in control” or after the 24-month period following a “change in control,” each occurring after the first anniversary of the grant date: (i) a pro rata number of PSUs will vest on the original vesting date and (ii) any RSUs that are unvested as of the termination date will be forfeited automatically unless the HCC Committee elects to accelerate

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Compensation Tables (continued)

some or all of the unvested RSUs. The 2023 LTIP awards are assumed to have been forfeited as the one-year minimum vesting requirement would not have been achieved at the termination date. The 2022 LTIP awards reflect the following treatment: (i) for Mr. Krasner and Mr. Furman, the values in Column A reflect the potential value of the pro rata portion of outstanding PSUs under the award (assuming target performance) that could vest on the original vesting date in accordance with the award agreement terms and (ii) for Mr. Hess and Ms. Gebauer (who are eligible for retirement treatment of their outstanding equity awards), it has been assumed that retirement treatment would be applied in this termination scenario to the outstanding PSUs and RSUs under the award, and accordingly, the amounts in Column A reflect the potential value of outstanding PSUs (assuming target performance) and RSUs that could continue to vest on the original vesting dates, in accordance with retirement treatment.

O

Mr. Garrard — Mr. Garrard’s enhanced termination provisions provide for (i) automatic continued full vesting of PSUs granted under the 2023 LTIP (with no minimum service requirement) and 2022 LTIP on the original vesting dates, based on actual performance and (ii) automatic continued full vesting of RSUs granted under the 2023 and 2022 LTIP. The amounts in Column A reflect (i) the potential value of outstanding PSUs under the 2023 and 2022 LTIP that could vest on the original vesting date for the respective award, assuming target performance, and (ii) the value of outstanding RSUs under the 2023 and 2022 LTIP which would have received full continued vesting.

•

2021 LTIP: Per terms of the award agreement for 2021 LTIP PSUs (and the termination provisions in Mr. Furman’s employment agreement), in the event of termination without “cause” (or “good cause”) or resignation for “good reason” prior to a “change in control” or after the 24-month period following a “change in control,” one year of additional service credit will be applied. If, after giving effect to this additional service credit, the executive would have been employed through the vesting date, the executive will vest in the PSUs with respect to the earned performance shares. For Mr. Hess, Ms. Gebauer, Mr. Garrard and Mr. Furman, the amounts in Column A reflect the value of outstanding PSUs granted under 2021 LTIP (based on actual performance) which would have received full acceleration in this scenario in accordance with the above.

•	Other RSU Awards:

O

Mr. Krasner — The amount in Column A reflects the value of outstanding RSUs under his sign-on equity award that, pursuant to the terms of his offer letter, in the event of a Qualifying Termination (and whether or not a “change in control” occurs), the Company would (i) accelerate the vesting of at the time of his termination, subject to the approval of the HCC Committee; or, in the absence of such approval, (ii) pay him the cash value of based on the share price on the date of his termination.

O

Ms. Gebauer — The outstanding RSUs under Ms. Gebauer’s special RSU award, granted in 2023 with respect to 2022 performance, are subject to a one-year minimum vesting requirement per terms of the award agreement. The outstanding RSUs under this award are assumed to have been forfeited in this scenario, as the one-year minimum vesting requirement would not have been achieved at the termination date.

O

Mr. Garrard — The amount in Column A reflects the potential value of outstanding RSUs under his special RSU award, granted in 2023 with respect to 2022 performance, that pursuant to his enhanced termination provisions, would continue to vest on the original vesting dates.

Termination During Change in Control Period (Column B)

•

2023 LTIP and 2022 LTIP: Per terms of the award agreements for the PSUs and RSUs granted under 2023 and 2022 LTIP, in the event of termination without “cause” (or “good cause”) or resignation for “good reason” within 24 months following a “change in control,” outstanding RSUs and target PSUs would have received automatic full vesting acceleration on the termination date, which is reflected in the amounts in Column B for all NEOs.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	93

Compensation Tables (continued)

•

2021 LTIP: Per terms of the award agreement for 2021 LTIP PSUs (and the termination provisions in Mr. Furman’s employment agreement), in the event of termination without “cause” (or “good cause”) or resignation for “good reason” within 24 months following a “change in control,” the outstanding PSUs under the award as of December 31, 2023 would not have received automatic vesting acceleration. However, the HCC Committee has the discretion to determine the treatment of PSUs upon a “change in control,” including, without limitation, the following: (i) deem the performance conditions relating to all or a portion of the unvested PSUs to be attained; (ii) without regard to whether the PSUs are assumed or substituted by a successor company, accelerate the time-based vesting of all or a portion of the earned performance shares. The amounts in Column B for Mr. Hess, Ms. Gebauer, Mr. Garrard and Mr. Furman reflect the value of outstanding 2021 LTIP PSUs (assuming actual performance determined for the award) that could have received full vesting acceleration at the HCC Committee’s discretion.

•	Other RSU Awards:

O

Mr. Krasner — The amount in Column B reflects the value of outstanding RSUs under his sign-on equity award that, pursuant to the terms of his offer letter, in the event of a Qualifying Termination (and whether or not a “change in control” occurs), the Company would (i) accelerate the vesting of at the time of his termination, subject to the approval of the HCC Committee; or, in the absence of such approval, (ii) pay him the cash value of based on the share price on the date of his termination.

O

Ms. Gebauer and Mr. Garrard — The amounts in Column B for Ms. Gebauer and Mr. Garrard reflect the value of outstanding RSUs under the special RSU award, granted to both NEOs in 2023 with respect to 2022 performance, that pursuant to the terms of the respective award agreement, would have received automatic full vesting treatment at the termination date in this scenario.

Retirement (Column C)

Mr. Hess, Ms. Gebauer and Mr. Garrard would be eligible for retirement treatment of their outstanding equity awards per terms of the respective programs. In the event of the executive’s termination of service on December 31, 2023 and prior to the vesting date due to a “qualifying retirement” (as defined in the applicable award agreements), the RSUs and earned PSUs granted under 2022 LTIP and 2021 LTIP will vest on the respective vesting date, subject to the executive’s compliance with the restrictive covenants and other obligations contemplated in the applicable award agreement. For Mr. Hess and Ms. Gebauer, the RSUs and PSUs granted under the 2023 LTIP would be forfeited as the one-year minimum service requirement would not have been met as of the termination date. Per Mr. Garrard’s enhanced termination provisions, the one-year minimum service requirement is not applicable his 2023 LTIP award and accordingly, the RSUs and earned PSUs granted under his 2023 LTIP award will continue to vest on the respective vesting date. The amounts shown in Column C of the above table are intended to reflect the potential value of outstanding equity awards that each NEO could receive on the respective vesting date for each award, in accordance with retirement treatment (and the enhanced termination provisions for Mr. Garrard), and are based on the following assumptions: (i) target performance for the 2023 LTIP PSUs granted to Mr. Garrard and for the 2022 LTIP PSUs granted to Mr. Hess, Ms. Gebauer and Mr. Garrard and (ii) actual performance determined for the 2021 LTIP PSUs. Note that while the values related to the 2023 and 2022 LTIP PSUs have been estimated at target for purposes of the above table, the actual number of PSUs earned under this award may differ and would be determined following the end of the performance period based on the applicable performance criteria.

Death / Disability (Column D)

•

2023 LTIP and 2022 LTIP: RSUs granted under 2023 and 2022 LTIP would receive automatic full vesting acceleration on the date of termination in this scenario, per terms of the respective award agreement. Earned PSUs granted under 2023 LTIP and 2022 LTIP will continue to vest on the original vesting date in this scenario, per terms of the award agreement. The amounts shown in Column D for all NEOs are intended to reflect the potential value of outstanding PSUs under 2023 and 2022 LTIP that each NEO could receive on the original vesting date, assuming target performance.

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Compensation Tables (continued)

•

2021 LTIP: For outstanding PSUs granted under 2021 LTIP, the amounts in Column D: (i) for Mr. Hess, Ms. Gebauer and Mr. Furman, reflect the potential value of outstanding earned 2021 LTIP PSUs that could have received full vesting acceleration at the HCC Committee’s discretion and (ii) for Mr. Garrard, reflect the potential value of outstanding earned 2021 LTIP PSUs that would continue to vest on the original vesting date, per the terms of his enhanced termination provisions.

•	Other RSU Awards:

O

Mr. Krasner — The amount in Column D reflects the value of outstanding RSUs under his sign-on equity award that could have received full vesting acceleration in this scenario at the HCC Committee’s discretion.

O

Ms. Gebauer and Mr. Garrard — The amounts in Column D for Ms. Gebauer and Mr. Garrard reflect the value of outstanding RSUs under the special RSU award, granted to both NEOs in 2023 with respect to 2022 performance, that pursuant to the terms of the respective award agreement, would have received automatic full vesting treatment at the termination date in this scenario.

All Other Termination Scenarios

In all other termination scenarios, outstanding RSUs and PSUs would not receive automatic vesting acceleration per the terms of the applicable award agreements.

Impact on Present Value of Accumulated Pension Benefits Payable in Certain Termination Scenarios

The account values payable to the NEOs through the Non-Qualified Deferred Compensation Plans are shown in the table in the section entitled “— Non-Qualified Deferred Compensation for the Fiscal Year Ended December 31, 2023” above and would not change based on early retirement, death, disability or a change in control of the Company. The value of benefits payable to the NEOs under the Willis Towers Watson Pension Plan and the Towers Watson SERP outlined above may increase (or decrease) in the event of the early retirement, pre-retirement death or disability of the NEO. Benefits do not become payable under the Willis Towers Watson Pension Plan or the Towers Watson SERP as a result of a change in control of the Company. Using the assumptions employed in the table in the section entitled “— Pension Benefits at 2023 Fiscal Year-End” (the “Pension Benefits Table”), the present value of the pension and disability benefit (as applicable) payable to the NEOs as of December 31, 2023 in the event of early retirement, death or disability is shown in the following table.

Total Present Value as of December 31, 2023 in case of:

Name	Plan	Early Retirement ($) (1)	Increase / (Decrease) from Pension Benefits Table ($)	Pre- Retirement Death ($) (2)	Increase / (Decrease) from Pension Benefits Table ($)	Disability ($) (3)	Increase / (Decrease) from Pension Benefits Table ($)
Carl Hess	WTW Pension Plan	1,896,327	(4,123)	1,600,354	(300,096)	1,767,787	(132,663)
	Towers Watson SERP	3,395,978	146,930	3,396,286	147,238	2,607,230	(641,818)
	Disability	—	—	—	—	1,147,432	1,147,432
	Total	5,292,305	142,807	4,996,640	(152,858)	5,522,449	372,951
Andrew Krasner	WTW Pension Plan	43,923	(797)	41,781	(2,939)	383,118	338,398
	Disability	—	—	—	—	4,029,732	4,029,732
	Total	43,923	(797)	41,781	(2,939)	4,412,850	4,368,130
Julie Gebauer	WTW Pension Plan	1,807,814	7,272	1,133,394	(667,148)	1,744,671	(55,871)
	Towers Watson SERP	5,027,793	(303,768)	5,027,793	(303,768)	4,334,437	(997,123)
	Disability	—	—	—	—	1,148,963	1,148,963
	Total	6,835,607	(296,496)	6,161,187	(970,915)	7,228,071	95,969
Matthew Furman	WTW Pension Plan	151,654	(1,292)	144,012	(8,934)	442,750	289,804
	Disability	—	—	—	—	2,944,746	2,944,746
	Total	151,654	(1,292)	144,012	(8,934)	3,387,496	3,234,550

(1)

The decrease for early retirement compared to the Pension Benefits Table for Mr. Hess in the Willis Towers Watson Pension Plan is because the discount rate used to discount payments under the Pension Benefits

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	95

Compensation Tables (continued)

Table is lower than the early retirement factors at which benefits are reduced to the early retirement age. The increase for early retirement compared to the Pension Benefits Table for Mr. Hess in the Towers Watson SERP is due to the use of a lower lump sum rate which is in effect for immediate terminations than the assumed lump sum rate used for when he assumed to retire for the Pension Benefits Table. The decrease for early retirement compared to the Pension Benefits Table for Ms. Gebauer in the Towers Watson SERP is due to the use of a higher lump sum rate which is in effect for current terminations than the assumed lump sum rate used for when she is assumed to retire for the Pension Benefits Table. The decrease for early retirement compared to the Pension Benefits Table for Messrs. Krasner and Furman in the Willis Towers Watson Pension Plan is because the discount rate used to discount payments under the Pension Benefits Table is lower than the early retirement factors at which benefits are reduced to the early retirement age.

The Willis Towers Watson Pension Plan benefit attributable to the stable value formulas is assumed payable to the NEOs in the same forms of benefit used in determining benefit obligations under ASC-715 at retirement. 50% of the benefit is assumed payable as a lump sum, 26% of the benefit is assumed to be paid as a 100% joint and survivor annuity, 22% of the benefit is assumed to be paid a single life annuity and 2% of the benefit is assumed to be paid as a 10-year certain and continuous annuity. The assumed forms of payment for the Willis Towers Watson Pension Plan benefit payable to Mr. Hess attributable to the legacy Watson Wyatt formula is 50% as a 100% joint and survivor annuity, 45% as a single life annuity and 5% as a 10-year certain and continuous annuity. The assumed forms of payment for benefits from the Willis Towers Watson Plan benefit attributable to the legacy Towers Perrin formulas payable to Ms. Gebauer is 50% as a lump sum with a residual annuity, 25% as a 100% joint and survivor annuity, 22% as a single life annuity and 3% as a 10-year certain and continuous annuity. The stable value and Legacy Watson Wyatt benefits under the Towers Watson SERP are payable as a lump sum six months after retirement. The Legacy Towers Perrin benefits under the Towers Watson SERP are paid in four approximately equal annual installments beginning six months after retirement. Mr. Hess and Ms. Gebauer are currently eligible for early retirement under the terms of the Willis Towers Watson Pension Plan and the Towers Watson SERP.

(2)

In case of death, the stable value benefits earned by all executives from the Willis Towers Watson Pension Plan and Towers Watson SERP become vested and are immediately payable to the NEO’s surviving spouse or beneficiary (six-month delay for benefits from the Towers Watson SERP). 80% of the Willis Towers Watson Pension Plan benefit is assumed to be paid as a lump sum and 20% is assumed to be paid as a single life annuity to the NEO’s surviving spouse or beneficiary. 100% of the Towers Watson SERP benefit is paid as a lump sum.

For Mr. Hess, the legacy Watson Wyatt qualified formula provides a death benefit to the executive’s spouse assuming the executive retired on the date of his death, elected the 100% joint and contingent benefit form and died the next day. The legacy Watson Wyatt formula in the Towers Watson SERP provides a death benefit to the participant’s spouse, or the designated beneficiary of an unmarried participant, payable in a lump sum equal to the amount that would have been payable to the participant if the participant had retired on the date of the participant’s death. This benefit is provided if the participant is early retirement eligible at death and is available to all plan participants with a legacy Watson Wyatt formula benefit. The death benefit is paid six months after death.

For Ms. Gebauer, the legacy Towers Perrin qualified formula provides a death benefit equal to the greater of her cash balance account through December 31, 2007 and the value of the survivor portion of her final average earnings benefit, plus her cash balance account earned from January 1, 2008 through December 31, 2011. The assumed form of payment for the death benefit attributable to the legacy Towers Perrin formulas is 80% as a lump sum and 20% as a single life annuity to the NEO’s surviving spouse or beneficiary. The Towers Watson SERP benefit attributable to the legacy Towers Perrin formulas provides benefits payable upon death equal to the amount that would have been received if terminating employment on the date of death. The Towers Watson SERP death benefit is paid in four approximately equal annual installments beginning six months after the date of death.

The decrease in the Towers Watson SERP benefits for Ms. Gebauer is attributable to the use of a higher lump sum rate which is in effect for current terminations than the assumed lump sum rate used when she is assumed to retire for the Pension Benefits Table. The decrease in the Towers Watson SERP benefits for

96	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Tables (continued)

Mr. Hess is attributable to the use of a higher lump sum rate which is in effect for current terminations than the assumed lump sum rate used for when he is assumed to retire for the Pension Benefits Table.

(3)

In case of disability, executives are eligible for a disability benefit equal to 60% of base salary plus target bonus, subject to a maximum monthly benefit of $30,000. This benefit is payable until age 65 or for at least 12 months, assuming the participant continues to meet the definition of disability. The table shows the value of the temporary disability benefit that would be payable to age 65 along with the pension benefits payable at age 65. Participants also receive continued benefit accruals for pension purposes while on disability. The continued benefit accruals are provided as additional stable value accruals under the plans at the same base pay level prior to their disability. Since the Towers Watson SERP was frozen effective July 1, 2017, future accruals are payable from the WTW Stable Value Excess Plan. Those accruals will be credited as notional shares on a quarterly basis.

The change in present value under the Willis Towers Watson Pension Plan is attributable to continued benefit accruals to age 65, offset by the delay in payment until age 65. Decreases in pension values in the Towers Watson SERP are due to the deferral in payment to age 65 and an increase in the lump sum rate used to calculate benefits compared to the rates used in the Pension Benefits Table.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	97

Compensation Tables
(continued)

2023 Pay Versus Performance
The following table and supporting narrative contain information regarding “compensation actually paid” to our NEOs and the relationship to company performance.
Pay Versus Performance Table

		Compensation Actually Paid to PEO 1 (Hess) ($) (1) (2) (8)	Summary Compensation Table Total for PEO 2 (Haley) ($) (3)	Compensation Actually Paid to PEO 2 (Haley) ($) (2) (3) (8)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (4)	Average Compensation Actually Paid to Non-PEO NEOs ($) (2) (4) (8)	Value of Initial Fixed $100 Investment on December 31, 2019 Based On:		Net Income ($) (6)	Adjusted Net Revenue ($) (7)
Year	Summary Compensation Table Total for PEO 1 (Hess) ($) (1)						Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (5)

2023	12,668,832	17,266,044	N/A	N/A	3,186,370	3,309,249	126	137	1,055	9,466

2022	10,728,900	11,413,081	N/A	N/A	2,777,755	3,077,416	126	118	1,009	8,824

2021	N/A	N/A	20,337,292	14,552,522	3,678,933	2,107,221	121	132	4,222	8,985

2020	N/A	N/A	20,732,005	18,765,840	3,993,331	3,023,132	106	107	996	8,378
Notes:

(1)	Reflects compensation for our Chief Executive Officer, Mr. Hess, who served as our Principal Executive Officer (PEO) in 2022 and 2023.

(2)
“Compensation actually paid” has been calculated in accordance with the rules outlined under Item 402(v)(2) of Regulation S-K. Details of the adjustments made to reported Summary Compensation Table total compensation for 2023 to determine “compensation actually paid” are summarized below in footnote (8).

(3)	Reflects compensation for our former Chief Executive Officer, Mr. Haley, who served as our PEO in 2021 and 2020.

(4)	Reflects compensation for the following non-PEO NEOs:

•	2023 and 2022 : Mr. Krasner, Ms. Gebauer, Mr. Garrard and Mr. Furman

•	2021 : Mr. Krasner, Mr. Burwell, Mr. Hess, Ms. Gebauer and Mr. Furman

•	2020 : Mr. Burwell, Mr. Hess, Ms. Gebauer and Mr. Wickes

(5)	The peer group used for TSR comparisons reflects our compensation benchmarking peer group as disclosed in the CD&A for each year. The peer group comprises the following companies for each year:

•
2023 and 2022
: Aon plc, Arthur J. Gallagher & Co., Automatic Data Processing, Inc., Booz Allen Hamilton Holding Corporation, Cognizant Technology Solutions Corporation, Conduent Incorporated, Fidelity National Financial, Inc., Fidelity National Information Services, Inc., First American Financial Corporation, Fiserv, Inc., Marsh & McLennan Companies, Inc., Principal Financial Group, Inc., Robert Half Inc., S&P Global Inc., The Hartford Financial Services Group, Inc., Unum Group.

•
2021 and 2020
: Aon plc, Arthur J. Gallagher & Co., Automatic Data Processing, Inc., Booz Allen Hamilton Holding Corporation, Cognizant Technology Solutions Corporation, Conduent Incorporated, Fidelity National Financial, Inc., Fidelity National Information Services, Inc., First American Financial Corporation, Fiserv, Inc., Marsh & McLennan Companies, Inc., Nielsen Holdings plc, Principal Financial Group, Inc., Robert Half Inc., S&P Global Inc., The Hartford Financial Services Group, Inc., Unum Group.

The only change in the peer group between 2023 and 2022 and the prior two years is the removal of Nielsen Holdings plc, which ceased trading during the year. As a result of this, it is not possible to calculate TSR for the 2020 and 2021 group in 2022 and 2023, given no data for Nielsen Holdings plc is available.

98	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Tables
(continued)

(6)	Reflects WTW’s consolidated reported net income in millions, calculated on a GAAP basis, as reported in our Annual Report on Form 10-K for the relevant year.

(7)
Adjusted Net Revenue, reported in millions, has been designated as the “Company-Selected Measure” for 2023, in accordance with SEC rules. Adjusted Net Revenue, which is a non-GAAP measure, is the Company’s reported revenue on a U.S. GAAP basis for the fiscal year ended December 31, 2023, excluding the impact of acquisitions during the same period.

(8)	The following adjustments were made to Summary Compensation Table total compensation to determine “compensation actually paid” for our NEOs:

	2023
Adjustments	PEO ($)	Other NEO Average ($)
Summary Compensation Table Total	12,668,832	3,186,370
Deduction for amount reported in “Share Awards” column of the Summary Compensation Table	(8,499,764)	(1,336,766)
Addition of fair value at fiscal year (FY) end, of equity awards granted during the FY that remained outstanding (a)	11,799,950	1,820,795
Addition or deduction of change in fair value at FY end versus prior FY end for awards granted in prior FY that remained outstanding (a)	1,285,381	(76,705)
Deduction of change in fair value at vesting date versus prior FY end for awards granted in prior FY that vested during the FY (a)	(112,103)	(327,380)
Addition in respect of any dividends or other earnings paid during applicable FY prior to vesting date of underlying award	244,558	43,719
Deduction for values reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table	(156,923)	(15,329)
Addition for the Service Cost attributable to services rendered during the FY (b)	36,113	14,545
Compensation Actually Paid	17,266,044	3,309,249

(a)
The equity awards included above comprise PSUs and RSUs granted from 2020 through 2023. The fair values of the equity awards were calculated using valuation assumptions that materially differ from those disclosed at the time of grant, including: (1) the fair value of RSU awards was calculated using the closing price of our common shares as of the last day of the applicable year or on the date of vesting, as applicable; (2) the fair value of PSU awards was estimated using the closing price of our common shares as of the last day of the applicable year and adjusted for management’s estimate of performance as of the end of the year.

(b)
For disclosures of all significant assumptions used by the Willis Towers Watson Pension Plan for U.S. employees, please refer to our consolidated financial statements including in our Annual Report on Form 10-K for the year ended December 31, 2023. The table below provides a limited summary of the assumptions used to determine service costs for the purposes of “compensation actually paid”:

Year	Effective Discount Rate	Assumed Salary Increase Rate

2023	5.48%	4.25%
Compensation Actually Paid Versus Company Performance
The following charts provide a visual depiction of the relationships between “compensation actually paid” to our PEOs, and the average for our non-PEO NEOs, to aspects of WTW’s financial performance. As noted above, our PEO in 2020 and 2021 was Mr. Haley, and in 2022 and 2023 was Mr. Hess. As described in greater detail in the section entitled “Executive Compensation: Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a pay-for-performance philosophy. The Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	99

Compensation Tables
(continued)

accordance with SEC rules, the Company is providing the following graphs to illustrate the relationships between information presented in the Pay Versus Performance table. Net Income on a GAAP basis for 2021 included a one-time payment that the Company received as a result of the termination of the proposed Aon plc transaction.
Compensation Actually Paid Versus Company and Peer TSR

Compensation Actually Paid Versus GAAP Net Income

100	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Tables
(continued)

Compensation Actually Paid Versus Adjusted Net Revenue

Tabular List of Company Performance Measures
The following table alphabetically lists the measures we believe are most important in linking compensation actually paid to company performance during 2023.

Tabular List of Most Important Measures

(1) Adjusted EPS

(2) Adjusted EPS Growth

(3) Adjusted Net Revenue

(4) Adjusted Net Revenue Growth

(5) Adjusted Operating Margin

(6) Free Cash Flow

(7) Relative TSR
CEO Pay Ratio
Under the SEC rules (Item 402(u) of Regulation S-K) adopted pursuant to the Dodd-Frank Act of 2010, the Company is required to calculate and disclose the total compensation paid to its median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to the Company’s CEO.
Determining Our Median Employee
We identified our median employee based on our employees as of December 31, 2023. As is permitted under SEC rules, we used “base pay” as our consistently applied compensation measure. We used actual base pay earned during 2023 for hourly workers and we annualized base pay for those who commenced work during 2023.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	101

Compensation Tables
(continued)

The total number of WTW employees as of December 31, 2023 was 48,630. As permitted by SEC rules, we excluded 2,412 non-U.S. employees (representing 4.96% of the total) in 23 jurisdictions, as indicated in the table below. After applying the permitted exclusion, our employee count as of December 31, 2023 was 46,218.

Excluded (4.96% of employees)

• Argentina (219)	• Brunei (4)	• Cameroon (87)	• Colombia (795)

• Costa Rica (93)	• Cote d’Ivoire (147)	• Egypt (106)	• El Salvador (87)

• Ghana (16)	• Gibraltar (4)	• Guatemala (113)	• Honduras (67)

• Mauritius (31)	• Nicaragua (21)	• Nigeria (23)	• Panama (216)

• Republic of Congo (45)	• Senegal (55)	• Serbia (16)	• Uganda (14)

• Ukraine (18)	• Uruguay (85)	• Venezuela (150)
Methodology and Pay Ratio
We then used a valid statistical sampling methodology to determine employees within 5% of the median. From that group, we selected a reasonably representative employee as our median employee.
We then calculated our median employee’s total annual compensation including all elements of compensation required to be included in the Summary Compensation Table. Our estimated median employee’s Summary Compensation Table total compensation was $49,706. Our CEO’s compensation as reported in the Summary Compensation Table was $12,668,832. Therefore, our estimate of CEO pay to median employee pay is 255:1.
We caution shareholders that because the SEC rules allow for companies to adopt various methodologies and exclusions and to make reasonable estimates and assumptions that reflect their compensation practices to identify the median employee and calculate the CEO pay ratio, the pay ratios reported by other companies generally are not comparable to the pay ratio reported above.

102	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 4: Renew the Board’s Existing Authority to Issue Shares under Irish Law

As a matter of Irish company law, the directors of a company may not issue new ordinary or preferred shares unless approved by shareholders. Our current authorization, approved by shareholders at our 2023 AGM will expire on November 17, 2024. We are presenting this Proposal No. 4 to renew the Board’s authority to issue our authorized shares on the terms set forth below.

We understand that it is customary practice for listed companies in Ireland to seek shareholder authority to issue the equivalent of up to 20% of a company’s issued ordinary share capital and for such authority to be limited to a period of 12 to 18 months. Therefore, in accordance with customary practice in Ireland, we are seeking approval to authorize the Board to issue the equivalent of up to 20,451,554 ordinary shares (being equivalent to approximately 20% of the Company’s issued ordinary share capital as of March 25, 2024 (the latest practicable date before this Proxy Statement)) for a period expiring 18 months from the passing of this resolution, unless otherwise varied, revoked or renewed.

Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. This authority is fundamental to our business and, if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. It is important for the Company to be able to issue shares in order to pursue its growth strategy. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this proposal will only grant the Board the authority to issue shares that are already authorized under our Articles of Association upon the terms below. In addition, we note that, because we are a NASDAQ-listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of NASDAQ and the SEC, including those rules that limit our ability to issue shares in specified circumstances. Furthermore, we note that this authorization is required as a matter of Irish law and is not otherwise required for other companies listed on NASDAQ with whom we compete.

The authority, if renewed, would apply to issues of shares and instruments convertible into shares, such as warrants and options. Under Irish law, an ordinary resolution requires the approval of over 50% of the votes of the shareholders cast at a general meeting.

The text of the resolution in respect of this proposal, which is an ordinary resolution, is as follows:

“RESOLVED, that, subject to applicable rules and listing standards of NASDAQ and to applicable rules and regulations of the U.S. Securities and Exchange Commission, the directors be and are hereby generally and unconditionally authorized with effect from the passing of this resolution to exercise all the powers of the Company to allot relevant securities (within the meaning of section 1021 of the Companies Act 2014) up to an aggregate nominal amount of $6,230.26 (being equivalent to 20,451,554 ordinary shares or approximately 20% of the aggregate nominal value of the issued ordinary share capital of the Company as of March 25, 2024 (the latest practicable date before this Proxy Statement)). The authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked by the Company in general meeting and provided that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred by this resolution had not expired.”

The Board of Directors unanimously recommends a vote “FOR” the resolution to renew the Board’s existing authority to issue new ordinary or preferred shares for issuances up to 20% of the Company’s outstanding share capital.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	103

Proposal No. 5: Renew the Board’s Authority to Opt Out of Statutory Pre-emption Rights under Irish Law

Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to its existing shareholders of the company on a pro-rata basis (commonly referred to as the statutory pre-emption right). As our current authority will expire on November 17, 2024, we are presenting this Proposal No. 6 to renew the Board’s authority to opt out of the pre-emption right on the terms set forth below.

We understand that it is customary practice for listed companies in Ireland to seek shareholder authority to waive (or “opt out of”) their statutory pre-emption rights in the event of (i) the issuance of shares for cash in connection with any rights issue; and (ii) the issuance of shares for cash, if the issuance is limited to the equivalent of up to 5% of a company’s issued ordinary share capital (with the possibility of issuing the equivalent of 5% of the company’s issued ordinary share capital provided the company uses it only in connection with an acquisition or specified capital investment which is announced contemporaneously with the issuance, or which has taken place in the preceding six-month period and is disclosed in the announcement of the issue) bringing the total acceptable limit to the equivalent of 10% of the company’s issued ordinary share capital. It is also customary practice for such waiver (or opt-out) to be limited to a period of 12 to 18 months. Therefore, in accordance with customary practice for listed companies in Ireland, we are seeking this authority for a period expiring 18 months from the passing of this resolution, unless otherwise varied, renewed or revoked.

Similar to the authorization sought for Proposal No. 4, granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. This authority is fundamental to our business and, if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this proposal will only grant the Board the authority to issue shares in the manner originally permitted under our Articles of Association upon the terms below. Without this authorization, in each case where we issue shares for cash, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders. This requirement could cause delays in the completion of acquisitions and capital raising for our business. Renewal of this authority would not exempt the Company from applicable NASDAQ requirements to obtain shareholder approval prior to certain share issuances, generally at or greater than 20%.

As required under Irish law, the resolution is a special resolution that requires the affirmative vote of at least 75% of the votes cast.

The text of the resolution in respect of this proposal is as follows:

“RESOLVED, that, as a special resolution, subject to the passing of the resolution in respect of Proposal No. 4 as set out above and with effect from the passing of this resolution, the directors be and are hereby empowered pursuant to section 1023 of the Companies Act 2014 to allot equity securities (as defined in section 1023 of that Act) for cash, pursuant to the authority conferred by Proposal No. 4 as if sub-section (1) of section 1022 of that Act did not apply to any such allotment, provided that this power shall be limited to:

(a) the allotment of equity securities in connection with a rights issue in favor of the holders of ordinary shares (including rights to subscribe for, or convert into, ordinary shares) where the equity securities respectively attributable to the interests of such holders are proportional (as nearly as may be) to the respective numbers of ordinary shares held by them (but subject to such exclusions or other arrangements as the directors may deem necessary or expedient to deal with fractional entitlements that would otherwise arise, or with legal or practical problems under the laws of, or the requirements of any recognized regulatory body or any stock exchange in, any territory, or otherwise);

104	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 5: Renew the Board’s Authority to Opt Out of Statutory Pre-emption Rights under Irish Law (continued)

(b) the allotment (otherwise than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal value of $3,115.13 (10,225,777 shares) (being equivalent to approximately 10% of the aggregate nominal value of the issued ordinary share capital of the Company as of March 25, 2024 (the latest practicable date before this Proxy Statement)) provided that, with respect to 5,112,888 of such shares, (being equivalent to approximately 5% of the aggregate nominal value of the issued ordinary share capital), such allotment must be for the purposes referred to in the proxy statement; and

(c) the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”

The Board of Directors unanimously recommends a vote “FOR” the resolution to renew the Board’s existing authority to opt out of statutory pre-emption rights under Irish law.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	105

Additional Information

Security Ownership of Certain Beneficial Owners and Management

The following tables show the number of shares beneficially owned:

•	by each shareholder who is known to beneficially own 5% or more of our outstanding shares;

•	by each of our current directors and director nominees;

•	by each NEO listed in the Summary Compensation Table; and

•	by each of our current directors, director nominees and executive officers as a group.

The amounts and percentages of our shares beneficially owned are reported in accordance with Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of that security, or investment power, which includes the power to dispose of or to direct the disposition of that security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days following March 25, 2024 (i.e., May 24, 2024). Also, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest.

5% Beneficial Owners

Name and Address	Number of Shares Beneficially Owned	Percent Beneficially Owned (1)

The Vanguard Group (2) 100 Vanguard Blvd. Malvern, PA 19355	11,617,466	11.36%

BlackRock, Inc. (3) 50 Hudson Yards New York, NY10001	10,399,659	10.17%

Massachusetts Financial Services Company (4) 111 Huntington Avenue Boston, MA 02199	9,670,510	9.46%

First Eagle Investment Management, LLC (5) 1345 Avenue of the Americas New York, NY 10105	5,568,252	5.45%

(1)	Percentage is based on the number of Company shares outstanding as of March 25, 2024.

(2)

The number of shares beneficially owned as of December 29, 2023 is based solely on the Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group. The amount beneficially owned includes: 131,190 shares over which there is shared voting power; 11,177,156 shares over which there is sole dispositive power; and 440,310 shares over which there is shared dispositive power.

(3)

The number of shares beneficially owned as of January 31, 2024 is based solely on the Schedule 13G/A filed with the SEC on February 7, 2024 by BlackRock, Inc. The amount beneficially owned includes 9,618,576 shares over which there is sole voting power and 10,399,659 shares over which there is sole dispositive power.

106	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Additional Information (continued)

(4)

The number of shares beneficially owned as of December 29, 2023 is based solely on the Schedule 13G/A filed with the SEC on February 9, 2024 by Massachusetts Financial Services Company. The amount beneficially owned includes 7,452,538 shares over which there is sole voting power and 9,670,510 shares over which there is sole dispositive power.

(5)

The number of shares beneficially owned as of December 31, 2023 is based solely on the Schedule 13G filed with the SEC on February 8, 2024 by First Eagle Investment Management, LLC. The amount beneficially owned includes 5,192,985 shares over which there is sole voting power and 5,568,252 shares over which there is sole dispositive power.

Directors, Director Nominees, Named Executive Officers and Other Executive Officers

Name and Address (1)	Number of Shares Beneficially Owned (2)	Percent Beneficially Owned

Dame Inga Beale (3)	1,531	*

Fumbi Chima (3)	2,308	*

Stephen Chipman (3)	955	*

Michael Hammond (3)	1,531	*

Carl Hess (4)	62,124	*

Jacqueline Hunt (3)	955	*

Paul Reilly (3) (5)	1,316	*

Michelle Swanback (3)	1,531	*

Paul Thomas (3)	13,030	*

Fredric Tomczyk (3)	955	*

Matthew Furman (6)	29,854	*

Adam Garrard (7)	9,579	*

Julie Gebauer (8)	66,810	*

Andrew Krasner (9)	5,133	*

All of our Current Directors, Director Nominees, Named Executive Officers and Other Executive Officers (19 persons) (10)	220,390	*

*	Less than 1%.

(1)	The address of each of the listed persons is c/o Willis Towers Watson Public Limited Company, Elm Park, Merrion Road, Dublin 4, Ireland.

(2)

The number of shares for which the directors and executive officers are deemed to have a beneficial interest includes shares underlying options that will be exercisable and/or RSUs that will vest on or before May 24, 2024 as indicated in the following notes. These shares, however, are not deemed outstanding for purposes of computing percentage of beneficial ownership of any other person.

(3)

The beneficial ownership of each of the non-employee directors includes time-based RSUs that vest on May 17, 2024 as follows: the ownership of each of Dame Inga Beale, Mr. Chipman, Mr. Hammond, Ms. Hunt, Mr. Reilly, Ms. Swanback and Mr. Tomczyk includes 881 time-based RSUs; Ms. Chima’s ownership includes 1,432 time-based RSUs; and Mr. Thomas’s ownership includes 1,322 time-based RSUs.

(4)	Mr. Hess’s beneficial ownership includes 5,497 time-based RSUs that vest on April 1, 2024.

(5)	Mr. Reilly’s beneficial ownership includes 48 shares indirectly held through a revocable trust.

(6)	Mr. Furman’s beneficial ownership includes 638 time-based RSUs that vest on April 1, 2024.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	107

Additional Information (continued)

(7)	Mr. Garrard’s beneficial ownership includes 1,265 time-based RSUs that vest on April 1, 2024.

(8)	Ms. Gebauer’s beneficial ownership includes 1,292 time-based RSUs that vest on April 1, 2024 and 1,068 shares indirectly held through irrevocable family trusts.

(9)	Mr. Krasner’s beneficial ownership includes 1,155 time-based RSUs that vest on April 1, 2024 and 4,170 shares indirectly held through a revocable trust.

(10)

Includes 2,840 ordinary shares that all named executive officers and other executive officers as a group have or will have the right to acquire pursuant to share awards that will become vested within 60 days following March 25, 2024 (i.e., May 24, 2024). Beneficial ownership does not include the number of PSUs that will become eligible to vest on April 1, 2024 for four executive officers, pursuant to the satisfaction of underlying performance-based requirements, or the number of ordinary shares issuable pursuant to the dividend equivalent right under the terms of their award agreements. The maximum number of PSUs eligible to be earned that are not reflected in the table is 3,285 in the aggregate.

Delinquent Section 16(A) Reports

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC and NASDAQ. Executive officers, directors and such security holders are required by SEC regulation to furnish the Company with copies of all such forms which they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and information provided by the reporting persons, all of the Company’s directors and officers who are subject to Section 16(a) of the Exchange Act made all required filings on time in 2023 and, in prior years, except for one filing with one transaction in 2021 by Adam Garrard involving a de minimis number of shares and as otherwise has been previously disclosed by the Company.

Incorporation by Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Human Capital and Compensation Committee Report” and “Audit and Risk Committee Report,” to the extent permitted by SEC rules shall not be deemed to be so incorporated, unless specifically otherwise provided in such filing.

Information about the Proxy Materials and the 2024 AGM

Why am I receiving these materials?

We are making this Proxy Statement available to you on or around April 4, 2024 because the Board is soliciting your proxy to vote at Willis Towers Watson’s 2024 AGM to be held on Wednesday, May 22, 2024 at 8:00 am IST. The information provided in this Proxy Statement is for your use in deciding how to vote on the proposals described herein.

This Proxy Statement and the below documents are available at www.proxyvote.com and on the Company’s website at www.wtwco.com. You may access the proxy materials and voting instructions via the Internet by following the instructions in the Notice of Internet Availability.

•	Our Notice of the 2024 AGM and Notice of Internet Availability of Proxy Materials;

•	Our Annual Report on Form 10-K, which includes financial statements for the fiscal year ended December 31, 2023; and

•	Our Irish Statutory Accounts for the period ended December 31, 2023, and the reports of the directors and auditors thereon.

108	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Additional Information (continued)

You have the right to request paper copies of the proxy materials, free of charge, regardless of whether you are a record or beneficial owner of shares. Shareholders of record may request paper copies by contacting the Company Secretary or by following the instructions contained in the notice. If you hold shares through brokers, banks or other nominees, you should receive written instructions on how to request paper copies of the proxy materials if you so desire. We recommend that you contact your broker, bank or other nominee if you do not receive these instructions along with the Company’s proxy materials.

Why are there two sets of financial statements covering the same period?

Under applicable U.S. securities laws, we are required to send to you our financial statements for the fiscal year ended December 31, 2023. Under Irish company law, we are also required to provide you with our Irish Statutory Accounts for the year ended December 31, 2023, including the reports of our directors and auditors thereon, which accounts have been prepared in accordance with Irish law. Both sets of financial statements are available at www.proxyvote.com and on the Company’s website at www.wtwco.com and, if you request, a copy will be delivered to you. The Irish Statutory Accounts will also be presented at the 2024 AGM.

Does the Company “household” delivery of proxy materials?

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy materials for those shareholders receiving the proxy materials by mail. This means that only one copy of the proxy materials may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of the proxy materials to you if you send a request to the Company Secretary at corporatesecretary@wtwco.com. If you would like to receive separate copies of the proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company Secretary at (212) 915-8888 or corporatesecretary@wtwco.com.

Who is entitled to vote?

Holders of our shares, as recorded in our share register on March 25, 2024, may vote at the meeting. As of March 25, 2024, the latest practicable date, there were 102,257,774 shares outstanding and entitled to vote. Holders are entitled to one vote per share.

How do proxies work?

The Company’s Board is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting, or at any postponement or adjournment of the meeting, in the manner you direct. You may vote for or against the proposals or abstain from voting. You may also vote for all, some or none of the directors seeking election.

If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares for all proposals in accordance with the recommendations made by the Board.

If your shares are held in an account with a broker, bank or other nominee, this institution is considered the shareholder of record and you are considered the “beneficial shareholder” of those shares. In this case, your broker or bank (or its agent) or other nominee has forwarded the proxy materials and separate voting instructions to you. Because you are not the shareholder of record, you may not vote your shares in person at the AGM unless you obtain a valid proxy from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares in person at the meeting. As the beneficial owner of the shares, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions provided to you with the proxy materials.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	109

Additional Information (continued)

Under relevant NASDAQ rules, if you do not instruct your broker how to vote, your broker will only be able to vote your shares with respect to “routine” matters. The only routine matters are the ratification of the appointment of the Company’s independent auditors (Proposal No. 2) and, under Irish law, the renewal of the Board’s authority to issue shares (Proposal No. 4) and to opt out of statutory pre-emption rights (Proposal No. 5). Broker discretionary voting is not permitted for any of the other proposals because they are “non-routine” matters.

As of the date hereof, we do not know of any other business that will be presented at the meeting. If other business shall properly come before the meeting or any adjournment or postponement thereof, your proxy gives the person or persons named in the proxy the authority to vote on the matter in accordance with the recommendation of our Board.

How do I vote?

We recommend that you vote in advance of the AGM even if you expect to attend in person.

If you are a registered shareholder (i.e., a shareholder who holds shares directly with our transfer agent, Computershare), you can vote through the following ways:

•

Via the Internet: To vote by Internet, go to www.proxyvote.com and use the control number you were provided on your proxy card or Notice of Internet Availability. You will need to follow the instructions on the website.

•

By Mail: If you received a paper copy of the proxy materials in the mail, you may mark, sign, date and mail your proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, before the commencement of the meeting. If you sign and return your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board. If you sign and return your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board.

•

In Person: Attend the AGM in Dublin, Ireland, or send a personal representative with an appropriate proxy to vote by poll card at the meeting. For information on how to attend the AGM, please see “What do I need in order to be admitted to the AGM?” below.

If you are a beneficial shareholder (i.e., your shares are held in the name of a bank, broker or other holder of record, sometimes referred to as holding shares “in street name”), you will receive instructions from the holder of record that you must follow in order to vote your shares. If you wish to vote in person at the AGM, you must obtain a legal proxy from the bank, broker or other holder of record that holds your shares, and bring it, or other evidence of share ownership, with you to the meeting. For further information on how to attend the AGM, please see “What do I need in order to be admitted to the AGM?” below.

If I vote and then want to change or revoke my vote, may I?

If you are a registered shareholder (i.e., a shareholder who holds shares directly with our transfer agent, Computershare), you may revoke your proxy at any time before the meeting by submitting a new proxy with a later date, by a later telephone or Internet vote, by voting in person at the meeting, or by notifying our Company Secretary. Mere attendance at the meeting will not revoke a proxy which was previously submitted to the Company. Written revocations to the Company Secretary should be received by 4:59 a.m. IST on May 22, 2024 and should be directed to corporatesecretary@wtwco.com.

If you are a beneficial shareholder (i.e., your shares are held in the name of a bank, broker or other holder of record, sometimes referred to as holding shares “in street name”), follow the voting instructions provided to you with this Proxy Statement to determine how you may change your vote. Executors, administrators, trustees, guardians, attorneys and other representatives should indicate the capacity in which they are signing and corporations should sign by an authorized officer whose title should be indicated.

110	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Additional Information (continued)

What do I need in order to be admitted to the AGM?

Only the Company’s shareholders, their proxy holders, the Company’s directors, the Company’s auditors and the Company’s guests may attend the meeting.

All shareholders of record on March 25, 2024 may attend the 2024 AGM in person even if such shareholders have already submitted a proxy. For admission to the meeting, shareholders of record must bring proof of identification and address. Those who have beneficial ownership of shares held by a bank, brokerage firm or other nominee should bring account statements or letters from their banks, brokers or other nominee showing that they owned Willis Towers Watson shares as of March 25, 2024.

The AGM will be held at The College Green Hotel, Westmoreland St, Dublin, D02 HR67, Ireland on Wednesday, May 22, 2024. Registration will begin at 7:30 a.m. IST and the meeting will begin at 8:00 a.m. IST.

How may I attend the meeting?

As in previous years, the Company will be holding a physical meeting for its 2024 AGM. We encourage our shareholders to vote by proxy prior to 4:59 a.m. IST on May 22, 2024. With respect to shares held through a Company employee share plan, shareholders must vote by proxy prior to 4:59 a.m. IST on May 18, 2024. Shareholders who are unable to attend the AGM, but would like to ask questions they would have otherwise asked, are encouraged to reach out through other ordinary course channels, including reaching out to the Head of Investor Relations or the Company Secretary.

What is the recommendation of the Board on each proposal scheduled to be voted on at the meeting? How do the Board and executive officers intend to vote with respect to the agenda items?

The Company’s Board recommends that you vote FOR each of the proposals scheduled to be voted on at the meeting and our directors and executive officers have indicated that they intend to vote their shares in accordance with the Board’s recommendations.

Who is paying the costs of soliciting this proxy?

The cost of this proxy solicitation is borne directly by the Company. Morrow Sodali LLC has been retained to assist in the proxy solicitation at a base fee of approximately $15,000 plus expenses. In addition to solicitation of proxies by mail, proxies may be solicited personally, by telephone, by e-mail and by facsimile by the Company’s directors, officers and other employees. Such persons will receive no additional compensation for such services. The Company will also request that brokers and other nominees forward soliciting material to the beneficial owners of shares which are held of record by them, and will pay the necessary expenses.

What is the quorum required for the AGM?

In order to carry on the business of the meeting, we must have a quorum. Under our Articles of Association, a quorum is reached when shareholders holding at least 50% of our issued and outstanding shares are present in person or by proxy and entitled to vote.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	111

Additional Information (continued)

What vote is required for approval of each proposal and what is the effect of broker non-votes and abstentions?

The voting standards applicable to the 2024 AGM are as follows:

Proposal		Vote Requirement

1.	Elect Ten Persons Named in the Accompanying Proxy Statement to Serve as Directors for a One-Year Term until the Next AGM	Majority of votes cast

2.	Ratify the Appointment of the Independent Auditors in an Advisory (Non-binding) Vote and Fix the Independent Auditors’ Remuneration in a Binding Vote	Majority of votes cast

3.	Approve Named Executive Officer Compensation in an Advisory (Non-binding)	Majority of votes cast

4.	Renew the Board’s Existing Authority to Issue Shares under Irish Law	Majority of votes cast

5.	Renew the Board’s Existing Authority to Opt Out of Statutory Pre-emption Right under Irish Law	75% of the votes cast

Abstentions and broker non-votes, though counted for the purposes of determining that a quorum is present, will not be counted as votes cast and therefore will have no effect. A broker non-vote is a proxy submitted by a broker where the broker fails to vote on behalf of a client on a particular matter because the broker was not instructed by the beneficial owner when such instruction is required by NASDAQ with respect to such matter.

Who will count the votes and certify the results?

American Election Services has been appointed as the independent Inspector of Election and will count the votes, determine whether a quorum is present, evaluate the validity of proxies and ballots and certify the results of the voting.

Who is your transfer agent?

Our transfer agent is Computershare. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer shares and similar issues, can be handled by calling toll-free (800) 522-6645 (U.S.) or (201) 680-6578 (outside the U.S.) or by accessing the website at www.computershare.com/investor.

112	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Shareholder and Other Proposals for the 2025 AGM

Deadline for nominations for election to the Board under the Company’s advance notice or proxy access provision:	Between November 5, 2024 and December 5, 2024

Deadline for shareholder proposals under Rule 14a-8 under the Exchange Act for inclusion in the Proxy Statement:	December 5, 2024

Date beyond which the Company is able to confer discretionary authority to vote on shareholder proposals outside of Rule 14a-8 on its appointees:	February 18, 2025

When a shareholder wants to nominate a person for election to the Board at the Company’s Annual General Meeting, the shareholder must provide advance notice to the Company in accordance with our Articles of Association. Notice of shareholder nominations for election at the 2025 Annual General Meeting of Shareholders (whether to be included or not in the Company’s proxy materials for the meeting) must be received by the Company Secretary no earlier than November 5, 2024 and no later than December 5, 2024. Shareholders should consult our Articles of Association for the various procedural, informational and other requirements applicable to such nominations.

A copy of the Company’s Memorandum and Articles of Association can be obtained from the Company Secretary on request or can be found in the “Investor Relations — Corporate Governance” section of our website at www.wtwco.com. A shareholder may also propose an individual to the Governance Committee for its consideration as a nominee for election to the Board by writing to the Company Secretary at corporatesecretary@wtwco.com.

The Governance Committee will consider the shareholder’s nominee proposal in accordance with the selection process and specific qualification standards as set out in the Company’s Corporate Governance Guidelines.

Shareholders who wish to present a proposal under Rule 14a-8 under the Exchange Act and have it considered for inclusion in the Company’s proxy materials for the 2025 Annual General Meeting of Shareholders must submit such proposal in writing to the Secretary of the Company on or before December 5, 2024.

Shareholders who wish to present a proposal at the 2025 Annual General Meeting that has not been included in the Company’s proxy materials must submit such proposal (other than a nomination for election discussed above) in writing to the Company Secretary. If such notice is received by the Secretary on or after February 18, 2025, SEC rules permit the Company to confer discretionary authority to vote on such proposals on persons appointed as proxies on behalf of the Company.

The Company’s Articles of Association and the 2014 Act contain further requirements relating to the timing and content of the notice which shareholders must provide to the Company for any nomination or matter to be properly presented at a shareholders’ meeting.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	113

Disclaimer Regarding Forward-Looking Statements

We have included in this document “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate may occur in the future, including such things as: our outlook; the potential impact of natural or man-made disasters like health pandemics and other world health crises; future capital expenditures; ongoing working capital efforts; future share repurchases; financial results (including our revenue, costs or margins) and the impact of changes to tax laws on our financial results; existing and evolving business strategies and acquisitions and dispositions, including our completed sale of Willis Re to Arthur J. Gallagher & Co. (“Gallagher”) and transitional arrangements related thereto; demand for our services and competitive strengths; strategic goals; the benefits of new initiatives; growth of our business and operations; the sustained health of our product, service, transaction, client, and talent assessment and management pipelines; our ability to successfully manage ongoing leadership, organizational and technology changes, including investments in improving systems and processes; our ability to implement and realize anticipated benefits of any cost-savings initiatives including the multi-year operational Transformation program; our recognition of future impairment charges; and plans and references to future successes, including our future financial and operating results, short-term and long-term financial goals, plans, objectives, expectations and intentions, including with respect to free cash flow generation, adjusted net revenue, adjusted operating margin and adjusted earnings per share, are forward-looking statements. Also, when we use words such as “may”, “will”, “would”, “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “continues”, “seek”, “target”, “goal”, “focus”, “probably”, or similar expressions, we are making forward-looking statements. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature.

A number of risks and uncertainties that could cause actual results to differ materially from the results reflected in these forward-looking statements are identified under ‘Risk Factors’ in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and updated subsequent filings with the SEC. These statements are based on assumptions that may not come true and are subject to significant risks and uncertainties.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. With regard to these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against unduly relying on these forward-looking statements.

114	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

C/O PROXY SERVICES

P.O. BOX 9142

FARMINGDALE, NY 11735

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 4:59 a.m. IST on May 22, 2024, or until 4:59 a.m. IST on May 18, 2024 with respect to shares held through a Company employee share plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 4:59 a.m. IST on May 22, 2024, or until 4:59 a.m. IST on May 18, 2024 with respect to shares held through a Company employee share plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V42302-P07964	KEEP THIS PORTION FOR YOUR RECORDS
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

The Board of Directors recommends you vote
FOR the following proposals:	For	Against	Abstain

1. Elect directors.

1a. Dame Inga Beale	☐	☐	☐

1b. Fumbi Chima	☐	☐	☐

1c. Stephen Chipman	☐	☐	☐

1d. Michael Hammond	☐	☐	☐

1e. Carl Hess	☐	☐	☐

1f. Jacqueline Hunt	☐	☐	☐

1g. Paul Reilly	☐	☐	☐

1h. Michelle Swanback	☐	☐	☐

1i. Paul Thomas	☐	☐	☐

1j. Fredric Tomczyk	☐	☐	☐

2.  Ratify, on an advisory basis, the appointment of (i) Deloitte & Touche LLP to audit our financial statements and (ii) Deloitte Ireland LLP to audit our Irish Statutory Accounts, and authorize, in a binding vote, the Board, acting through the Audit and Risk Committee, to fix the independent auditors’ remuneration.

	☐	☐	☐

	For	Against	Abstain

3. Approve, on an advisory basis, the named executive officer compensation.	☐	☐	☐

4. Renew the Board’s existing authority to issue shares under Irish law.	☐	☐	☐

5. Renew the Board’s existing authority to opt out of statutory pre-emption rights under Irish law.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:

The Annual Report on Form 10-K, Notice and Proxy Statement and Irish Statutory Accounts are available at www.proxyvote.com.

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

V42303-P07964

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY FOR THE

2024 ANNUAL GENERAL MEETING OF SHAREHOLDERS ON MAY 22, 2024

The undersigned being a shareholder of Willis Towers Watson Public Limited Company (the “Company”) hereby appoints Mr. Paul Thomas and, if Mr. Paul Thomas is not present, any member of the Board of Directors (the “Board”) and, if a member of the Board is not present, any member of senior management of the Company nominated by the Board, with full power of substitution, for and in the name of the undersigned, to vote all ordinary shares, nominal value U.S. $0.000304635 per share, of the Company, that the undersigned would be entitled to vote if personally present at the 2024 Annual General Meeting of Shareholders, to be held in Dublin, Ireland and at any adjournment or postponement thereof, upon the matters described in the Notice of 2024 Annual General Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, subject to any direction indicated on the reverse side of this card and upon any other business that may properly come before the meeting or any adjournment thereof, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS.

Continued and to be signed on reverse side